[The following constitutes all materials to be sent to prospective investors in Atlas Futures Fund, LP as of August 4, 2000.]

[Cover letter to prospective investor]
                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                              5916 North 300 West
                              Fremont, IN  46737

                                (219) 833-1306
                           facsimile (219) 833-4411


                                                ________________, 2000


Re:   Subscription for Units in Atlas Futures Fund, LP (the
      "Partnership")

Dear Investor,

      Enclosed are two documents, the Partnership's original prospectus dated September 3, 1999 and a supplement to that prospectus dated May 31, 2000.

      The May 31, 2000 supplement has been provided to bring current:

* the Partnership's financials and performance information;

* the table that indicates how profitable the Partnership must be to return your investment after one year;

* the performance of the commodity trading advisor it employs;

* the performance of other funds affiliated with the general partners; and

* the disclosure regarding how investors' subscriptions are used to pay the initial offering and organizational expenses.

      You must read both the Prospectus and the supplement in their entirety before considering an investment in the Partnership's Units.

                                            Very truly yours,



                                            Shira Del Pacult,
                                            individually, and as President of
                                            Ashley Capital Management, Inc.
                                            General Partners


[Prospectus dated September 3, 1999.]

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     Units Of Limited Partnership Interest

                         MINIMUM 700 Units ($700,000)

                     $1,000 per Unit until Minimum is Sold
                and, thereafter, at Month End Net Unit Value(1)

Atlas Futures Fund, Limited Partnership (the "Partnership") is a Delaware limited partnership formed January 12, 1998 which is managed by both Ashley Capital Management, Inc., a Delaware corporation ("Ashley"), and Ms. Shira Del Pacult ("Ms. Pacult"), the general partners (collectively referred to as the "General Partner"). The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A grants full management control to the General Partner including the right, without notice to the Limited Partners, to employ, terminate, and change the equity assigned to independent trading managers ("Commodity Trading Advisors") to select trades. If subscriptions for Seven Hundred
(700) Units ($700,000), (the "Minimum") have not been received and accepted by the General Partner within one year (the "Initial Offering Period") from the effective date of this prospectus (the "Prospectus"), this offering will terminate and all amounts paid by subscribers will be returned in the manner provided in the subscriber's Subscription Agreement. A prospectus to disclose all material information will be delivered to each subscriber either at or before the time of confirmation of the investment in the Units.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10 OF THE PROSPECTUS.

* Futures, commodity option, and forward trading are speculative, volatile and involve a high degree of risk. The investors could lose all, or substantially all, of their investment.

* The Partnership has substantial fixed management fees and commission costs which must be paid without regard to the profits earned by the Partnership. If only the Minimum is sold, the General Partner estimates the Partnership must generate a 24.6% return on investment during its first twelve months of trading to offset expenses and approximately 28.6% to offset both expenses and redemption charges due on Units redeemed as of the twelfth month after they are issued. If both expenses and redemption charges are not offset, investors will not receive any return on their investment. See "Charges to the Partnership".

* The transferability of the Units is restricted and there are limitations on investors' rights to surrender the Units to the Partnership for their Net Unit Value (the "Redemption Rights"). No public market for the Units exists and none is expected to develop. See "No Right To Transfer Units Limited Ability To Realize Return On Investment", and "The Limited Partnership Agreement, Redemptions".

* The Partnership does not expect to make distributions. Limited Partners must rely on their limited right of transfer and redemption to realize a return on their investment. See "No Right To Transfer Units - Limited Ability To Realize Return On Investment", and "The Limited Partnership Agreement, Redemptions".

* If the Partnership does not outperform Fremont Fund, LP, the other public commodity pool of which Ms. Pacult is the principal of its general partner, investors in the Partnership will not receive a return on their investment during the first two years of operation.

* The General Partner may change the CTA and the allocation of equity to the existing and any future CTAs at any time, for any reason, without prior notice to the Limited Partners.

* The General Partner, its principal, and Affiliates have conflicts of interest in regard to the management of the Partnership for the benefit of the investors. See "Conflicts of Interest".

* There are no limits or policies with respect to the amount or nature of the Partnership's trading on foreign exchanges, which puts Partnership equity at greater risk than if trading on foreign exchanges were prohibited or limited.

* Investors will be taxed upon the profits, if any, earned upon their investment in the Partnership without the right to receive a distribution of any such profits. See "Certain Federal Income Tax Aspects".

* The General Partner and its principal have limited experience in the management of commodity pools. See "Risk Factors" and "The General Partner".

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAVE ANY OF THEM CONFIRMED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[Sticker text]
This prospectus has been amended by a supplement dated May 31, 2000, which updates this fund's financials, its performance information, the table that indicates how profitable the fund must be to return your investment after one year, the performance of the commodity trading advisor it employs, and the performance of other funds affiliated with the general partner. It also updates the disclosure regarding how investors' subscriptions are used to pay the initial offering and organizational expenses. You must read both this document and the supplement dated May 31, 2000 in their entirety before considering an investment in the Partnership's Units.

                  Initial Price to   Sales           Proceeds to
                  Public(1)          Commissions(2)  Partnership(3)

Per Limited
Partnership Unit  $1,000             $60             $940
Total Minimum(4)  $700,000           $42,000         $658,000
Total Maximum     $7,000,000         $420,000        $6,580,000

See Notes on page i

                          Futures Investment Company
                   5916 N. 300 West - Fremont, Indiana 46737
                          Telephone:  (219) 833-130

                  The date of this Prospectus is September 3, 1999

NOTES:

(1) Units are initially offered for sale at a fixed value of One Thousand Dollars ($1,000) per Unit, which amount was arbitrarily established by the General Partner. The amount was not based on past or expected earnings and does not represent that the Units have or will have a market value of or could be resold or Redeemed at that price. When the General Partner has received and accepted subscriptions for a face amount, excluding commissions, of six hundred fifty-eight thousand dollars ($658,000), (the "Minimum"), the Partnership will commence trading operations. Until the 700 Units required to reach the Minimum are sold, all cash and subscription documents will be held in a separate escrow account (the "Escrow Account") in the name of the Partnership at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 (the "Escrow Agent"). Any Units which remain unsold at the time the Minimum is reached may be offered for sale, from time to time, in the discretion of the General Partner, at a price equal to the Net Unit Value, as of the effective date of the purchase, which shall be the close of business on the last day of the month of acceptance of the Subscription Agreement. Net Unit Value is a reflection of the per Unit value of the Partnership and is calculated after the end of each month to reflect the results from trading after payment of expenses and fees. No escrow will be utilized for Units sold after the sale of the Minimum and the commencement of trading operations.

The Units are being offered through Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, (219) 833-1306, (the "Selling Agent" or "FIC"), a National Association of Securities Dealers, Inc. ("NASD") registered broker-dealer, on a "best efforts" basis.

(2) See "Plan of Distribution, The Selling Agreement" for information relating to indemnification arrangements with respect to the Selling Agent and any Additional Sellers. Selling commissions of six percent (6%) of the subscription price, subject to waiver at the sole discretion of the General Partner, will be paid to the Selling Agent from the proceeds of subscriptions without regard to the amount invested. The Selling Agent will retain or distribute the sales commissions to the registered representatives of all of the dealers, including Ms. Pacult, one of the general partners, and Affiliates who sold the Units.

(3) Proceeds to the Partnership are calculated before deduction of Offering Expenses, estimated to be a total of $47,000, payable to the General Partner upon the Initial Closing, when the Minimum offering amount has been raised and Escrow funds are released to the Partnership. An additional $5,000 in organizational expenses will be amortized on a straight line method and paid to the General Partner over the first 60 months of the Partnership's operation. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners, in which the initial balance will be the amount the Partner paid for the Partner's Units, to reimburse them for the Offering Expenses they advanced.

(4) Seven Hundred (700) Units ($700,000 less sales commissions of $42,000) (the "Minimum") must be sold before any money will be made paid to the Selling Agent or cash and documents from any of the subscriptions received and deposited to the Escrow Account will be delivered to the Partnership. Once the Minimum is sold, the balance, of up to a maximum of 7,000 Units ($7,000,000), will be sold, until they are either all sold or the General Partner elects to terminate this offering. There has been no promise by the Selling Agent, or any other person, to purchase any Units or any other form of firm underwriting commitment to assure the sale of the Units. The General Partner or the Selling Agent may engage additional registered broker dealers (the "Additional Sellers") to sell Units.

The General Partner may accept or reject subscriptions within five (5) business days of receipt. If a subscription is rejected or if subscriptions for at least seven hundred (700) Units are not accepted during the Initial Offering Period of one year, or any extended Offering Period, all subscriptions will be returned to prospective subscribers as soon as practicable.

At the time trading commences, interest earned on subscriptions held in escrow will be deposited in the Partnership's account and subscriber's will receive additional Units at the rate of $1,000 per Unit (rounded in the case of fractional Units to three decimal points) pro rata equal to the interest earned on their subscriptions, taking into account both the length of time and amount deposited to the Escrow Account. Subscribers whose subscriptions are rejected will be refunded their entire subscription payments together with the interest earned, if any, thereon. Cash from subscriptions held in the Escrow Account will be invested in short-term investments which meet applicable regulatory requirements such as United States Treasury Bills or other comparable interest-bearing instruments which are expected to be liquid, substantially risk-less instruments, with correspondingly low yields.


                     COMMODITY FUTURES TRADING COMMISSION
                          RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 27 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 22.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 10.

      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

         [The balance of this page has been intentionally left blank]

                       NOTICE TO RESIDENTS OF ALL STATES

UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR BEST EFFORTS SELLERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THE SELLING AND ADDITIONAL SELLERS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE PARTNERSHIP.

NO DEALER, SALESMAN, OFFICER, EMPLOYEE OR AGENT OF THE PARTNERSHIP OR THE GENERAL PARTNER AND OR ANY OTHER PERSON HAS BEEN AUTHORIZED, IN CONNECTION WITH THIS OFFERING, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP, THE GENERAL PARTNER, THE SELLING AGENTS, OR ANY OTHER PERSON CONNECTED WITH THIS OFFERING. THIS PROSPECTUS SPEAKS AS OF THE DATE OF ITS ISSUANCE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY UNITS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR PURCHASE IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRE THAT NO COMMODITY POOL OPERATOR MAY SOLICIT, ACCEPT OR RECEIVE FUNDS, SECURITIES OR OTHER PROPERTY FROM A PROSPECTIVE PARTICIPANT IN A COMMODITY POOL WITHOUT FIRST DELIVERING A DISCLOSURE DOCUMENT (THIS "PROSPECTUS") TO SUCH PROSPECTIVE PARTICIPANT. THE GENERAL PARTNER MUST FURNISH ALL PARTNERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS WILL CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION IN REGARD TO THE OPERATION OF THE PARTNERSHIP AND ITS GENERAL PARTNER

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH
HEREIN: ATLAS FUTURES FUND, LIMITED PARTNERSHIP, IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION.

INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF
THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ACCORDINGLY, THE UNITS MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF THE LIMITED PARTNERSHIP AGREEMENT, INCLUDING THE CONSENT OF THE GENERAL PARTNER, AND ONLY IF SUCH UNITS ARE SUBSEQUENTLY REGISTERED OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE SUBSCRIPTION AGREEMENT AND THE CERTIFICATE FOR UNITS, IF ANY, WILL HAVE A LEGEND TO DISCLOSE THAT THE UNITS ARE RESTRICTED FROM SALE OR OTHER TRANSFER WITHOUT PRIOR REGISTRATION OR OTHER LEGAL JUSTIFICATION. NO PUBLIC MARKET EXISTS OR IS EXPECTED TO DEVELOP FOR THE UNITS AND, CONSEQUENTLY, PROSPECTIVE INVESTORS WHO DESIRE LIQUIDITY SHOULD NOT PURCHASE THE UNITS. EACH INVESTOR (PURCHASER OF UNITS) MUST MEET THE FOLLOWING SUITABILITY STANDARDS: (i) AN INVESTOR MUST HAVE (A) HAD AN ANNUAL GROSS INCOME IN EXCESS OF $45,000 IN THE LAST CALENDAR YEAR AND REASONABLY EXPECTS TO HAVE GROSS INCOME IN EXCESS OF $45,000 FOR THE CURRENT YEAR TOGETHER WITH A NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS, AND AUTOMOBILE OF $45,000; OR (B) THE INVESTOR HAS A NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS AND AUTOMOBILE) IN EXCESS OF $150,000; AND (ii) THE INVESTOR IS REPRESENTED BY A PURCHASER REPRESENTATIVE OR OTHERWISE DEMONSTRATES TO THE GENERAL PARTNER SUFFICIENT KNOWLEDGE TO ACCEPT THE RISKS OF THIS INVESTMENT. A GENERAL PARTNERSHIP OR OTHER ENTITY MAKING INVESTMENT MUST MEET THE FINANCIAL SUITABILITY REQUIREMENTS PRESCRIBED FOR NATURAL PERSONS. A QUALIFIED PENSION, PROFIT-SHARING OR KEOGH EMPLOYEE PLAN, THE FIDUCIARY FOR SUCH PLAN, OR THE DONOR OF ANY SUCH PLAN WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE AN INTEREST (THE "UNITS") IN THE PARTNERSHIP MUST MEET THE MINIMUM FINANCIAL SUITABILITY STANDARDS. "ACCREDITED INVESTORS", AS THAT TERM IS DEFINED UNDER REGULATION D OF THE ACT, WHO MEET THE NET INCOME TEST IN (i) ABOVE, ARE DEEMED TO HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROPOSED INVESTMENT AND, AT THE TIME OF INVESTING, CAN AFFORD A COMPLETE LOSS.

THE ACT AND THE SECURITIES LAWS OF CERTAIN STATES GRANT PURCHASERS OF SECURITIES SOLD, EITHER IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS OR WITHIN CERTAIN TIME LIMITATIONS, THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID, PLUS INTEREST. THE GENERAL PARTNER EITHER INTENDS TO REGISTER THE UNITS FOR SALE OR BELIEVES THAT THE OFFERING DESCRIBED IN THIS PROSPECTUS IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS WHICH GRANT THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE PARTNERSHIP WILL CONTEND THAT THE CONTENTS OF THIS PROSPECTUS PROVIDED NOTICE OF SUFFICIENT FACTS TO COMMENCE THE TIME FROM WHICH AN ACTION FOR RESCISSION SHOULD HAVE BEEN BROUGHT. ALSO, SHOULD ANY INVESTOR CONTEND THE OFFER WAS NOT QUALIFIED FOR PRESENTATION OR THE INVESTOR NOT SUITABLE TO MAKE SUCH INVESTMENT, THE GENERAL PARTNER WILL PLEAD RELIANCE UPON THE INFORMATION SUPPLIED BY THE INVESTOR IN THE SUBSCRIPTION DOCUMENTS. INVESTORS ARE TO COMPLETE ALL DOCUMENTS BEFORE SIGNING. NEITHER THE INFORMATION CONTAINED HEREIN, NOR ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY THE PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE FOR THAT INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN LEGAL AND TAX ADVISORS TO ASCERTAIN THE MERITS AND RISKS DESCRIBED HEREIN PRIOR TO SUBSCRIBING TO PURCHASE UNITS IN THE PARTNERSHIP PURSUANT TO THIS OFFERING.

                        VARIOUS SPECIFIC STATE NOTICES

NOTICE TO CALIFORNIA INVESTORS

CALIFORNIA RESIDENTS ARE REQUIRED TO HAVE A LIQUID NET WORTH OF $100,000 AND ANNUAL INCOME OF $50,000 TO BE ABLE TO PURCHASE PARTNERSHIP INTERESTS IN THIS COMMODITY POOL. THE TRANSFER OF THE LIMITED PARTNERSHIP INTERESTS OFFERED AND SOLD PURSUANT TO THIS OFFERING CAN NOT BE RESOLD OR TRANSFERRED WITHOUT PERMISSION OF THE GENERAL PARTNER AND FULFILLMENT OF OTHER TERMS AND CONDITIONS CONTAINED IN THE PARTNERSHIP AGREEMENT. ACCORDINGLY, (a) THE LIMITED PARTNERSHIP, AS ISSUER OF A SECURITY UPON WHICH A RESTRICTION ON TRANSFER HAS BEEN IMPOSED MUST CAUSE A COPY OF RULE 260.141.11 TO BE
DELIVERED TO EACH ISSUEE OR TRANSFEREE OF SUCH SECURITY AT THE TIME THE CERTIFICATE EVIDENCING THE SECURITY IS DELIVERED TO THE ISSUEE OR TRANSFEREE; AND, (b) IT IS UNLAWFUL FOR THE HOLDER OF ANY SUCH SECURITY TO CONSUMMATE A SALE OR TRANSFER OF SUCH SECURITY, OR ANY INTEREST THEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER (UNTIL THIS CONDITION IS REMOVED PURSUANT TO SECTION 260.141.12 OF THESE RULES), EXCEPT AS PROVIDED IN THE CODE. THE CERTIFICATES, WHETHER UPON INITIAL ISSUANCE OR UPON ANY TRANSFER, SHALL BEAR ON THEIR FACE, IN CAPITAL LETTERS OF 10-POINT SIZE, AS FOLLOWS: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA,
EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES".

NOTICE TO MICHIGAN INVESTORS

INVESTORS WHO ARE RESIDENTS OF MICHIGAN ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND TAXABLE ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN A COMMODITY POOL. NET WORTH IN ALL CASES MUST BE CALCULATED EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES. IN ADDITION, NO MORE THAN TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH MAY BE INVESTED IN THIS LIMITED PARTNERSHIP.

NOTICE TO OREGON INVESTORS

INVESTORS WHO ARE RESIDENTS OF OREGON ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO FOREIGN INVESTORS

THE SECURITIES HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND SEVERAL SELECTED STATES. HOWEVER, THE SECURITIES MAY NOT BE OFFERED, SOLD, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION ("UNITED STATES" OR IN CANADA (COLLECTIVELY, "NORTH AMERICA"), OR TO OR FOR THE BENEFIT OF ANY PERSON WHO IS A NATIONAL CITIZEN OR A RESIDENT OR NORMALLY A RESIDENT THEREOF, THE ESTATES OF SUCH A PERSON OR ANY CORPORATION OR OTHER ENTITY CREATED OR ORGANIZED UNDER ANY LAW OF THE UNITED STATES OR CANADA OR ANY POLITICAL SUBDIVISION THEREOF (COLLECTIVELY REFERRED TO AS "NORTH AMERICAN PERSONS") UNLESS (i) THE SECURITIES ARE DULY REGISTERED UNDER THE APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE APPLICABLE STATE ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT, OR (iii) SUCH SECURITIES ARE SOLD ON FOREIGN EXCHANGE IN ACCORDANCE WITH PROCEDURES APPROVED BY SUCH FOREIGN STOCK EXCHANGE.


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                               TABLE OF CONTENTS

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT               ii
NOTICE TO RESIDENTS OF ALL STATES                                            iii
VARIOUS SPECIFIC STATE NOTICES                                               iv
  NOTICE TO CALIFORNIA INVESTORS                                             iv
  NOTICE TO IDAHO INVESTORS                                                  v
  NOTICE TO MICHIGAN INVESTORS                                               v
  NOTICE TO OREGON INVESTORS                                                 v
  NOTICE TO FOREIGN INVESTORS                                                v
PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION                               1
SUMMARY OF THE OFFERING                                                      1
  RISK FACTORS                                                               1
  CONFLICTS OF INTEREST                                                      3
  DIAGRAM OF PARTNERSHIP STRUCTURE & COMMISSIONS ATLAS FUTURES FUND, LIMITED
   PARTNERSHIP                                                               5
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION                6
    Business Objective and Expenses                                        6
    Securities Offered                                                     6
  CHARGES TO THE PARTNERSHIP                                                 6
    Management and Incentive Fees                                          7
    Charges to the Partnership                                             7
  USE OF PROCEEDS                                                            8
  SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY           8
  FEDERAL INCOME TAX ASPECTS                                                 9
    No Legal Opinion As To Certain Material Tax Aspects                    9
  REDEMPTIONS                                                                9
  PLAN FOR SALE OF UNITS                                                     10
  SUBSCRIPTION PROCEDURE                                                     10
RISK FACTORS                                                                 10
  NO PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER                       10
  THE PARTNERSHIP WILL PAY SUBSTANTIAL CHARGES - INVESTORS HAVE LIMITED
   OPPORTUNITY TO REALIZE RETURN ON INVESTMENT                               11
  NO RIGHT TO TRANSFER UNITS - LIMITED ABILITY TO REALIZE RETURN ON
   INVESTMENT                                                                11
  INVESTORS MUST RELY UPON THEIR LIMITED RIGHT OF TRANSFER AND REDEMPTION
   RIGHTS TO REALIZE A RETURN ON THEIR INVESTMENT                            12
  RELIANCE ON THE PRINCIPAL OF THE GENERAL PARTNER COULD BE RESTRICTIVE TO
   PARTNERSHIP ACTIVITIES                                                    12
  GENERAL PARTNER AND CTA TO SERVE OTHER COMPETING BUSINESSES                12
  PARTNERSHIP HAS NO OPERATING HISTORY                                       12
  THE OTHER PARTNERSHIP OF THE PRINCIPAL OF THE GENERAL PARTNER,
   FREMONT FUND, LP, HAS NOT BEEN PROFITABLE                                 13
  CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE                         13
  LIMITED PARTNERS WILL BE TAXED ON PROFITS NOT DISTRIBUTED                  13
  PRESENT TRADE SELECTION METHODS SUBJECT TO SUDDEN ADVERSE CHANGE           13
  GENERAL PARTNER MAY CHANGE CTA AND ITS ALLOCATION OF EQUITY WITHOUT NOTICE 13
  LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT                        13
  COMMODITY FUTURES TRADING IS SPECULATIVE AND VOLATILE - UNITS MAY NOT BE
   REDEEMABLE BEFORE SUBSTANTIAL DEVALUATION OF NET UNIT VALUE               14
  LOW SECURITY DEPOSIT IN RELATION TO PRICE MOVEMENT                         14
  TRADE SELECTION MADE WITHOUT NOTICE TO PARTNERSHIP - PARTNERSHIP MAY BECOME
   DEVALUED BEFORE GENERAL PARTNER IS ABLE TO TAKE REMEDIAL ACTION           14
  PARTNERSHIP COULD LOSE SUBSTANTIAL ASSETS DUE TO LACK OF MARKET LIQUIDITY  14
  INCREASED TRADING EQUITY TO CTA MAY ADVERSELY AFFECT THEIR PERFORMANCE     15
  MINIMUM AMOUNT OF EQUITY MAY BE INSUFFICIENT FOR PROFITABLE OPERATION      15
  PARTNERSHIP WILL NOT BE COMPENSATED IF PARTNERSHIP ACTIVITY RESULTS IN
   LOWER COMMISSIONS FOR OTHER ACCOUNTS                                      15
  FAILURE OF COMMODITY BROKERS OR BANKS COULD RESULT IN LOSS OF ASSETS       15
  COUNTERPARTY CREDITWORTHINESS MUST BE RELIED UPON IN FOREIGN MARKETS       15
  TRADING ON FOREIGN EXCHANGES INHERENTLY RISKIER THAN U.S. MARKETS          16
  NO RESTRICTIONS ON FOREIGN TRADING PUTS PARTNERSHIP EQUITY AT GREATER RISK 16 TRADING FORWARD CURRENCY CONTRACTS ARE NOT SUBJECT TO U.S. REGULATION AND
   ARE INHERENTLY RISKY                                                      16
  OPTIONS TRADING PUTS MORE PARTNERSHIP CAPITAL AT RISK                      16
  POSITION LIMITS MAY AFFECT PROFIT POTENTIAL                                16
  COMPETITION IS INTENSE                                                     17
  NO ASSURANCE THAT UNITS NECESSARY TO COMMENCE BUSINESS WILL BE SOLD -
   INVESTORS MAY LOSE USE OF INVESTMENT CAPITAL                              17
  COMMENCEMENT OF BUSINESS MAY OCCUR AT SUBOPTIMAL TIME FOR MAXIMIZING
   PROFITS                                                                   17
  CHANGES IN THE SIZE OF THE PARTNERSHIP MAY ADVERSELY AFFECT CTA's ABILITY
   TO TRADE PROFITABLY                                                       17
  FAILURE TO MAINTAIN NET WORTH OF THE GENERAL PARTNER MAY RESULT IN
   SUSPENSION OF TRADING AND SUSTAINED LOSSES                                17
  INABILITY TO MAINTAIN NET WORTH OF GENERAL PARTNER COULD RESULT IN
   POSSIBILITY OF TAXATION AS A CORPORATION                                  18
  GENERAL PARTNER NOT TO ADVISE INVESTORS - INCLUDING RETIREMENT PLAN AND
   IRA PARTICIPANTS                                                          18
  INVESTORS NOT PROTECTED BY THE INVESTMENT COMPANY ACT OF 1940              18
  POSSIBILITY OF AUDIT - PARTNERS MAY BE SUBJECT TO AUDIT AND PENALTIES      18
  GENERAL PARTNER MAY SETTLE IRS CLAIM NOT IN THE BEST INTEREST OF THE
   PARTNERS                                                                  18
  POSSIBLE ADVERSE DETERMINATION BY THE IRS - PARTNERS MAY BE SUBJECT TO
   BACK TAXES AND PENALTIES                                                  18
CONFLICTS OF INTEREST                                                        19
  GENERAL PARTNER, THE CTA, AND THEIR PRINCIPALS MAY PREFERENTIALLY MANAGE
   EQUITY FOR THEMSELVES AND OTHERS                                          19
  POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER MAY LIMIT
   PARTNERS' ABILITY TO CONTROL CERTAIN ISSUES                               19
  GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP    20
  FEES AND CHARGES TO THE PARTNERSHIP NOT NEGOTIATED AND MAY DISCOURAGE
   PROFITABLE TRADING                                                        20
  CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE                         20
  THE PARTNERSHIP MAY ENGAGE MULTIPLE CTAs                                   20
  GENERAL PARTNER MAY DISCOURAGE REDEMPTIONS                                 21
  CTA MAY ENGAGE IN HIGH RISK TRADING TO GENERATE INCENTIVE FEES             21
  IB AFFILIATED WITH THE GENERAL PARTNER WILL RETAIN A SHARE OF THE
   COMMISSIONS AND IS NOT LIKELY TO BE REPLACED                              21
  NO RESOLUTION OF CONFLICTS PROCEDURES                                      21
  INTERESTS OF NAMED EXPERTS AND COUNSEL                                     21
  THE PARTNERSHIP AND FUTURES INVESTMENT COMPANY SHARE THE SAME ADDRESS      21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION                  21
  THE PARTNERSHIP - GENERAL PARTNER - BOOKS AND RECORDS                      21
  THE COMMODITY TRADING ADVISOR                                              22
  THE ADVISORY CONTRACT AND POWER OF ATTORNEY                                22
  BUSINESS OBJECTIVE AND EXPENSES                                            22
  EXPENSES PER UNIT FOR THE FIRST 12-MONTH PERIOD OF OPERATIONS              23
  SECURITIES OFFERED                                                         24
  MANAGEMENT'S DISCUSSION                                                    25
  FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER                            26
  INDEMNIFICATION                                                            26
  RELATIONSHIP WITH THE FCM AND THE IB                                       27
  RELATIONSHIP WITH THE CTA                                                  27
  RISK CONTROL                                                               27
CHARGES TO THE PARTNERSHIP                                                   28
  COMPENSATION OF GENERAL PARTNER                                            28
  MANAGEMENT FEE AND INCENTIVE FEES TO THE CTA                               28
  FEES TO FUTURES COMMISSION MERCHANT AND INTRODUCING BROKER                 29
  ALLOCATION OF COMMISSIONS                                                  29
  OTHER EXPENSES                                                             30
  CHARGES TO THE PARTNERSHIP                                                 30
INVESTOR SUITABILITY                                                         31
POTENTIAL ADVANTAGES                                                         31
  EQUITY MANAGEMENT                                                          31
  INVESTMENT DIVERSIFICATION                                                 31
  LIMITED LIABILITY                                                          31
  ADMINISTRATIVE CONVENIENCE                                                 32
  ACCESS TO THE CTA                                                          32
USE OF PROCEEDS                                                              32
DETERMINATION OF THE OFFERING PRICE                                          32
NO MARKET AND LIMITATION OF RIGHT OF TRANSFER                                33
THE GENERAL PARTNER                                                          33
  IDENTIFICATION                                                             33
  THE PRINCIPAL AND OFFICER OF THE GENERAL PARTNER                           33
  TRADING BY THE GENERAL PARTNER; INTEREST IN THE POOL                       33
NO PRIOR PERFORMANCE AND REGULATORY NOTICE                                   34
TRADING MANAGEMENT                                                           34
  SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY           34
  THE ADVISORY CONTRACT                                                      34
  FREQUENCY OF CTA AND EQUITY REALLOCATIONS                                  34
THE COMMODITY TRADING ADVISOR                                                35
PERFORMANCE RECORD OF FREMONT FUND, LIMITED PARTNERSHIP                      39
THE FUTURES COMMISSION MERCHANT                                              40
FEDERAL INCOME TAX ASPECTS                                                   40
  SCOPE OF TAX PRESENTATION                                                  40
  NO LEGAL OPINION AS TO CERTAIN MATERIAL TAX ASPECTS                        41
  PARTNERSHIP TAX STATUS AND NET WORTH OF THE GENERAL PARTNER                41
  NO IRS RULING                                                              42
  TAX OPINION                                                                42
  PASSIVE LOSS AND UNRELATED BUSINESS INCOME TAXES RULES                     42
  BASIS LOSS LIMITATION                                                      43
  AT-RISK LIMITATION                                                         43
  INCOME AND LOSSES FROM PASSIVE ACTIVITIES                                  43
  ALLOCATION OF PROFITS AND LOSSES                                           43
  TAXATION OF FUTURES AND FORWARD TRANSACTIONS                               43
  SECTION 988 FOREIGN CURRENCY TRANSACTIONS                                  44
  CAPITAL GAIN AND LOSS PROVISIONS                                           44
  BUSINESS FOR PROFIT                                                        44
  SELF-EMPLOYMENT INCOME AND TAX                                             44
  INDIVIDUAL ALTERNATIVE MINIMUM TAX                                         44
  INTEREST RELATED TO TAX EXEMPT OBLIGATIONS                                 45
  NOT A TAX SHELTER                                                          45
  TAXATION OF FOREIGN PARTNERS                                               45
  PARTNERSHIP ENTITY-AUDIT PROVISIONS-PENALTIES                              45
EMPLOYEE BENEFIT, RETIREMENT PLANS AND IRA'S                                 45
THE LIMITED PARTNERSHIP AGREEMENT                                            46
  FORMATION OF THE PARTNERSHIP                                               46
  UNITS                                                                      46
  MANAGEMENT OF PARTNERSHIP AFFAIRS                                          46
  ADDITIONAL OFFERINGS                                                       46
  PARTNERSHIP ACCOUNTING, REPORTS, AND DISTRIBUTIONS                         46
  FEDERAL TAX ALLOCATIONS                                                    47
  TRANSFER OF UNITS ONLY WITH CONSENT OF THE GENERAL PARTNER                 47
  TERMINATION OF THE PARTNERSHIP                                             47
  MEETINGS                                                                   47
  REDEMPTIONS                                                                47
PLAN FOR SALE OF UNITS                                                       48
SUBSCRIPTION PROCEDURE                                                       49
LEGAL MATTERS                                                                49
  LITIGATION AND CLAIMS                                                      49
  LEGAL OPINION                                                              50
EXPERTS                                                                      50
ADDITIONAL INFORMATION                                                       50

FINANCIAL STATEMENTS

A.  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
    Balance Sheet and Income Statement as of and December 31, 1998 Notes to Statement of Financial Condition

B.  ASHLEY CAPITAL MANAGEMENT, INC.
    Balance Sheet and Income Statement as of and December 31, 1998 Notes to Statement of Financial Condition

APPENDIX I  - COMMODITY TERMS AND DEFINITIONS; STATE REGULATORY GLOSSARY

EXHIBIT A  - LIMITED PARTNERSHIP AGREEMENT

EXHIBIT B  - REQUEST FOR REDEMPTION

EXHIBIT C  - SUITABILITY INFORMATION

EXHIBIT D  - SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

EXHIBIT E  - ESCROW AGREEMENT

EXHIBIT F  - INVESTMENT ADVISORY CONTRACT - CLARKE CAPITAL MANAGEMENT, INC.


                PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION

Atlas Futures Fund, Limited Partnership (the "Partnership") is a Delaware limited partnership. Its main business office is 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, (219) 833-1306. It is managed by two general partners (collectively referred to as the "General Partner"): Ashley Capital Management, Inc., a Delaware corporation ("Ashley"), with its main business office at c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901 (302) 697-2139; and, Shira Del Pacult, whose main business office is 5916 N. 300 West, P.O. Box C, Fremont, IN 46737 ("Ms. Pacult"). Ms. Pacult is the sole principal of Ashley Capital Management, Inc. and, therefore, is the sole decision maker of the Partnership. The signature of either Ashley or Ms. Pacult, individually, may bind the Partnership.

The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A grants full management control to the General Partner including the right to employ independent trading managers ("Commodity Trading Advisors") to select trades. The other Exhibits and Appendices listed in the Index are included as part of this bound prospectus. The objective of the Partnership is substantial capital appreciation with controlled volatility. There can be no assurance that the Partnership will achieve its objectives or avoid substantial losses.

The General Partner has no prior experience in the management of a commodity pool, however, Ms. Pacult has been engaged in supervision of individual managed commodity accounts for over 18 years and is the principal of the general partner of two other commodity pools, one public, Fremont Fund, Limited Partnership and the other private, Auburn Fund, Limited Partnership. See "Description of the General Partner".

The Partnership hereby offers to sell $7,000,000 of units of limited partnership interest (the "Units") under the terms and conditions described herein. The Units are initially offered at a value arbitrarily established by the General Partner at One Thousand Dollars ($1,000) per Unit, with a minimum purchase, per investor, of 25 Units ($25,000); provided, however, the General Partner, in its sole discretion, may reduce the minimum purchase to $5,000 in Units, or more.

Funds with respect to subscriptions received prior to the commencement of trading operations by the Partnership (and not rejected by the General Partner) will be deposited and held in a separate escrow account (the "Escrow Account") in the name of the Partnership at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 (the "Escrow Agent"). If subscriptions for Seven Hundred (700) Units ($700,000), (the "Minimum Units") have not been received and accepted by the General Partner within one year (the "Initial Offering Period") from the effective date of this prospectus (the "Prospectus"), this offering will terminate and all amounts paid by subscribers, plus interest and without deduction for any commissions, escrow fees or other costs will be promptly returned in the manner provided in the subscriber's Subscription Agreement. If the General Partner receives and accepts subscriptions for at least the Minimum Units prior to the close of the Initial Offering Period, the money on deposit in the escrow account will be transferred to the Partnership's account, with each Limited Partner account credited with its pro rata share of the interest earned upon the escrow account. The Partnership will commence trading operations and, thereafter, Units may be offered for sale, from time to time, in the sole discretion of the General Partner, at the Net Unit Value computed as of the end of the month in which the subscription agreement was received. Net Unit Value is the per Unit value of the Partnership's Net Assets computed as of the end of each month, after additions for trading profits, if any, and deductions for trading losses, expenses, fees and reserves. If the Minimum Units are sold, this offering shall continue until the earlier of (i) such time as all of the Units offered hereby have been sold, or (ii) such earlier time as the offering is terminated by the General Partner, in its sole discretion.

The transferability of Units is subject to the approval of the General Partner and no trading or market for the Units now exists or is expected to develop on any exchange or over the counter market. Consequently, Units should be purchased for long-term investment only. There also can be no assurance that any or all of the Minimum Units or any additional Units will be sold.

                           SUMMARY OF THE OFFERING

The following summary is qualified, in its entirety, by the more detailed information appearing elsewhere in this Prospectus, in the Exhibits, and other documents identified herein. Reference to subsections in this Prospectus are in quotation marks. Terms with the initial letter capitalized are defined in the Glossary in Appendix I to this Prospectus.

*  RISK FACTORS

An investment in the Partnership is speculative and involves substantial risks. See "Charges to the Partnership", "Risk Factors", "Conflicts of Interest", and Exhibit A.

* The Partnership will be relying upon the General Partner to conduct the main business of the Partnership's affairs. The Limited Partners will not participate in the management of the Partnership, and the General Partner will have absolute discretion over the selection of the CTAs, the allocation of assets, and the commencement and cessation of trading. In that regard, the General Partner has no experience as a commodity pool operator and in conducting such business. Ms. Pacult, one of the general partners, is, however, the principal of a company which serves as the general partner of two other commodity pools. If this Partnership fails to outperform Fremont Fund, LP, one of the other commodity pools of which Ms. Pacult is the principal of its general partner, investors in this Partnership will not receive a return on their investment during the first two years of operation.

* The Limited Partners will have a limited opportunity to realize a return on their investment. This is due to the substantial fees, commissions, and repayment of offering costs to which the Partnership will be subject, which amount to $139,000 during the first year of operation, if the Minimum of $700,000 is raised. The Partnership must earn income of $285.71 per Unit during the first year to permit an investor to redeem a Unit at the original offering price of $1,000. The Partnership does not expect to make distributions, and if it does, those distributions may be subject to being recalled if the Partnership becomes insolvent. Accordingly, the Limited Partners must rely upon their limited rights of transfer and redemption to realize a return on their investment. The Limited Partners will also be subject to redemption fees during the first two years of operation and there are restrictions upon the transfer and redemption procedures.

* Both the General Partner and the CTAs it selects to trade for the Partnership may serve other businesses with competing interests. See "Conflicts of Interest". As Ms. Pacult is also a principal of the Introducing Broker, which receives fixed commissions for payment of brokerage commissions, it would be in Ms. Pacult's interest to select CTAs who minimize the number of trades at the expense of the Partnership. The General Partner may change the CTA and the allocation of equity among the CTAs should additional CTAs be selected, at any time, for any reason, and without prior notice to the Limited Partners. A corporate general partner is required by Federal law to maintain a minimum net worth. If Ms. Pacult resigns as a general partner and the minimum net worth is not maintained by Ashley, the corporate general partner, the Partnership may be forced to suspend trading and suffer adverse tax consequences, in which case it would be expected to experience significant losses. Ashley, however, intends to use its best efforts to qualify the Partnership to be taxed as a partnership and not as a corporation.

* The CTA expects to conduct trades for both itself and other clients, in addition to the Partnership. It is possible for the CTA to experience limitations on the number of positions it may take, therefore not maximizing the profit potential, as a result of taking the same position with several clients' funds. It is also possible for the CTA preferentially to liquidate positions in one account, while other accounts sustain significant losses.

* Futures, commodity options, and forward contract trading are speculative and volatile, and are thus inherently risky. In addition, only a fraction of the commodity contract value is required as a security deposit. Should a trade perform poorly, the Partnership is at risk of a demand for money to cover the balance of the transaction. Such a demand could deplete the Partnership of all its assets. The CTA expects to sell option contracts, which often requires less security deposit. There are also limits placed upon (i) the total number of positions a trader may take; (ii) the total number of positions that may be taken by all traders in a given market as a whole; and (iii) the amount of change in price a given commodity may fluctuate in a given day. Such limits may restrict the profit potential of the Partnership. In addition, it is possible that the CTA may not be able to liquidate a position due to successive daily changes in the price of a commodity reaching their maximum limit. There is no guarantee that Partners will be able to redeem Units before substantial losses are incurred through trading.

* The CTA also expects to trade on foreign markets, which are not regulated by the United States and are thus inherently riskier to trade than U.S. markets. There are no limits or policies with respect to the amount or nature of the Partnership's trading on foreign exchanges, which puts Partnership equity at greater risk than if trading on foreign exchanges were prohibited or limited. Specifically, there would be little recourse to recover trading assets lost as a result of the collapse of a foreign government or private institution. The trades will also be denominated in the currency particular to the foreign location of the trade, and are thus adversely affected by inflation and currency fluctuation. The CTA may also trade forward currency contracts not subject to U.S. regulation, in which there are no limitations on daily price moves or on the number of positions available to be taken. The Partnership's assets are at greater risk by the CTA taking positions on such foreign markets.

* There are also risks inherent to operation of the Partnership, including the intense competition in commodity futures trading, the lack of experience of the General Partner, the right of the CTA to resign without notice, and the fact that trades are executed without notice to the Partnership. The Partnership will be competing with others who may have greater financial and analytical resources at their disposal. Additionally, the General Partner has no experience as a commodity pool operator, though Ms. Pacult is the principal of a company which serves as the general partner of two other commodity pools. The CTA assigned by the General Partner has complete discretion over the execution of trades, and as a result, the Partnership may experience substantial losses before the General Partner is able to take remedial action. The Partnership will also be relying upon the solvency of the commodity brokers and banks which will hold a substantial portion of the Partnership's assets. A failure of one of these entities could result in unrecoverable loss to the Partnership's assets.

* There are several risks to investors due to the amount of capital raised through this offering, the timing of the commencement of business, and the amount of Partnership assets. There is no assurance that the Minimum of $700,000 will be raised through this offering. If it is not, investors will be fully refunded their subscription amount with interest, but will have lost the ability to invest their money during the escrow period. If the Minimum is raised, it may be at an inopportune time to maximize or realize trading profits. Increases or decreases in the amount of trading equity assigned to the CTA may also adversely affect its performance and cause the Partnership to suffer losses.

* There are significant tax issues which present risks to investors. The Limited Partners will be subject to taxes on profits not distributed. The Partnership is currently not taxed as a corporation, but should the IRS rule to the contrary because a limited partner has taken management, the Partnership and its Partners may be subject to higher taxes on profits, as well as possible back taxes, interest, penalties, and an audit. The General Partner also has the power to settle IRS claims on behalf of certain Limited Partners when such settlement may not be in their best interest.

*  Conflicts of Interest

Significant potential and actual conflicts of interest may arise, including:

(i) Ms. Pacult, acting both individually and as the principal of Ashley, and the CTA have the right to manage other commodity pools and/or accounts. They may also engage in trading for their own accounts without making those records available for inspection. It is possible for these persons to trade other accounts preferentially over the Partnership. Additionally, the CTA is limited in the number of simultaneous positions it may take, and may therefore favor accounts which offer greater financial incentives.

(ii) The General Partner, its principal, Ms. Pacult, and their Affiliates may, once the Minimum is sold, purchase enough Units in the Partnership to retain voting control. This may limit the ability of the Limited Partners to achieve a majority vote on such issues as amendment of the Limited Partnership Agreement, change in the basic investment policy of the Partnership, dissolution of the Partnership, or the sale or distribution of the Partnership's assets. The General Partner is not allowed to vote on the issue of its own removal, but it is not likely to voluntarily remove itself as it receives a fixed management fee of 1%.

(iii) An Affiliate of the General Partner will receive the difference between the fixed commissions and the actual round-turn commissions paid from the Partnership's trading activities, creating a disincentive for the General Partner to replace the IB which is Affiliated with it even if such replacement may be in the best interest of the Partnership.

(iv) A 9% fixed commission will be paid to the Introducing Broker (the "IB") Affiliated with the General Partner in lieu of round-turn brokerage commissions which has not been negotiated at arm's length, nor has the 1% management fee paid to the General Partner. It is not likely that the General Partner would remove itself or the IB even if it were in the best interest of the Partnership.

(v) The Selling Agent is Affiliated with Ms. Pacult and, therefore, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

(vi) The General Partner selects the trading advisors for the Partnership and the trading advisors determine the frequency of trading, resulting in a conflict of interest of the General Partner between it selecting trading advisors who will trade to maximize profits rather than to minimize the number of trades; i.e., it is in the best interest of the General Partner to reduce the frequency of trading to maximize the difference between the fixed commission and the share of the fixed commission, after payment of the round-turn commissions, the IB Affiliated with it will receive.

(vii) If the CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. Also, as incentive fees are paid with respect to the individual performance of each CTA, if the General Partner decided to engage multiple CTAs, it is possible for the Partnership to experience a net loss and be required to pay out incentive fees.

(viii) The General Partner has an incentive to discourage redemptions because the IB Affiliated with the General Partner receives a portion of the fixed commissions based on the Net Asset Value (the total assets of the Partnership minus commissions, fees, and other charges) of the Partnership assigned to be traded.

(ix) The CTA is compensated based on a percentage of the profits it generates and thus may have an incentive to engage in ill-advised trades. In addition, each CTA will trade independently of any others selected to trade for the Partnership in the future. Thus, those CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership.

(x) It is extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not result in adverse consequences to the Partnership or the Limited Partners. The General Partner has not established formal procedures, and none are expected to be established in the future, to resolve potential conflicts of interest which may arise.

See "Conflicts of Interest" and "Risk Factors". The following is a diagram of the Partnership structure and summary of commissions received. See "Charges to the Partnership".


         [the balance of this page has been intentionally left blank]


                Diagram of Partnership Structure & Commissions
                    Atlas Futures Fund, Limited Partnership

[Diagram ommitted]


*  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

    *  Business Objective and Expenses

The Partnership will engage in the speculative trading of domestic and foreign commodity futures contracts and options at the direction of the independent Commodity Trading Advisor (the "CTA") it has selected. See "Risk Factors", "Conflicts of Interest", "Use of Proceeds", "The General Partner", "Commodity Trading Advisor", Appendix I and Exhibit A. See, "Experts" and the Financial Statements. The Partnership was organized in January 1998 and, except for the preparation of this Prospectus and the preparation to engage in the commodity trading business, has not yet engaged in business. The principal objective will be to generate increased capital. There can be no assurance that the Partnership can achieve this objective. Distributions of profits, if any, will be made at the sole discretion of the General Partner. The Partnership is subject to substantial charges, regardless of whether profits are earned. If there are no claims, the Partnership must earn approximately a 28.57% return on equity if the Minimum is sold, or a 20.86% return on equity if the Maximum is sold to permit the investor to Redeem a Unit at the sales price of $1,000 at the end of the first year of operation. In addition, Partners will be required to pay Federal, state and local taxes upon income, if any, in the year earned by the Partnership, although there will be no expectations of distributions of income during that, or any other, year. Accordingly, the purchase of Units in the Partnership is intended to be a long-term investment. Neither the General Partner nor any other person has made any promise or guarantee that the Partnership will be profitable or otherwise meet its objectives.

    *  Securities Offered

Atlas Futures Fund, Limited Partnership (the "Partnership") will offer and sell Limited Partnership interests in the Partnership which will have pro rata rights to profit and losses with all other owners equal to their Capital Contribution. The Limited Partners will not be exposed to payment of debts of the Partnership in excess of their subscription amount; provided, however, in the event the Limited Partners were to receive distributions which represent a return of Capital, such distributions, in the event of insolvency of the Partnership, would have to be returned to pay Partnership debts. In addition, these limited partners will have no voice in the day to day management of the Partnership. They will have the right to vote on Partnership matters such as the replacement of the General Partner. These Limited Partnership interests are included in the definition of units (the "Units") which are offered for sale for One Thousand Dollars ($l,000) per Unit. This sales price per Unit was arbitrarily set by the General Partner without regard to expected earnings and does not represent present or projected market or Redemption value. Funds with respect to subscriptions received prior to the commencement of trading operations by the Partnership (and not rejected by the General Partner) will be deposited and held in a separate escrow account (the "Escrow Account") in the name of the Partnership at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 (the "Escrow Agent"). If the General Partner has not accepted subscriptions for the 700 Units (the "Minimum") before the lapse of one year from the date of this Prospectus, (the "Initial Offering Period"), this offering will terminate and all documents and amounts deposited to the Escrow Account by subscribers will be returned, plus interest and without deduction for any commissions, fees or costs. Upon the sale of the Minimum, the Partnership will commence trading. The remaining 6,300 Units will be offered for sale at the Net Unit Value as of the close of trading on the effective date of such purchase, which will be the close on the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and Capital Contribution from the subscriber. No escrow will be utilized for Units sold after the sale of the Minimum. All subscriptions are irrevocable and subscription payments, after the statutory withdrawal period, if any, which are accepted by the General Partner, and either deposited in the Escrow Account or in the Partnership account, may not be withdrawn by subscribers, except through Redemption procedures. Although a maximum of $7,000,000 of Units are offered hereby, the Limited Partnership Agreement authorizes the General Partner to sell additional Units and there is, therefore, no maximum aggregate number or limit to Capital Contributions for Units which may be offered or sold by the Partnership by future offerings. There cannot be any assurance that the Minimum Units or any additional Units will be sold and the General Partner is authorized, in its sole discretion, to terminate this, or any future, offering of Units.

*  CHARGES TO THE PARTNERSHIP

This prospectus discloses all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner and its Affiliates will earn in connection with the offering. The Partnership will pay a fixed amount for brokerage commissions of nine percent (9%) per year, payable monthly upon the assets assigned by the General Partner for trading, to Futures Investment Company, the introducing broker, (the "IB"), Affiliated with Ms. Pacult, for introducing trades through Refco, Inc., the futures commission merchant (the "FCM"). See "The Futures Commission Merchant", "Management's Discussion and Analysis of Financial Condition, Relationship with the FCM and IB", and "Charges to the Partnership, Fees to Futures Commission Merchant and Introducing Broker".
The IB will pay all round-turn brokerage commissions, pit brokerage and other clearing expenses to the FCM, which will act in the normal capacity as a futures commission merchant and will hold the equity assigned by the General Partner for trading and will clear the trades entered by the CTA pursuant to the power of attorney granted by the General Partner to the CTA to trade on behalf of the Partnership. From the 9% paid by the Partnership, the IB will pay six percent (6%) per year to the broker dealers and other duly licensed entities, pro-rated to the value of Units sold, who have facilitated the sale of Units, as trailing commissions, in exchange for services provided to the investors and the Partnership to communicate results to the investors and other similar assistance. See "Charges to the Partnership, Allocation of Commissions".

    *  Management and Incentive Fees

The Partnership will pay a management fee to the General Partner, to be distributed entirely to Ashley, at the annual rate of one percent (1%) of equity in the Partnership payable at the end of each month (1/12 of 1%) (see "Charges to the Partnership, Compensation of the General Partner") and a management fee to the CTA of three percent (3%) per year, payable at the rate of one-quarter of one percent (1/4 of 1%) of the equity allocated to the CTA to trade at the close of each month, which is held in the trading account assigned to it at the futures commission merchant or merchants (see "Charges to the Partnership, Management Fee and Incentive Fees to the CTA"). The Partnership will also pay to the General Partner an allocation of profit, earned in the account assigned to the CTA, of twenty percent (20%) of the New Net Profit. New Net Profit is calculated for each quarterly period that the net value of the trading equity for a CTA as of the end of each quarterly period for each account exceeds the highest previous quarterly net value of the trading equity in that account for that CTA. North American Securities Administrators Association ("NASAA") Guidelines provide that the total management fees based upon the size of the Partnership account not exceed 6% of Net Assets and incentive fees based upon profits earned not exceed 15% of New Net Profits; provided, however, for each 1% reduction in management fees below 6%, the incentive fees may be increased by 2%. The General Partner does not anticipate changing the management and incentive fees; however, under certain circumstances including, but not limited to, the employment of other CTAs, it has reserved the right to raise, without prior notification to the Partners, the current incentive fee to a maximum of 30%, provided that the management fees are correspondingly lowered to 0%. Ashley will be responsible for payment of all incentive fees to the CTA. If the General Partner engages multiple CTAs, it will be possible for one of the CTAs to produce New Net Profit in the account assigned to it and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the quarter or the year. The Partnership also will be obligated to bear certain other periodic operating, fixed, and extra-ordinary expenses of the Partnership including, but not limited to, legal and accounting fees, cost of defense and payment of claims, trading and office expenses, and sales charges. See "Charges to the Partnership, Other Expenses".

    *  Charges to the Partnership

The following table includes all charges to the Partnership.

Entity                         Form of Compensation                            Amount of Compensation

Entity                         Form of Compensation                            Amount of Compensation
General Partner
(Ashley Capital                Management fee                                  1% management fee of Net Asset Value
Management, Inc.,                                                               to Ashley
Shira Del Pacult)
                               Reimbursement of Offering Expenses              Reimbursement to Ashley of Offering
                                                                               Expenses upon the Initial Closing

                               Reimbursement of Organizational Expenses        Reimbursement to Ashley of Organizational
                                                                               Expenses amortized over 60 months

Selling Agents                 Sales Commission                                A one time charge of 6% of Gross Selling
(Futures Investment                                                            Price of Units for Selling Commissions
Company)
                               Trailing Commission                             Trailing Commissions of 6%, paid annually,
                                                                               from the 9% fixed commissions paid to the
                                                                               Introducing Broker

Introducing                    Fixed Commissions                               9% of assets assigned by General Partner for
Broker Affiliated                                                              trading, less costs to trade to FCM and less
with the General                                                               6% trailing commissions paid to Selling
Partner                                                                        Agents which will include persons Affiliated
(Revco, Inc.)                                                                  with the General Partner Futures Commission
                                                                               Merchant

                               Round-turn commissions paid from the fixed      Brokerage Commissions negotiated with the
                               commissions paid by the Partnership             Introducing Broker;

                               Reimbursement of delivery, insurance,           Reimbursement by the Partnership of actual
                               storage and any other charges incidental to     payments to third parties in connection
                               trading and paid to third Parties               with Partnership trading

Commodity Trading Advisors     Fixed Management Fee                            3% per year of the trading equity assigned to
(Clarke Capital                                                                the CTA
Management, Inc.)
                               Incentive Fee                                   20% of the New Net Profits of the account for
                                                                               each quarterly period that the net value of
                                                                               the trading equity at the end of such
                                                                               quarterly period for a CTA exceeds the
                                                                               highest previous quarterly net value of the
                                                                               trading equity for that CTA.

Third Parties                  Legal, accounting fees, and other actual        Estimated at $23,000 for each year after
(The Scott Law Firm,           expenses necessary to the operation of the      the first ($18,000 for accounting and
P.A., Frank L. Sassetti        Partnership, and all claims and other           $5,000 for legal).  Claims and other costs
& Co. & James D. Hepner, CPA)  extraordinary expenses of the Partnership.      can not be estimated and will be paid as
                                                                               incurred.


See "Charges to the Partnership".

*  Use of Proceeds

The gross sales price, less 6% sales commissions (i.e., the net proceeds of the offering, together with the General Partner's Capital Contribution) will be used in the Partnership's business of speculative, high risk trading of commodity futures contracts, inter-bank forward currency contracts, and options upon those contracts. The gross proceeds will be used to reimburse Ashley for the Offering Expenses of $47,000 upon the Initial Closing (break of Escrow). Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the value of the Units of the prior admitted Partners to reimburse them for the Offering Expenses they advanced. No limitations have been placed by the General Partner upon the positions or types of contracts which may be traded by the CTA who will trade for the Partnership. The General Partner has complete authority pursuant to the Partnership Agreement to determine, from time to time, the amount of equity deposited with the FCM and how much is used for other investments and on deposit in bank accounts. Upon the sale of the Minimum, the General Partner expects to deposit 3% of the prior month-end Net Asset Value to a regular checking account in the name of the Partnership to pay current expenses and Redemptions for the next month. The balance will be deposited with the FCM to be available for trading. From 5% to 40% of the Net Asset Value on deposit with the FCM is expected to be committed to margin to hold positions taken by the CTA for the account of the Partnership.

Both Ashley and Ms. Pacult will purchase Units to permit them to each maintain not less than the greater of (i) $25,000 or (ii) one percent (1%) interest in the aggregate Capital Contributions of all Limited Partners (measured at the time of each respective investment). In addition, they may purchase additional Units for the same price established, from time to time, pursuant to the terms of this Offer, without payment of sales commissions.

*  Selection of Commodity Trading Advisors and Allocation of Equity

The General Partner is solely responsible for the selection of the CTAs and the allocation of equity to the CTAs it selects. The General Partner has entered in advisory contract with an independent Commodity Trading Advisor to direct all trading with the commodity broker, Refco, Inc., (the "Futures Commission Merchant"). The Partnership will rely, pursuant to the Advisory Agreement and Power of Attorney attached as Exhibit F, upon Clarke Capital Management, Inc. The General Partner intends to allocate substantially all of the Partnership's net assets as trading equity to the CTA. No additional CTAs are contemplated to be added due to the sale of only the Minimum or the Maximum; provided however, that the General Partner may, in its sole discretion and without notice to the Limited Partners, terminate the existing CTA, select additional CTAs, or change the allocation of equity among the CTAs, should additional CTAs be engaged. If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. If the Partnership engages multiple CTAs, (i) as each CTA would trade independently of the others, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership; and, (ii) as incentive fees are paid with respect to the individual performance of each CTA, it would be possible for the Partnership to experience a net loss and be required to pay out incentive fees. The CTA is not an Affiliate of the General Partner, or Ms. Pacult, nor will the General Partner serve as CTA or select any other CTAs to trade for the Partnership which are Affiliates of it or its principal. See "The Commodity Trading Advisor" for a summary of the CTA's performance information.

*  Federal Income Tax Aspects

Partners must pay tax on any profits during the year earned by the Partnership even though no distributions may have been made during that year. The Partnership pays no income tax and prospective investors must recognize that the actual performance records set forth in this Prospectus do not reflect the taxes payable by investors on their investment. Partners will be taxed on interest income earned by the Partnership even though trading produces losses in excess of such interest income. The Partnership's fiscal year for financial reporting and for tax purposes will be the calendar year. The General Partner expects to delegate to Mr. James Hepner, certified public accountant, the responsibility for the preparation of the Partnership's Form K-1's which is the Internal Revenue Service form which reports the taxable income and loss to each individual Partner and which are included in the Partnership's tax return. Ashley has or will make certain elections on behalf of the Partnership and has been appointed "tax matters partner" in the Limited Partnership Agreement to determine the Partnership's response to an audit and to bind certain Limited Partners to the terms of any settlement. Such settlement may not necessarily be in the best interest of the Limited Partners. The General Partner intends not to treat any part of the incentive profit sharing, brokerage commissions and other ordinary expenses of the Partnership as "investment advisory fees". A change in such treatment could result in the Partners recognizing taxable income despite having incurred a financial loss. No legal opinion will be requested by the Partnership in regard to any tax matter which involves the determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit.

    *  No Legal Opinion As To Certain Material Tax Aspects

No legal opinion will be requested by the Partnership in regard to any State income tax issue. In addition, tax counsel to the Partnership can not opine upon any Federal income tax issue which involves a determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit. For example, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to the operation of the Partnership by the General Partner. Accordingly, investors are encouraged to seek independent tax counsel with regard to these matters. See "Federal Income Tax Aspects".

*  Redemptions

No Partner may redeem or liquidate any Units until six (6) months after the investment in the Partnership. A Limited Partner may thereafter request the Partnership, subject to payment of fees, if applicable, and other conditions, to redeem Units held by such Limited Partner at the Net Unit Value, adjusted to reflect certain reserves and contingencies, as determined at the end of the applicable monthly period. Redemption shall be after all liabilities, contingent, accrued, and reserved, in amounts determined by the General Partner have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value. A Limited Partner desiring to have Units redeemed must provide written notice to the General Partner by 12:00 noon on the tenth calendar day immediately preceding the last business day of the month in which the Units are requested to be redeemed.

Under certain circumstances, the General Partner may honor requests for Redemption only in part and/or suspend Redemptions or delay payment of Redemptions. These circumstances include, but are not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons. The Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default. The General Partner, in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner.

Redemption of Units shall be charged a redemption fee, payable to the Partnership, to be applied first to pay organization costs and, thereafter, to the benefit of the other Partners in proportion to their Capital Accounts, equal to four percent (4%) for all Redemptions effective during the first six
(6) months after commencement of trading. Thereafter, there will be a reduction of one percent (1%) for each six (6) months the investment in the Units remained invested in the Fund after the initial six months; i.e., 7-12 months a Redemption fee of 3%, 12-18 months 2%, 18-24 months 1%, and, thereafter, no redemption fee. Ms. Pacult, acting as the initial Limited Partner, may withdraw from the Partnership at any time without payment of a Redemption fee.

See the Limited Partnership Agreement, Exhibit A, and "The Limited Partnership Agreement, Redemptions". Distributions will be made from the Partnership only in the sole discretion of the General Partner and no such distributions are expected to be made.

*  Plan for sale of units

The Units are being offered and sold through Futures Investment Company ("FIC"), the Affiliated IB of Ms. Pacult, and other broker dealers it, or those the General Partner may select, on a best efforts basis. The selling commission will be six percent (6%) of the gross subscription for all Units sold and be subject to waiver at the sole discretion of the General Partner. See "Subscription Procedure" and "Plan of Distribution". FIC is registered as a broker dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

*  Subscription Procedure

The minimum investment per subscriber in the Partnership is $25,000; however, the General Partner may, in its sole discretion, agree to reduce this amount to no less than the regulatory minimum of $5,000 in Units required to be purchased by each subscriber. All investments are subject to compliance with the minimum suitability standards established by the General Partner and the state of residence of the investor. Unless higher amounts are otherwise specified, an investor must have at least either (i) a minimum net worth (determined exclusive of home, home furnishings, and automobiles) of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (exclusive of home, home furnishings and automobiles). In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units, if the donor or grantor is the fiduciary. In order to purchase Units, an investor must complete, execute, and deliver to the General Partner a Subscription Agreement, see Exhibit D.

                                 RISK FACTORS

Investment in the Units is speculative, involves a high degree of risk, and is suitable only for persons who have no need for liquidity in their investment and who can also afford to lose their entire investment in the Partnership. In addition to the Risk Disclosure Statements at the beginning and in the Summary of this Prospectus, investors should carefully consider the following risks and the conflicts of interests before subscribing for Units. All of these risks and conflicts are present, in different degrees, and without regard to whether the Minimum or the maximum number of Units are sold.

NO PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER

Ashley, one of the general partners of this Partnership, is a recently formed Delaware corporation which has not previously operated a commodity pool or engaged in any other business. In addition, Ms. Pacult, the other general partner, has not individually operated a commodity pool, but is the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership, and a privately offered commodity pool, Auburn Fund, Limited Partnership. Ms. Pacult also has over eighteen years of experience selecting Commodity Trading Advisors to manage individual investor accounts and describing to individual investors how individual managed futures accounts are administered. See "No Prior Performance".

THE PARTNERSHIP WILL PAY SUBSTANTIAL CHARGES - INVESTORS HAVE LIMITED OPPORTUNITY TO REALIZE RETURN ON INVESTMENT

The Partnership is obligated to pay fixed brokerage commissions of nine percent (9%) per year, payable monthly upon the assets assigned by the General Partner for trading, a management fee to the General Partner of one percent (1%) per year of Net Asset Value, payable monthly, and a management fee on the equity assigned to the CTA of 3% per year, payable monthly, plus an estimated $23,000 per year in expenses, ($5,000 in legal expense and $18,000 in accounting and audit charges), together with Offering Expenses estimated to be $47,000 and Organizational Expenses of $5,000, amortized on a straight line method over the first 60 months of the Partnership's operation. Ashley has advanced the Offering Expenses but will be reimbursed for such expenses from the gross proceeds of the Offering from the break of Escrow at the time of the Initial Closing. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced. The Partnership expects to earn interest income. The Partnership must earn income of $285.71 per Unit during the first year to permit an investor to redeem a Unit at the original offering price of $1,000. The Partnership must pay variable operating expenses such as incentive fees to the CTA, telephone, postage, and office supplies, and extra-ordinary expenses, such as claims and defense of claims from brokers, Partners, and other parties. The Partnership expects to pay $139,000.00 if the Minimum ($700,000) is raised, or $958,000.00 if the Maximum ($7,000,000) is raised, in commissions, fees and expenses during the first year of operation. In subsequent years, the Partnership will be subject to commissions, fees and operating expenses of $114,000.00 assuming gross capital of $700,000, or $933,000.00 assuming gross capital of $7,000,000. Assuming all Partnership equity, minus expenses and commissions, is allocated to the CTAs, and assuming further, a return of 20% per year, an additional $22,440 would be paid in incentive fees if the Minimum were raised, and $242,680 would be paid if the Maximum were raised. The Partnership may also be subject to expenses occurring out of the ordinary course of business, such as legal fees due to litigation against the Partnership or an entity which it must indemnify, or other expenses arising from changes in the securities laws.
As these charges are unforeseeable, they cannot be estimated. Also, because the incentive fees will be determined on a quarterly, rather than on an annual basis, and will be paid to the CTA when profitable without regard to total income or loss of the Partnership during the period, the Partnership may be subject to substantial incentive fees in any given twelve (12) consecutive month period despite total losses which produce a decline in the Partnership's Net Assets for any such period. See "Charges to the Partnership". The above charges may make it difficult for investors to redeem their Units at a price equal to or above the purchase price.

NO RIGHT TO TRANSFER UNITS - LIMITED ABILITY TO REALIZE RETURN ON INVESTMENT

Units cannot be assigned, transferred or otherwise encumbered except upon certain conditions, including the consent of the General Partner as set forth in the Limited Partnership Agreement, which also imposes certain conditions and restrictions on the ability of a transferee of a Unit to become a substituted Limited Partner. In no event may an assignment be made or permitted until after two years from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, must retain more than five Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The General Partner shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership, including jeopardizing the status of or causing a termination of the Partnership for Federal income tax purposes or affecting characterizations or treatment of income or loss. See "The Limited Partnership Agreement, No Right to Transfer Without Consent of General Partner" and Exhibit A, "The Limited Partnership Agreement", Article VIII which provides that no transfer of Units may be made without the written approval of the General Partner. See Article VI, paragraph 6.1 and 6.2, of the Limited Partnership Agreement attached as Exhibit A.

Restrictions and conditions are also imposed upon a Partner's right and ability to cause the Partnership to redeem and liquidate the Partner's Units, including approval by the General Partner and certain liquidity conditions. Redemptions may also be honored only in part and/or delayed and/or suspended in certain circumstances. These circumstances include, but are not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons. The Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default. Redemption of Units shall be charged a redemption fee, payable to the Partnership, to be applied first to pay organization costs and, thereafter, to the benefit of the other Partners in proportion to their Capital Accounts, equal to four percent (4%) for all Redemptions effective during the first six
(6) months after commencement of trading. Thereafter, there will be a reduction of one percent (1%) for each six (6) months the investment in the Units remained invested in the Fund after the initial six months. Both Ashley and Ms. Pacult may withdraw from the Partnership at any time after the Minimum number of Units is sold without payment of a Redemption fee. See "The Limited Partnership Agreement, Redemptions". Further, substantial Redemptions of Units could require the Partnership to liquidate positions more rapidly than otherwise desirable in order to raise the necessary cash to fund the Redemptions, and, at the same time, cause a smaller equity base for the Partnership. The absence of buyers or sellers in the market could also make it difficult or impossible to liquidate positions in this circumstance on favorable terms, and may result in further losses to the Partnership which decrease the Net Unit Value of the remaining outstanding Units.

INVESTORS MUST RELY UPON THEIR LIMITED RIGHT OF TRANSFER AND REDEMPTION RIGHTS TO REALIZE A RETURN ON THEIR INVESTMENT

Since there is no assurance that the Partnership will distribute to the Partners any profits the Partnership may experience, the Partners will have to depend on their limited and restricted transfer and Redemption rights to realize their investment in the Units. See "The Limited Partnership Agreement, Redemptions".

RELIANCE ON MS. PACULT COULD BE RESTRICTIVE TO PARTNERSHIP ACTIVITIES

Limited Partners will be relying entirely on the ability of the General Partner to select and to monitor the commodity trading activity of the Partnership, including the CTA and any additional or substituted trading advisors that may be retained in the future. Ms. Pacult is one of the general partners, is the sole principal and officer of Ashley, the other general partner, and is a principal of the IB and the Selling Agent. The Partnership currently has no employees and, therefore, no report of executive compensation is made in this Prospectus. If Ms. Pacult were to become incapacitated or otherwise rendered incapable of performing her duties as a general partner or as principal of Ashley, the Partnership would have to cease operations and trading until a replacement could be found. In addition, a corporate general partner must maintain sufficient net worth to make an offering pursuant to the rules and regulations of certain State Securities Administrators (the "NASAA Guidelines") and to be treated as a partnership for tax purposes by the IRS. Ms. Pacult intends to resign as a general partner once (i) she is no longer a necessary element to maintain the Partnership's tax status as a partnership and not as a corporation and (ii) Ashley has sufficient net assets to meet the NASAA Guidelines to continue to offer Units in the Partnership. Although there can be no assurance that Ashley, as the sole corporate General Partner, will satisfy the IRS "safe harbor" test to permit the Partnership to continue to be taxed as a partnership, before Ms. Pacult resigns, Ashley will secure an opinion of counsel to the effect that sufficient other IRS elements exist to permit the Partnership to continue to be taxed as a partnership and not as a corporation. However, in the event Ashley could not satisfy these requirements, the Partnership would either assume the risk of serious adverse tax consequences or be forced to cease operations and trading.

GENERAL PARTNER AND CTA TO SERVE OTHER COMPETING BUSINESSES

Ashley and Ms. Pacult expect to manage additional pools in the future which may use the CTA (and, thus, similar trading methods as the Partnership) and also use FIC, the IB Affiliated with Ms. Pacult, to enable them to negotiate better terms for clearing and other services. The better terms may produce better results for individual customers of FIC or any other commodity pools which either FIC or the General Partner may undertake to manage. See "Responsibility of the General Partner". Ms. Pacult is also the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership, and a privately offered commodity pool, Auburn Fund, Limited Partnership, which use the same IB as the Partnership. The CTA currently manages other commodity accounts and may manage new or additional deposits to existing accounts, including personal accounts and other commodity pools. Although the CTA intends to use similar trading methods for the Partnership and all other discretionary accounts it manages, it may vary the trading method applicable to the Partnership from that used for other managed accounts. No assurance is given that results of the Partnership's trading will be similar to that of any other accounts which are now, or in the future, concurrently managed by the CTA. See "Risk Factors", "Trading Management", and "The Commodity Trading Advisor".

PARTNERSHIP HAS NO OPERATING HISTORY

As a newly formed commodity pool, the Partnership has no operating history, and therefore no history of generating profits. There is no way to predict the performance of the Partnership. Additionally, the General Partner has no prior experience as a commodity pool operator, though Ms. Pacult is the principal of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. See "Description of the General Partner"; and, "No Prior Operation Experience of the General Partner" in this section.

THE OTHER PARTNERSHIP OF MS. PACULT, FREMONT FUND, LP, HAS NOT BEEN PROFITABLE

If the Partnership does not outperform Fremont Fund, LP, the other public commodity pool of which Ms. Pacult is also the principal of its general partner, investors in the Partnership will not receive a return on their investment during the first two years of operation.

CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE

Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. Specifically, Ms. Pacult is also a principal of Futures Investment Company (FIC), the NFA registered IB and the NASD registered Selling Agent. It would, therefore, be unlikely for the General Partner to replace FIC as the IB as it receives 9% in fixed commissions from the Partnership to pay round-turn brokerage commissions and trailing commissions. It would also be unlikely for the General Partner to dismiss FIC as the Selling Agent as it receives 6% selling commissions from the IB. In addition, due to the Selling Agent's Affiliation with the General Partner, no independent due diligence of the offering will be conducted for the protection of the investors. See "Risk Factors", "Conflicts of Interest", and the Limited Partnership Agreement attached as Exhibit A to this Prospectus.

LIMITED PARTNERS WILL BE TAXED ON PROFITS NOT DISTRIBUTED

The Partnership is not required to make any cash distributions from profits, and the principal objective of the Partnership is to increase capital, not create cash flow. If the Partnership realizes profits for a fiscal year, such profits will be taxable to the Partners in accordance with their distributive share whether or not the profits have been distributed. Distributions to Limited Partners may not equal taxes payable by Partners with respect to Partnership profit. Also, the Partnership might sustain losses offsetting such profit after the end of the year, so a Partner might never receive a distribution in an amount equal to the distributive share of the Partnership's prior year's taxable income. See "Federal Income Tax Aspects" and Exhibit A, the Limited Partnership Agreement.

PRESENT TRADE SELECTION METHODS SUBJECT TO SUDDEN ADVERSE CHANGE

The Partnership will rely, pursuant to the Advisory Agreement and Power of Attorney attached as Exhibit F, upon Clarke, the sole CTA, for the implementation of trading methods and strategies. The Advisory Agreement provides that either the General Partner, or the CTA, may terminate the relationship for any reason without notice to the other or the Limited Partners, and under these circumstances, the General Partner has absolute discretion to choose alternate CTAs. If the services of the CTA becomes unavailable, for any reason, the General Partner will select one or more other trading advisors to trade for the Partnership. No assurance is provided that any other substitute traders or methods will perform profitably or will be retained on as favorable terms as the replaced CTA. In addition, if the CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA.

GENERAL PARTNER MAY CHANGE CTA AND ITS ALLOCATION OF EQUITY WITHOUT NOTICE

The General Partner may change the CTAs and the amount of equity allocated to it at any time, for any reason, and without prior notice to the Limited Partners. As Ms. Pacult is also a principal of the IB which receives a net commission determined by the number of trades made, it would be possible for her to select a CTA based upon the number of trades the CTA makes rather than based upon projected profitability.

LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT

Limited Partners will not participate in the management of the Partnership or in the conduct of its business. To the extent that a Limited Partner would attempt to become involved or identified with the management of the Partnership, such Limited Partner could be deemed a general partner of the Partnership. No such right is conferred upon any Limited Partner by the Partnership Agreement. See Exhibit A, the Limited Partnership Agreement.

COMMODITY FUTURES TRADING IS SPECULATIVE AND VOLATILE - UNITS MAY NOT BE REDEEMABLE BEFORE SUBSTANTIAL DEVALUATION OF NET UNIT VALUE

Commodity futures, forward, and option contract prices are highly volatile. Price movements are influenced by changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates. In addition, governments, exchanges, and other market authorities intervene to influence prices. In addition, notwithstanding that the analysis of the fundamental conditions by the Partnership's trader is correct, prices still may not react as predicted. It is also possible for most of the Partnership's open positions to move against it at the same time. These negative events may occur in connection with changes in price which reach the daily limit beyond which no further trading is permitted until the following day. It is possible for daily limits to be reached in the same direction for successive days. Should this occur and the CTA has taken a position on behalf of the Partnership which is adverse to the daily move in a particular commodity, the Partnership may not be able to exit the position. And when the market reopens, the position could cause a substantial loss to the Partnership. The loss could exceed not only the amount allocated for margin to establish and hold the position but also more than the total amount of equity in the account. Redemption only occurs at the end of the month and is based upon the Net Unit Value at that time. Investors could be prevented from being able to redeem the Units before significant devaluation occurs. See "The Limited Partnership Agreement, Redemptions".

LOW SECURITY DEPOSIT IN RELATION TO PRICE MOVEMENT

The small amount of money to be deposited ("margins") to hold or short a contract relative to its value (typically between 3% and 20% of the value) permit a large percentage gain or loss relative to the size of a commodity account. A small price movement in the value of the contract bought or sold is expected to result in a substantial percentage gain or loss of equity to the Partnership. For example, if at the time of purchase, five percent (5%) of the price of the futures contract is deposited as margin, a five percent (5%) decrease in the value of the position will cause a loss of all of the equity allocated to the trade, which could equal all of the value of the account. In addition, the amount of margin assigned to a trade by the FCM is only a security deposit to hold the position. The loss on a position could be substantially more than the margin deposited and the value of the account.

TRADE SELECTION MADE WITHOUT NOTICE TO PARTNERSHIP - PARTNERSHIP MAY BECOME DEVALUED BEFORE GENERAL PARTNER IS ABLE TO TAKE REMEDIAL ACTION

The CTA will enter trades on behalf of the Partnership directly with the FCM without the prior knowledge or approval of the General Partner of the methods used by the CTA to select the trades, the number of contracts, or the margin required. In addition, the General Partner does not know the prior methods used by the CTA to compile the track record disclosed in this Prospectus which was the basis for the selection of the CTA by the General Partner to trade for the Partnership. Nor does the General Partner know how many times, if any, the trading methods of the CTA have been changed in the past. The General Partner will not be notified of any modifications, additions or deletions to the trading methods and money management principles utilized by the CTA. It is possible for the Partnership to experience sudden and large losses before the General Partner becomes aware of the need to take remedial action.

PARTNERSHIP COULD LOSE SUBSTANTIAL ASSETS DUE TO LACK OF MARKET LIQUIDITY

It is not always possible to execute a buy or sell order, due to market illiquidity. Such illiquidity can be caused by a lack of open interest in the contract, market conditions which produce no persons willing to take a particular side of a trade, or it may be the result of factors like the suspension of trading because of "daily price limits". Most United States commodity exchanges limit movement in a single direction in one trading day by rules referred to as "daily price limits". These limits provide that no trades may be executed at prices beyond the daily limits. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar future occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject it to substantial losses which could exceed the equity on deposit ("margins") for such trades. The inability to liquidate positions could frustrate the trading plan of the CTA and cause losses to the Partnership in excess of the money invested.

INCREASED TRADING EQUITY TO CTA MAY ADVERSELY AFFECT THEIR PERFORMANCE

Commodity Trading Advisors often are unable to adjust to a change in the size of the money they have under management. This is caused by numerous factors including, but not limited to, (i) the difficulty of executing substantially larger trades made necessary by the larger amount of equity under management,
(ii) the restrictive effect of limits imposed by the CFTC on the number of positions that may be taken on certain commodities (Position Limits), or,
(iii) the diminishment of opportunity to Scale in Positions (taking positions at different prices at different times and allocating those positions on a ratable basis when available equity is reduced). See the definitions section, Appendix I, for the full definitions of Position Limits and Scale in Positions. The CTA has not agreed to limit the amount of additional equity that it may manage, and it contemplates managing (and in all likelihood will manage) additional equity. Increased equity generally results in a larger demand for the same futures contract position among the accounts managed by a Commodity Trading Advisor. CTA performance suffers when the total equity available for the CTA to trade increases to a level where the market selected will not permit the placement of a position at the time the CTA selects. The Minimum/Maximum of the Fund is not expected to be the problem. When the CTA is allocated trading equity upon the sale of the Minimum or upon the sale of additional Units, its performance may unexpectedly suffer. Furthermore, a considerable number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of equity under management increases.

MINIMUM AMOUNT OF EQUITY MAY BE INSUFFICIENT FOR PROFITABLE OPERATION

The Partnership will commence trading upon the sale of seven hundred (700) Units. The General Partner has caused the Partnership to accept the risks of trading and payment of Offering Expenses prior to the sale of the total offering. Though the General Partner has used its best judgment to set the Minimum high enough for the Partnership to trade profitably, the Minimum amount of gross subscriptions needed to break escrow ($700,000) after repayment of offering expenses of $52,000 and selling commissions of $42,000, may be insufficient equity to allow the Partnership to sustain substantial losses. However, the General Partner's decision was not motivated by a desire to receive commissions. See "Risk Factors, Increased Trading Equity To CTA May Adversely Affect Their Performance".

PARTNERSHIP WILL NOT BE COMPENSATED IF PARTNERSHIP ACTIVITY RESULTS IN LOWER COMMISSIONS FOR OTHER ACCOUNTS

Ashley and Ms. Pacult have not made agreements with or on behalf of the Partnerships with third parties for the purpose of benefit, directly or indirectly, to either of them; however, the maintenance of the Partnership's Assets with the Partnership's FCM is expected to increase trading activities which may enable the IB Affiliated with Ms. Pacult to negotiate a lower payment to the FCM for clearing the trades of other accounts, including partnerships, presently in existence or established in the future by Ashley or Ms. Pacult or other customers of the IB Affiliated with Ms. Pacult.

FAILURE OF COMMODITY BROKERS OR BANKS COULD RESULT IN LOSS OF ASSETS

If the FCM engaged by the Partnership to execute trades were to become bankrupt, it is possible that the Partnership would be able to recover none or only a small portion of its assets held by such FCM. In addition, those funds deposited in the Partnership's account at a U.S. bank will be insured only up to $100,000 under existing Federal regulations. All insured deposits are subject to delays in payment and amounts on deposit in a single bank in excess of $100,000 would be subject to the risk of total loss.

COUNTERPARTY CREDITWORTHINESS MUST BE RELIED UPON IN FOREIGN MARKETS

The trading of commodities involves the entry of a contract or option to contract for the delivery of goods or money at a future date. The value of the contract or option is directly dependent upon the creditworthiness of the other party to the contract. The CTA selected will engage in trading of commodities on United States Commodity Exchanges, foreign commodity exchanges, and the inter-bank currency markets. The commodity exchange contracts and options traded on United States Exchanges are subject to regulation pursuant to the Commodity Exchange Act and are guaranteed by the credit of the members. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of the contracts and options issued by a particular party or all of the contracts and options of an entire market. In that situation, the CTA could lose the entire value of a position with little recourse to regain any of its value. The CTA expects to manage this risk by trading a widely diversified portfolio of futures markets.

TRADING ON FOREIGN EXCHANGES INHERENTLY RISKIER THAN U.S. MARKETS

The Partnership may trade in futures, forward and option contracts on exchanges located outside the United States where CFTC regulations do not apply, and trading on such exchanges may be subject to greater risks than trading on United States exchanges. The trades will be denominated in the foreign currency at the location of the trade. Accordingly, in addition to the price fluctuation of the position taken, the rate of inflation or other currency related factor may adversely affect the price. Thus, a trader is at greater risk to losing the value of a trade on foreign exchanges than on US exchanges, and may lose a significant portion of its allocated equity for trading.

INVESTORS COULD INCUR SUBSTANTIAL LOSSES FROM THE PARTNERSHIP TRADING ON FOREIGN EXCHANGES TO WHICH THEY WOULD NOT HAVE BEEN SUBJECT HAD THE PARTNERSHIP LIMITED THE TRADING OF ITS CTAs ON BEHALF OF THE PARTNERSHIP TO U.S. MARKETS.

NO RESTRICTIONS ON FOREIGN TRADING PUTS PARTNERSHIP EQUITY AT GREATER RISK

There are no limits or policies with respect to the amount or nature of the Partnership's trading on foreign exchanges. This puts the Partnership's equity and the investor's investment at greater risk than if trading on foreign exchanges were prohibited or limited.

TRADING FORWARD CURRENCY CONTRACTS ARE NOT SUBJECT TO U.S. REGULATION AND ARE INHERENTLY RISKY

The forward contracts are negotiated by the parties without CFTC or other government regulation rather than by the regulated open out-cry method used on United States exchanges. The Partnership may experience credit limitations and other disadvantages during negotiations that may compromise its ability to maximize profits. There are no limitations on daily price moves or position limits in forward contracts, although the principals with which the Partnership may deal in the forward markets may limit the positions available to the Partnership as a consequence of credit considerations. Accordingly, the Partnership is exposed to significant loss without the protective safeguards of the U.S. regulated markets.

OPTIONS TRADING PUTS MORE PARTNERSHIP CAPITAL AT RISK

The Partnership may engage in the trading of options (both puts and calls). No assurance can be given that a liquid market will exist for any particular commodity option or at any particular time after a position is taken. If there is insufficient liquidity in the option market at the time, the Partnership may not be able to buy or sell to offset (liquidate) the positions taken. Options trading allows the trade to be put in place with less equity on deposit to secure the risk of loss. And, therefore, the investor is exposed to the loss of a greater percentage of equity allocated to the trade because of the increased number of positions which can be held as contrasted with futures or physical positions. In the commodities markets the investor puts more capital at risk than the amount committed to margin. The CTA may become subject to a margin call, or the request for the CTA to put more money in its account by the futures commission merchant to cover the losses sustained in a trade. In this situation, the overall performance of the Partnership may suffer due to the money lost on the trade and the possible need for additional equity to cover the margin call.

POSITION LIMITS MAY AFFECT PROFIT POTENTIAL

The CFTC and the United States commodity exchanges have established limits referred to as "Speculative Position Limits" or "Position Limits" (these are different from "daily limits" described above) on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts, except position limits do not presently apply to certain currency futures contracts. No limitations have been placed by the General Partner upon the positions or types of contracts which may be traded by the CTA who will trade for the Partnership. All commodity accounts owned, controlled or managed by the CTA and the advisor's principals will be combined for position limit purposes, to the extent they may be applicable. Thus, the CTA may not be able to hold sufficient positions for the Partnership to maximize the return on a particular trade on behalf of the Partnership due to similar positions taken for other accounts or entities, and the performance of the Partnership may not be as great as it could otherwise be. If the General Partner engages multiple CTAs, each CTA will trade independently of the others, and the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership.

COMPETITION IS INTENSE

Commodity futures trading is highly competitive. The Partnership will be competing with others who may have greater experience, more extensive information about and access to developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources. The greater the experience and financial resources, the better chance an investor has to trade commodities at a profit. The Partnership will be limited by trading without the advantages of a warehouse to take delivery of commodities or a large capital base to hold positions during a period when prices do not perform as expected.

NO ASSURANCE THAT UNITS NECESSARY TO COMMENCE BUSINESS WILL BE SOLD - INVESTORS MAY LOSE USE OF INVESTMENT CAPITAL

Futures Investment Company and other broker dealers selected, if any, have no obligation to purchase Units or otherwise support the price of the Units.
The broker dealer selling agreements obligate the broker dealers to use their best efforts only. See "Subscription Procedure and Plan of Distribution".
If the Minimum is not sold within one year, investors will be promptly refunded the amount of their investment plus interest; however, they will lose the use of that investment capital during the period between the date of the investment to the lapse of the offering period.

COMMENCEMENT OF BUSINESS MAY OCCUR AT SUBOPTIMAL TIME FOR MAXIMIZING PROFITS

Upon the sale of the Minimum, the Partnership will encounter a start-up period during which it will incur certain risks relating to the initial assignment of equity to the CTA and investment by the CTA of its assigned trading equity in commodity trading positions. The Partnership may commence trading operations at a difficult time, such as after sustained moves in the commodities markets, which result in significant initial losses. Moreover, the start-up period also represents special risk in that the level of diversification of the Partnership's portfolio may be lower than in a Fully-Committed portfolio, where the objective percentage of equity is placed at risk or the CTA reaches the limit in number of positions. The CTA divides the equity assigned to it into uniform dollar amounts to trade. For example, Clarke uses its best efforts to trade every $50,000 in the Global Basic Program the same. In other words, the Trading Matrix for Clarke in that program is $50,000. No assurance can be given that the CTA's procedures for moving to a Fully-Committed Position within its allocated equity will be successful. For example, the CTA may have determined that the grains are in short supply and have taken a position in February while the Partnership is not ready to break escrow until May. The entry into the grains in May could be too late to experience the gains required to assume the risk of taking the position and the CTA may elect to defer taking a fully invested position until its grain trade is completed for its other accounts. See the Definitions in Appendix I for the full definitions of Trading Matrix and Fully Committed Position.

CHANGES IN THE SIZE OF THE PARTNERSHIP MAY ADVERSELY AFFECT CTA's ABILITY TO TRADE PROFITABLY

Similar to the effects of the commencement of business discussed in the previous risk factor, any substantial increase or decrease in the CTA's trading equity could have an adverse effect on its trading, The CTA may be unable to adjust to and properly diversify a sudden increase in trading equity to be consistent with its Trading Matrix or trading strategy. A sudden decrease in equity due to Redemptions may cause the CTA liquidate a position before experiencing a profit, or the CTA may preferentially liquidate positions to experience as little loss as possible in such a way that results in an undiversified portfolio. There is no guarantee that the CTA will be able to recover from such changes in trading equity. See also "Risk Factors, Increased Trading Equity to CTA May Adversely Affect Their Performance", and "The Limited Partnership Agreement, Redemptions".

RESIGNATION OF MS. PACULT AS A GENERAL PARTNER AND SUBSEQUENT FAILURE OF ASHLEY TO MAINTAIN ITS NET WORTH MAY RESULT IN SUSPENSION OF TRADING AND SUSTAINED LOSSES

The state securities administrators have established guidelines applicable to the sale of interests in commodity pool limited partnerships. Among those guidelines is the requirement that the Net Worth of a sole corporate general partner be equal to five percent (5%) of the amount of the offering; provided, however, such Net Worth is never to be less than $50,000 nor is it required to be more than $1,000,000. Ms. Pacult intends to resign as a general partner once Ashley has sufficient net assets to satisfy these guidelines. After such time, Ashley intends to use its best efforts to maintain its Net Worth in compliance with these guidelines. There can be no assurance, however, that Ashley can maintain its Net Worth in conformity with these guidelines. The reduction in Net Worth to below these limits will cause a suspension in trading to permit either Ashley to restore its Net Worth or to liquidate the Partnership. If trading is suspended, there is no guarantee that the CTA will be able to liquidate its positions without sustaining losses, or that it will be able to trade profitably if trading resumes. Any successful claims against Ashley are expected to be limited in the amount of recovery to the amount of Net Worth maintained by it.

RESIGNATION OF MS. PACULT AS A GENERAL PARTNER AND SUBSEQUENT INABILITY OF ASHLEY TO MAINTAIN ITS NET WORTH COULD RESULT IN TAXATION AS A CORPORATION

When a sole general partner is a corporation IRS Requirements include a "significant" Net Worth test as just one of the elements examined to determine if a partnership will be taxed as a partnership rather than as an association taxed as a corporation. Ms. Pacult intends to resign as a general partner once (i) she is no longer a necessary element to maintain the Partnership's tax status as a partnership and not as a corporation and (ii) Ashley has sufficient net assets to meet the NASAA Guidelines to continue to offer
Units in the Partnership. Although there can be no assurance that Ashley, as the sole corporate General Partner, will satisfy the IRS "safe harbor" test to permit the Partnership to continue to be taxed as a partnership, before Ms. Pacult resigns, Ashley will secure an opinion of counsel to the effect that sufficient other IRS elements exist to permit the Partnership to continue to be taxed as a partnership and not as a corporation. To qualify for the IRS safe harbor ("Safe Harbor") definition of "significant" Net Worth, Ashley will be required to maintain a net worth of fifteen percent (15%) of the first $2,500,000 of Capital Contributions to all such partnerships or $250,000, whichever is less, and, ten percent (10%) of all Capital Contributions in excess of $2,500,000. The tax status of the Partnership has not been confirmed by a ruling from the IRS. No such ruling has been or will be requested on behalf of the Partnership. If the Partnership should be taxed as a corporation for Federal income tax purposes in any taxable year or years, (i) income or loss of the Partnership would not be passed through to the Partners; and, (ii) the Partnership would be subject to tax on its income at the rate of tax applicable to corporations; and, (iii) all or a portion of distributions, if any, made to Partners would be taxed to the Partners as dividend income; and, (iv) the amount of such distributions would not be deductible by the Partnership in computing its taxable income. See the "Federal Income Tax Aspects" section of this Prospectus.

GENERAL PARTNER NOT TO ADVISE INVESTORS - INCLUDING RETIREMENT PLAN AND IRA PARTICIPANTS

The purchase of a Unit does not itself create an IRA and the creation and administration of an IRA are solely the responsibility of the investor. A retirement account should carefully consider the diversification of the retirement assets and one should not place more of those assets in this Partnership than the investor determines is prudent to allocate to highly speculative, high risk investments, such as the Partnership. If the investor invested a significant portion of the assets of their retirement plan or IRA assets in the Partnership, they could be exposing that portion to the possibility of significant loss. The General Partner does not undertake to advise investors in any manner (including diversification, prudence and liquidity) with respect to investment in the Partnership for any investor, including retirement accounts. Accordingly, investors must rely upon the experience of qualified investment counsel.

INVESTORS NOT PROTECTED BY THE INVESTMENT COMPANY ACT OF 1940

The Partnership, Ashley, Ms. Pacult, and the Commodity Trading Advisor are not required nor do they intend to be registered under the Investment Company Act of 1940, as amended, (or any similar state law) as either an investment company or investment advisor. Investors, therefore, are not accorded the protective measures provided by any such legislation.

POSSIBILITY OF AUDIT - PARTNERS MAY BE SUBJECT TO AUDIT AND PENALTIES

Historically, partnerships have had a higher percentage of returns audited by the IRS than other forms of business entities. In the event of any such audit of the Partnership's return, there can be no assurance that adjustments to the reported items will not be made. If an audit results in an adjustment, Partners may be required to file amended returns, may be subject to a separate audit, and may be required to pay back taxes, plus penalty and interest.

GENERAL PARTNER MAY SETTLE IRS CLAIM NOT IN THE BEST INTEREST OF THE PARTNERS

Ashley is named "tax matters partner" and has been granted the power to settle any claim from the IRS on behalf of each Limited Partner who holds one percent (1%) or less in the Partnership and who does not timely object to the exercise of such authority, after notice. Such settlement may not necessarily be in the best interest of the individual limited partner. See "Federal Income Tax Aspects".

POSSIBLE ADVERSE DETERMINATION BY THE IRS - PARTNERS MAY BE SUBJECT TO BACK TAXES AND PENALTIES

The General Partner has obtained the opinion of The Scott Law Firm, P.A. that the Partnership, as it is intended to be operated by the General Partner, will be taxed as a Partnership and not as an association taxable as a corporation. The Law Firm is not able to opine upon the tax treatment of certain Offering and operating Expenses as the determination depends upon questions of fact to be resolved by the General Partner on behalf of the Partnership. For example, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. It is the General Partner's position that the Partnership's intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. In the event of an adverse determination by the IRS, these expenses would be added back to the income earned by the Partnership and the Form K-1 submitted to each Partner revised upward to reflect this additional income. Were this event to occur, it is likely that the reporting year adjustment would be after the individual tax returns were filed by the Partners. The Partners would be required to file amended returns and pay interest and penalty, if any, related to the increase in tax assessed upon the increase in reportable income. Such increase in reportable income would not result in an increase in the Net Unit Value of the Units owned by the Partners. Syndication costs to organize the Partnership and Offering Expenses will not be deductible or amortizable by the Partnership or its Partners.

                             CONFLICTS OF INTEREST

Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading and elsewhere in this Prospectus and the Exhibits attached hereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in this Prospectus and the Exhibits, in the event of any claim or other proceeding against Ms. Pacult, one of the general partners, Ashley, the other general partner, any principal of Ashley, the CTA, any Principal of the CTA, the Partnership's FCM, or any principal of the FCM, the Partnership's IB or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. Specifically, the Selling Agent is Affiliated with Ms. Pacult and, therefore, no independent due diligence of the Partnership or the General Partner will be made by a National Association of Securities Dealers, Inc. member.

GENERAL PARTNER, THE CTA, AND THEIR PRINCIPALS MAY PREFERENTIALLY MANAGE EQUITY FOR THEMSELVES AND OTHERS

Because the General Partner, the CTA, the IB and their principals may manage equity for themselves and others, conflicts of interest may exist or be created in the future. There is no limitation upon the right of Ms. Pacult, Ashley, the CTA, or any of their Affiliates to engage in trading commodities for their own account. It is possible for these persons to take their positions in their personal accounts prior to the orders they know they are going to place for the money they manage for others. The General Partner will obtain representations from all of these persons and their Affiliates that no such prior orders will be entered for their personal accounts. The Partnership's CTA will be effecting trades for its own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTA for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. Ms. Pacult and Ashley, should they form other commodity pools, and the CTA may have financial incentives to favor other accounts over the Partnership. In the event Ms. Pacult, Ashley or the CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection. Ashley does not presently intend to engage in trading for its own account; however, Ms. Pacult reserves the right to trade for her own account. The CTA also reserves the right to trade for its own accounts. Any trading for their personal accounts by the General Partner, the Commodity Trading Advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits (i.e., a trader may legally only take a set number of positions in all of its accounts combined), timing of the taking of positions, or other similar conflicts. The result to the Partnership would be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by the General Partner or CTA responsible for the management of the Partnership.

POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER MAY LIMIT PARTNERS' ABILITY TO CONTROL CERTAIN ISSUES

There is no limit upon the number of Units in the Partnership the General Partner and its principal and its Affiliates may purchase, and it is possible, though unlikely, that the General Partner and its Affiliates could purchase sufficient Units in the Fund to retain voting control. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership. Such voting control may limit the ability of the Limited Partners to achieve a majority vote on such issues as amendment of the Limited Partnership Agreement, change in the basic investment policy of the Partnership, dissolution of the Partnership or the sale or distribution of the Partnership's assets. However, since neither Ashley nor Ms. Pacult is entitled to vote on questions related to the removal of either general partner, that possibility does not present a conflict of interests to the partnership.

GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP

As Ashley has financial interest in the operation of the Partnership in the form of the 1% management fee and because Ms. Pacult serves as both a general partner and the principal of Ashley, the other general partner, it is unlikely that either general partner would voluntarily resign, even if such reisgnation would be in the best interest of the Partnership.

FEES AND CHARGES TO THE PARTNERSHIP NOT NEGOTIATED AND MAY DISCOURAGE PROFITABLE TRADING

The one percent (1%) management fee paid to the General Partner (allocated solely to Ashley) and the amount of the fixed commission of nine percent (9%) per year in lieu of round-turn brokerage commissions, payable to the IB that is Affiliated Ms. Pacult, have not been negotiated at arm's length. The General Partner has a conflict of interest between its responsibility to manage the Partnership for the benefit of the Limited Partners and its interest in receiving the management fee in addition to the conflict of interest presented by the IB Affiliated with the General Partner receiving the difference between the fixed commission charged the Partnership and the actual transaction costs incurred by the FCM as a result of the frequency of trades entered by the CTA. See "Charges to the Partnership". The General Partner will select the CTAs to manage the Partnership assets and the CTAs determine the frequency of trading. Because the IB Affiliated with the General Partner will receive the difference between the brokerage commissions and other costs which will be paid on behalf of the Partnership and the fixed commission, the General Partner's best interests are served if it selects trading advisors which will trade the Partnership's equity assigned to them in a way to minimize the frequency of trades to maximize the difference between the fixed commission and the round-turn commissions and other costs to trade charged by the FCM; i.e., it is in the best interest of the General Partner to reduce the frequency of trading rather than concentrate on the expected profitability of the CTAs without regard to frequency of trades. This conflict is offset by the fact the General Partner does not select any of the trades and the CTAs are paid an incentive of 20% of New Net Profits, or those Profits for each quarterly period that the net value of the trading equity at the end of such quarterly period for a CTA exceeds the highest previous quarterly net value of the trading equity for that CTA. The arrangements between the General Partner and the Partnership with respect to the payment of the commissions are consistent in cost with arrangements other comparable commodity pools have made to clear their trades. The General Partner has, however, assumed the risk of frequency of trading, up to a maximum of three times the normal rate by the CTA and has assumed all liability for the payment of trailing commissions.

CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE

Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. See "Risk Factors", "Conflicts of Interest", and the Limited Partnership Agreement attached as Exhibit A to the Prospectus. Specifically, Ms. Pacult is also a principal of Futures Investment Company ("FIC"), the IB and Selling Agent. It would therefore be unlikely for the General Partner to replace FIC as the IB as it receives 9% in fixed commissions from the Partnership to pay round-turn brokerage commissions and trailing commissions. It would also be unlikely for the General Partner to dismiss FIC as the Selling Agent as it receives 6% trailing commissions from the IB. In addition, due to the Selling Agent's Affiliation with Ms. Pacult, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

THE PARTNERSHIP MAY ENGAGE MULTIPLE CTAs

The General Partner has sole and absolute discretion over the selection of the CTAs and may appoint additional CTAs in the future. If so, each CTA will trade independently of the others, and the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership. If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. As incentive fees are paid with respect to the individual performance of each CTA, it would be possible for the Partnership to experience a net loss and be required to pay out incentive fees.

GENERAL PARTNER MAY DISCOURAGE REDEMPTIONS

The General Partner has an incentive to withhold distributions and to discourage Redemption because the General Partner receives compensation based on the Net Asset Value of the Partnership.

CTA MAY ENGAGE IN HIGH RISK TRADING TO GENERATE INCENTIVE FEES

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the CTA is compensated by the General Partner based on 20% of the New Net Profit of the Partnership, it is possible that the CTA will select trades which are otherwise too risky for the Partnership to assume to earn the 20% incentive fee on the profit should that ill-advised speculative trade prove to be profitable.

IB AFFILIATED WITH THE GENERAL PARTNER WILL RETAIN A SHARE OF THE COMMISSIONS AND IS NOT LIKELY TO BE REPLACED

The Partnership will pay a fixed brokerage commission of 9% per year, payable monthly to Futures Investment Company, an introducing broker Affiliated with the General Partner, upon the assets assigned by the General Partner for trading. Futures Investment Company will retain so much of the fixed brokerage commission as remains after payment of the round turn brokerage commissions to the Futures Commission Merchant and the 6% per year trailing commissions to the associated persons who service the Partners' accounts in the Partnership. Because Ms. Pacult is also a principal of the IB and the Selling Agent, there is a likelihood that the Partnership will continue to retain the IB even though other IB's may be available to provide better service to the Partners and their accounts.

NO RESOLUTION OF CONFLICTS PROCEDURES

As is typical in many futures partnerships, the General Partner has not established formal procedures, and none are expected to be established in the future, to resolve the potential conflicts of interest which may arise. It will be extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the Limited Partners. The foregoing list of risk factors and conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. Investors are not to construe this Prospectus as legal or tax advice. Before determining whether to invest in the Units, potential investors should read this entire Prospectus, including the Limited Partnership Agreement attached as Exhibit A and the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them. See "Investor Suitability".

INTERESTS OF NAMED EXPERTS AND COUNSEL

The General Partner has employed The Scott Law Firm, P.A. to prepare this Prospectus, provide certain tax advice and opine upon the legality of the issuance of the Units. Neither the Law Firm, nor its principal, nor any accountant or other expert employed by the General Partner to render advice in connection with the preparation of the Prospectus or any documents attendant thereto, have been retained on a contingent fee basis nor do they have any present interest or future expectation of ownership in the Partnership, its General Partner, the Selling Agent, the CTA, the IB or the FCM.

The Partnership and Futures Investment Company Share the Same Address

Both the Partnership and the Introducing Broker/Selling Agent, FIC currently are located at 5916 N. 300 West, P.O. Box C, Fremont, IN 46737. It is possible, though unlikely, that mail correspondence, files, or other materials belonging to or intended for the Partnership could become intermixed with like items belonging to or intended for FIC. To prevent this from occurring, strictly separate mail receipt and files will be maintained for both entities.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

THE PARTNERSHIP - GENERAL PARTNER - BOOKS AND RECORDS

Atlas Futures Fund, Limited Partnership, (the "Partnership"), was organized under the Delaware Uniform Limited Partnership Act as of January 12, 1998. The principal office of the Partnership is located at 5916 N. 300 West, Fremont, IN 46737. Its telephone number is (219) 833-1306 and facsimile number is (219) 833-4411. The Partnership will terminate at 11:59 p.m. on January 12, 2019, or upon an event causing an earlier termination as set forth in the Limited Partnership Agreement. See Exhibit A - "Termination of the Partnership".

The Partnership is managed by its two general partners (collectively referred to as the "General Partner"), Ashley Capital Management, Inc., a Delaware corporation, incorporated on October 15, 1996 ("Ashley"), and Ms. Shira Del Pacult ("Ms. Pacult") who, in addition to being a general partner, is the sole principal, shareholder, director and officer of Ashley. The Partnership will not have officers or employees and, therefore, there is no report of executive compensation in this Prospectus. Ashley's principal office is c/o Corporate Systems Inc., 101 North Fairfield Drive, Dover, Kent County, DE 19901, and Ms. Pacult's principal office is 5916 N. 300 West, P.O. Box C, Fremont, IN 46737. Ms. Pacult has no ownership in the CTA or the FCM. Ms. Pacult is the sole principal of Ashley Capital Management, Inc. and, therefore, is the sole decision maker of the Partnership. The signature of either Ashley or Ms. Pacult, individually, may bind the Partnership. Mr. Michael Pacult, Ms. Pacult's husband, will have no ownership or role in the management of the General Partner, but will be an associated person, officer and fifty percent shareholder in the Affiliated Introducing Broker and Selling Agent, Futures Investment Company, which will be paid the fixed brokerage commissions by the Partnership. Mr. Pacult is also expected to sell Units in the Partnership. Ms. Pacult has over eighteen years of experience in the sale of commodity pool interests for other pool operators and the management of individual managed commodity accounts, and is the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership.

The books and records for the Partnership will be maintained for six years at 5916 N. 300 West, P. O. Box C, Fremont, Indiana 46737. A duplicate set of the books will be maintained by Mr. James Hepner, Certified Public Accountant, 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074. Mr. Hepner will also prepare the Form K-1s for the Partnership. The General Partner will serve as tax partner for the Partnership. Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 will conduct the annual audit of the Partnership and its General Partner and also prepare the Partnership tax returns.

THE COMMODITY TRADING ADVISOR

The General Partner has initially selected one independent Commodity Trading Advisor ("CTA"), Clarke Capital Management, Inc. ("Clarke"), to conduct trading on behalf of the Partnership. The General Partner has provided the CTA with a revocable power of attorney pursuant to the terms of an advisory contract between the Partnership and the CTA to trade the account or accounts of the Partnership assigned by the General Partner to the CTA to trade. See Exhibit F. The markets to be traded, the location of those markets, the size of the position to be taken in each market, the timing of entry and exit in a market are within the sole judgment of the CTA.

THE ADVISORY CONTRACT AND POWER OF ATTORNEY

The General Partner will assign a substantial portion of the Partnership assets to the CTA it selects to trade. The terms of this assignment of assets are governed by Advisory Contract and Power of Attorney signed by the CTA. See Exhibit F. The Advisory Contract and Power of Attorney granted by the Partnership to the CTA is terminable upon immediate notice by either party to the other. Accordingly, neither party can rely upon the continuation of the Advisory Contract and Power of Attorney. Should the Partnership prove to be profitable, it is unlikely the General Partner will terminate the Power of Attorney granted to the CTA responsible for the production of those profits.

BUSINESS OBJECTIVE AND EXPENSES

The General Partner organized the Partnership to be a commodity pool, as that term is defined under the Commodity Exchange Act, to trade exchange listed futures and options contracts and non-listed forward contracts and options to produce profits to the investors in the Partnership. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith. See Article II of the Limited Partnership Agreement, attached as Exhibit A. The plan of operation is for the General Partner to employ independent investment management to conduct this trading. The Partnership is not expected to engage in any other business. The objective of the Partnership is to achieve the potentially high rates of return which are possible through speculative trading in the contracts and in the markets identified in "The Commodity Trading Advisor". The General Partner intends to allocate substantially all of the Partnership's Net Assets to conduct this trading with the CTA. The CTA has advised that it intends to allocate between 20% and 30% of the trading equity assigned to it to trade to margin and secure the trading positions it selects. There can be no assurance that the Partnership will achieve its business objectives, be able to pay the costs to do business, or avoid substantial trading losses.

In that regard, the Partnership is subject to substantial fixed charges. The General Partner will be paid a management fee of one percent (1%) of the Net Assets of the Partnership, to be paid entirely to Ashley; in addition, the CTA will be paid a three percent (3%) management fee upon the equity assigned to it, and the Partnership will pay the IB fixed brokerage commissions of nine percent (9%) of assets assigned by the General Partner for trading. Accordingly, to redeem a Unit at the original face value at the end of the first twelve months of trading and avoid a loss, the Partnership will need to generate, annually, interest income and gross trading profits of 28.57%, which includes the fixed costs of administration, which are estimated by the General Partner to be approximately $23,000 per year, ($5,000 for legal fees and $18,000 for accounting and audit fees), Offering Expenses estimated to be $47,000, and Organizational Expenses of $5,000, amortized on a straight line method over 60 months. Ashley has advanced the Offering Expenses but will be reimbursed for such expenses from the gross proceeds of the Offering from the break of Escrow at the time of the Initial Closing. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced.

Below is a chart setting forth expenses during the first twelve full months of the Partnership's operations. All interest income will be paid to the Partnership. The chart below assumes that the Partnership's Unit value remains at $1,000 during the first 12 months of the Partnership's operations.

                               Expenses per Unit
                  for the First 12-Month Period of Operations

                                                        Minimum        Maximum

Gross Units Sold                                   $ 700,000.00  $7,000,000.00

Selling Price per Unit (1)                         $   1,000.00  $    1,000.00

 Selling Commission (1)                                 $ 60.00  $       60.00
 Offering and Organizational Expenses (2)                 68.57           6.86
 General Partner's Management Fee                         10.00          10.00
 Trading Advisor's Management Fees (3)                    30.00          30.00
 Trading Advisor's Incentive Fees on New Net Profits (4)  57.14          41.72
 Brokerage Commissions and Trading Fees (5)               90.00          90.00
 Redemption Fee (6)                                       30.00          30.00
 Less Interest Income (7)                                (60.00)        (60.00)
 Amount of Trading Income Required to Redeem
  Unit at Selling Price (8)                        $     285.71  $      208.58

Percentage of Initial Selling Price per Unit             28.57%         20.86%

Explanatory Notes:

(1) Investors will initially purchase Units at $1,000 per Unit. After the commencement of trading, Units will be purchased at the Partnership's month-end Net Unit Value. A 6% sales commission will be deducted from each subscription.

(2) The Partnership will reimburse Ashley for Offering Expenses, estimated to be a total of $47,000, from the gross proceeds of the offering at the time of the break of Escrow for the sale of the Minimum. The Partnership will also reimburse Ashley for $5,000 in Organizational Expenses to be amortized on a straight line method over the first 60 months of the Partnership's operation. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced. Offering and Organizational Expenses includes all Offering Expenses of $47,000 and one fifth ($1,000, or 12 months' worth) of the Organizational Expenses. The Partnership's actual accounting, auditing, legal and other operating expenses will be borne by the Partnership and are included in the $47,000 in Offering Expenses.

(3) The Partnership's CTA will be paid a total monthly management fee of 1/4 of 1% of the trading equity allocated to it.

(4) The CTA will receive an incentive fee of 20% of New Net Profits each quarter earned upon the trading equity assigned to it to trade. The $57.14 of incentive fees shown above is equal to 20% of total trading income of $285.71 adjusted to earn sufficient income to return the original $1,000 to the investor upon Redemption at the end of the first year without computation of incentive fee upon the interest earned or the incentive fee to be paid and without reduction for brokerage commissions and after payment of management fees to the General Partner and the CTA.

(5) Brokerage commissions and trading fees are fixed at 9% of assets assigned by the General Partner for trading. For purposes of this calculation, the assumption is that all equity will be made available to the CTA to trade.

(6) The Redemption Fee of 3% is computed upon the assumed $1,000 value of the Redemption at the end of the first year.

(7) The Partnership will earn interest on margin deposits with its Futures Commission Merchant and Bank Deposits. Based on current interest rates, interest income is estimated at 6% of the Net Assets of the Partnership.

(8) Amount of trading income required for the Partnership's Net Unit Value (Redemption Value) at the end of one year to equal the selling price per Unit. This computation assumes there will be no claims or extra-ordinary expenses during the first year.

THE ABOVE PRESENTATION DOES NOT CONSTITUTE REPRESENTATION BY THE PARTNERSHIP AS TO THE ACTUAL OPERATING EXPENSES OR INTEREST INCOME OF THE PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE EXPENSES TO BE INCURRED BY THE PARTNERSHIP WILL NOT EXCEED THE AMOUNTS AS PROJECTED OR THAT THERE WILL BE NO OTHER EXPENSES.

In addition, Partners will be required to pay Federal, state and local taxes upon income, if any, in the year earned by the Partnership, although there will be no expectations of distributions of income during that, or any other, year. Accordingly, the purchase of Units in the Partnership is intended to be a long-term investment. Neither the General Partner nor any other person has made any promise or guarantee that the Partnership will be profitable or otherwise meet its objectives. The General Partner has made no guarantee that the Partnership will break even or produce any other rate of return per year. All interest income earned upon the Net Assets of the Partnership will be paid to the Partners in their pro rata share determined by the amount of Capital Contributions of each Partner, including the General Partner. The current rate of interest income expected is approximately 6% per year. The General Partner estimates that 20% to 30% of total Net Assets will be used for margin purposes each year. The specific futures contracts to be traded, the exchanges and forward markets, and the trading methods of the CTA selected are identified in "The Commodity Trading Advisor".

SECURITIES OFFERED

Atlas Futures Fund, Limited Partnership (the "Partnership") will offer and sell Limited Partnership interests in the Partnership which will have pro rata rights to profit and losses with all other owners equal to their Capital Contribution, but Limited Partners will have limited obligations to pay the debts of the Partnership in excess of their Capital Contributions plus their undistributed profits, less losses. The Limited Partners will not be exposed to payment of debts of the Partnership in excess of their Capital Contributions; provided, however, in the event the Limited Partners were to receive distributions which represent a return on their investment, such distributions, in the event of insolvency of the Partnership, would have to be returned to pay Partnership debts. In addition, these interests will have no voice in the day to day management of the Partnership. They will have the right to vote on Partnership matters such as the replacement of the General Partner. See the Partnership Agreement attached as Exhibit A.

These Limited Partnership interests are defined as the units (the "Units") which are offered for sale for One Thousand Dollars ($l,000) per Unit. This sales price per Unit was arbitrarily set by the General Partner without regard to expected earnings and does not represent present or projected market or Redemption value. Funds with respect to subscriptions received prior to the commencement of trading operations by the Partnership (and not rejected by the General Partner) will be deposited and held in a separate escrow account (the "Escrow Account") in the name of the Partnership at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 (the "Escrow Agent"). If the General Partner has not accepted subscriptions for the 700 Units (the "Minimum") before the lapse of one year from the date of this Prospectus, (the "Initial Offering Period"), this offering will terminate and all documents and amounts deposited to the Escrow Account by subscribers will be returned, plus interest and without deduction for any commissions, fees or costs. Upon the sale of the Minimum, the Partnership will commence trading. The remaining 6,300 Units will be offered for sale at a price per Unit equal to the Net Unit Value as of the close of trading on the effective date of such purchase, which will be the close on the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and Capital Contribution from the subscriber. No escrow will be utilized for Units sold after the sale of the Minimum. All subscriptions are irrevocable and subscription payments, after the statutory withdrawal period, if any, which are accepted by the General Partner, and either deposited in the Escrow Account or in the Partnership account, may not be withdrawn by subscribers. Although a maximum of $7,000,000 of Units are offered hereby, the Limited Partnership Agreement authorizes the General Partner to sell additional Units and there is, therefore, no maximum aggregate number of Units or Capital Contributions for Units which may be offered or sold by the Partnership. There cannot be any assurance that the Minimum Units or any additional Units will be sold and the General Partner is authorized, in its sole discretion, to terminate this, or any future, offering of Units.

MANAGEMENT'S DISCUSSION

This is the first offering of the Partnership's Limited Partnership Interests (the "Units"). The Limited Partnership Agreement permits future offerings of Units after the close of this offering. The Partnership has not commenced operations and none will commence until after the sale of 700 Units, $700,000 in face amount, before commissions, (the "Minimum") are sold and the Escrow is terminated. The Partnership has no prior operating history and, therefore, there is no discussion of results of operations.

The Partnership will raise Capital only through the sale of Units offered pursuant to this and future offerings, if any, and does not intend to raise money for any purpose through borrowing. The Partnership will make certain capital expenditures, such as office equipment and fees for the preparation of this Prospectus as well as other expenditures to qualify the Units for sale. The Partnership expects to allocate all of its Net Assets not used to pay those capital and operating expenses to trading and other investments. There is no report of executive compensation in this Prospectus as the Partnership will not have any directors, officers or employees; furthermore, the Partnership will conduct all of its business through the General Partner.

The General Partner has authorized the IB to select Refco, Inc. to serve as the futures commission merchant (the "FCM") to hold the funds allocated to the Commodity Trading Advisor to trade. On a daily basis, the FCM will transmit a computer run or facsimile transmission to the General Partner which will depict the positions held, the margin allocated and the profit or loss on the positions from the date the positions were taken. The General Partner will review these transmissions and, based upon that review, will make appropriate adjustments to the allocation of trading equity; provided, however, only the CTA will make specific trades and determine the number of positions taken and the timing of entry and departure from the markets based upon the amount of equity available to trade.

Most United States commodity exchanges limit fluctuations in commodity futures contracts prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject the Partnership to substantial losses which could exceed the margin initially committed to such trades. In addition, even if commodity futures prices have not moved the daily limit, the Partnership may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place or the price move in a futures or forward contract is both sudden and substantial. Other than these limitations on liquidity, which are inherent in the Partnership's proposed commodity futures trading operations, the Partnership's assets are expected to be highly liquid.

Once the Minimum is sold and the Partnership commences operations, except for payment of offering and other expenses of the Partnership, the General Partner is unaware of any (i) anticipated known demands, commitments or required capital expenditures; (ii) material trends, favorable or unfavorable, which will effect its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on commodity futures contracts. Because the Partnership generally will use a small percentage of assets for margin, the Partnership does not believe that any increase in margin requirements, as proposed, will have a material effect on the Partnership's proposed operations. Management cannot predict whether the Partnership's Net Unit Value will increase or decrease. Inflation is not projected to be a significant factor in the Partnership's operations, except to the extent inflation influences futures prices.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

The General Partner has a fiduciary responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Partnership. In the event that a Limited Partner believes the General Partner has violated such fiduciary duty to the Limited Partners, a Limited Partner may seek legal relief for such Limited Partner or on behalf of the Partnership under applicable laws, including Delaware partnership and applicable Federal and state securities laws, to recover damages from or require an accounting by the General Partner. The Partnership Agreement conforms with the Uniform Limited Partnership Act for the State of Delaware in regard to the definition of the fiduciary duties of the General Partner.

In addition, Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of such Act or of any rule, regulation or order of the CFTC by the General Partner, the CTAs selected, the Introducing Broker or the Futures Commission Merchant. For example, excessive trading of the Partnership's account may constitute a violation of such Act. A Limited Partner may also institute legal proceedings in court for excessive trading and may have a right to institute legal proceedings in court for certain violations of applicable laws, including the Commodity Exchange Act or rules, regulations or orders of the CFTC. The General Partner will have certain defenses to claims that it is liable merely because the Partnership lost money or otherwise did not meet its business objectives. For example, the General Partner will not be liable for actions taken in good faith and exercise of its best business judgment.

Also, the responsibility of a general partner to other partners is a changing area of the law and Limited Partners who have questions concerning the responsibilities of the General Partner should, from time to time, consult their own legal counsel.

INDEMNIFICATION

The Limited Partnership Agreement provides that the General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any act or omission performed or omitted by the General Partner and which the General Partner determines, in good faith, to be within the scope of authority and in the best interest of the Partnership, except when such action or failure to act constitutes willful misconduct or a breach of the Federal or state securities laws related to the sale of Units. The Partnership shall defend, indemnify and hold the General Partner harmless from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits) actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership and within the scope of authority granted the General Partner by the Limited Partnership Agreement, including, without limitation, any demands, claims or lawsuits initiated by another Partner. Applicable law provides that such indemnity shall be payable only if the General Partner (a) determined, in good faith, that the act, omission or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (b) the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct, and (c) such liability or loss was not the result of negligence or misconduct by the General Partner, and (d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Partners, individually.

In addition, the indemnification of the General Partner in respect of any losses, liability or expenses arising from or out of an alleged violation of any Federal or state securities laws are subject to certain legal conditions. Those conditions presently are that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the General Partner or other particular indemnitee, (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the General Partner or other particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the General Partner or other particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the General Partner or other indemnitee must apprise the court of the position against such indemnification held by the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold Units in regard to indemnification for securities laws violations. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner pursuant to the indemnification provisions in the Limited Partnership Agreement, or otherwise, the General Partner has been advised that, in the opinion of the SEC and the various state administrators, such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines and is, therefore, unenforceable.

The clearing agreement to clear the trades made between the Partnership and Refco, Inc. provides for indemnification from the Partnership to Refco, Inc., including reasonable outside and in-house attorney's fees, incurred by Refco, Inc. arising out of any failure of the Partnership to perform its duties under the clearing agreement.

The General Partner has indemnified the Managing Dealer, Futures Investment Company, and expects to indemnify any other Selling Agents it selects that there are no misstatements or omissions of material facts in this Prospectus.

RELATIONSHIP WITH THE FCM AND THE IB

The General Partner has initially engaged Futures Investment Company as the sole broker dealer and introducing broker (the "IB") to the Partnership to sell Units, supervise regulatory compliance, and supervise the relationship with the futures commission merchant (the "FCM"), including the negotiation of the round turn commission rates incurred through trading via the CTA. In addition to being a general partner, Ms. Pacult is the President and sole stockholder of Ashley, and is also a stockholder, director and officer of the IB. Accordingly, the General Partner is Affiliated with the IB. The IB has engaged Refco, Inc. to act as the sole FCM for the Partnership. The General Partner believes the rates to be charged to the Partnership by the IB for fixed commissions are competitive. In that regard, the General Partner is obligated by the NASAA guidelines to obtain the best commission rates available to the Partnership. Accordingly, the General Partner is free to select any substitute or additional futures commission merchants or introducing brokers at any time, for any reason, although it has a conflict in regard to the IB because of the Affiliation with Ms. Pacult. The FCM and the IB may act for any other commodity pool for which Ashley or Ms. Pacult, individually, as the case may be, will act, in the future, as general partner. Ms. Pacult is also the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership, and a privately offered commodity pool, Auburn Fund, Limited Partnership. It is possible for the General Partner and any other commodity pools to obtain rates to clear trades from the IB that are more favorable to such other accounts than the fixed commissions in lieu of round-turn commissions charged by the IB to the Partnership.

The FCM has tentatively established the per round-turn commission rate to be paid by the IB for trades made by the Partnership at $10.00 per round-turn for US markets plus US floor brokerage fees of $2.50 and Exchange and NFA fees of $1.10 for Chicago markets and $2.70 for New York Markets. An additional $2.50 to $12.50 per round-turn will be charged for foreign markets plus Globex fees which are expected to range from $5.20 to $15.20 per round-turn. All of these costs will be paid by FIC from the 9% per year fixed commissions paid by the Partnership. Additionally, FIC will cover any such costs should they exceed the fixed commission. The FCM will credit the Partnership with interest at the prevailing rate on 100% of the available balances maintained in the Partnership accounts.

RELATIONSHIP WITH THE CTA

The Commodity Trading Advisor will be effecting trades for its own accounts and for others on a discretionary basis. It may employ trading methods, policies and strategies for others which differ from those employed for the Partnership and, as a consequence, such accounts may have trading results which are different (which could be better or worse) from those experienced by the Partnership. A potential conflict of interest arises in such cases in that it is possible that positions taken by the CTA may be taken ahead of or opposite positions taken on behalf of the Partnership. See definitions in Appendix I for "Taking Positions Ahead of the Partnership". Where in any case trades are identical with respect to the Partnership and other accounts of the CTA and where prices are different, the CTA has informed the General Partner that, pursuant to CFTC Regulation 421.03, such Commodity Trading Advisor will utilize the "Average Price System" for those futures and options contracts where its use is authorized. See definitions in Appendix I for "Average Price System". The Commodity Trading Advisor has also informed the General Partner that where the Average Price System is not available, trades will be filled (both purchases and sales) in order based on the numerical account numbers, with the lowest price (on both purchases and sales) allocated to the lowest account number and in numerical matching sequence, thereafter.

The past, present, and future trading methods to be utilized by the CTA are proprietary in nature and will not be disclosed to the Partners. No notice will be given by the CTA of any changes it may make in its trading methods to the Partners. See "Risk Factors, No Notice of Trades or Trading Method".

RISK CONTROL

The General Partner has obtained the commitment from the FCM that a report, as of the close of each business day, of the equity used for margin to hold the trades selected by the CTA will be sent to the General Partner by overnight facsimile or computer transmission before the opening of trading on the next business day to permit the General Partner to review the percentage of equity used for margin and losses, if any. The General Partner will use its best efforts to monitor the daily Net Unit Value, and in the event the Net Unit Value falls to less than fifty percent (50%) of the Net Unit Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the General Partner shall immediately suspend all trading, provide immediate notice as provided in the Partnership Agreement to all Partners of the reduction in Net Unit Value and afford all Partners the opportunity, for fifteen (15) days after the date of such notice, to Redeem their Units in accordance with the provisions of Article IX, Sections 9.5 and 9.6. No trading shall commence until after such fifteen day period. See Exhibit A attached.

                          CHARGES TO THE PARTNERSHIP

Investors in the Partnership will pay the cost of operation of the Partnership. These charges are described in narrative form and in the chart which follows this narrative. This prospectus discloses all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner and its Affiliates will earn in connection with the offering. Most of the charges to the Partnership were not the result of arm-length bargaining but rather were determined by Ashley, Ms. Pacult and their Affiliates.

COMPENSATION OF GENERAL PARTNER

The General Partner will be paid an annual management fee of one percent (1%) of the Net Asset Value of the Partnership payable at the end of each month (1/12 of 1%), to be distributed to Ashley.

Ashley will receive an allocation of New Net Profit of twenty percent (20%) on the trading account assigned to the CTA, which will be paid directly to it. New Net Profits, as used herein, means the increase, if any, in the net value of the trading equity of a CTA due to trading activity at the end of each respective quarterly period over the net value of the trading equity at the end of the highest previous quarterly period.

MANAGEMENT FEE AND INCENTIVE FEES TO THE CTA

In addition to the management fee to the General Partner and the 9% fixed commission, the Partnership will pay a management fee to the CTA at the annual rate of three percent (3%), payable at the rate of one-fourth of one percent (1/4 of 1%) per month of the equity on deposit at the future commission merchant allocated to it to trade, computed and paid from said account to the CTA. The Partnership also will be obligated to bear certain other periodic operating, fixed, and extra-ordinary expenses of the Partnership including, but not limited to, legal and accounting fees, defense and payment of claims, trading and office expenses, and sales charges. The Partnership will also pay Ashley an allocation of profit earned in the account assigned to the CTA of twenty percent (20%) of the New Net Profit in that account. Ashley will be responsible for payment of all incentive fees to the CTA. New Net Profits, as used herein, means the increase, if any, in the net value of the trading equity for a CTA due to trading activity at the end of each respective quarterly period over the net value of the trading equity for that CTA at the end of the highest previous quarterly period. The net value of the trading equity assigned to the CTA, as of the close of business on the last business day of each month, determined before accrual of any incentive fee payable to the CTA, shall be used to compute the management and incentive fees to the CTA. The calculation of New Net Profits shall be adjusted to eliminate the effect thereon resulting from new subscriptions for Units received, if any, or Redemptions made, if any, during the month, and shall be decreased by any Net Assets, interest or other income earned on Partnership assets during the month which are not directly assigned to the CTA to trade and are not related to such trading activity, regardless of whether such assets are held separately or in a margin account. These fees shall be payable by the Partnership, as to the management fee, or by the Ashley, as to the incentive fee, to the CTA within ten (10) business days after the close of the applicable accounting period. If the CTA should make trades which incur a net loss during any quarter, such loss will be carried forward for purposes of calculating the incentive fee to the CTA and will be charged against the net value of the CTA's assigned trading equity of any succeeding quarterly period. No incentive fee will be payable to the CTA until such losses have been offset by New Net Profits in such succeeding quarters. If additional CTAs are engaged by the General Partner to trade for the Partnership, because incentive fees are calculated separately for each CTA, it is possible that one or more CTAs may receive incentive fees, though the Partnership experiences a net loss due to trading losses created by the remaining CTA(s). In no event may a modification of the compensation to be paid to the CTA result in an incentive fee exceeding the above amount and any new contract with the CTA must carry forward all losses attributable to the CTA. For example, if in successive quarters the Partnership performance yields New Net Profits from trading activity of the funds on deposit with the FCM assigned to Clarke of $2,000, $8,000, ($4,000), ($3,000), $2,000, and
$8,000, then the incentive fee at the rate of twenty percent (20%) payable to it would be, respectively, $400, $1,600, $0, $0, $0, and $600.

North American Securities Administrators Association ("NASAA") Guidelines provide that the total management fees based upon the size of the Partnership account not exceed 6% of Net Assets and incentive fees based upon profits earned not exceed 15% of New Net Profits; provided, however, for each 1% reduction in management fees below 6%, the incentive fees may be increased by 2%. The General Partner has reserved the right to raise, without prior notification to the Partners, the current incentive fee to a maximum of 30%, provided the management fees are correspondingly lowered to 0%.

FEES TO FUTURES COMMISSION MERCHANT AND INTRODUCING BROKER

The futures commission merchant for the Partnership is Refco, Inc. (the "FCM"). The Partnership will pay a fixed commission of nine percent (9%) per year, payable monthly upon the assets assigned by the General Partner for trading to Futures Investment Company (the "IB") for introducing trades through the FCM. See "The Futures Commission Merchant". The IB, will pay to the FCM all clearing costs, including the pit brokerage fees, which shall include floor brokerage, NFA fees and exchange fees. The IB will pay six percent (6%) of the fixed commissions as trailing commissions to the Broker/Dealers and introducing brokers who are qualified to provide services to the investors. See "Charges to the Partnership, Allocation of Commissions".

The IB will pay the remaining 3% to the FCM for clearing charges. The past history of the frequency of Trades by the CTA has been at the rate of approximately 292 round turns per month for every million dollars ($1,000,000) under management. In the unlikely event any of the Commodity Trading Advisor effects round-turns of 875 or more for every million dollars ($1,000,000) in any month, the General Partner has the right, but not the obligation, to suspend trading until the commencement of the next month. This suspension of trading is to limit the exposure to loss to the IB to a defined amount determined by the maximum number of round turns the General Partner will pay to complete in any one month. Trading will automatically resume the following month subject to the same maximum of 875 trades for that and any future month. The General Partner has reserved the right to change the IB, FCM, the fixed commission rate or to have the Partnership pay a per round-turn brokerage commission, at any time in the future, with or without a change in circumstances; provided, however, the brokerage commissions so charged can not exceed (i) 80% of the published retail rate of the IB and other similar introducing brokers, plus Pit Brokerage Fees, or (ii) 14% annually of the average Net Assets excluding the Partnership assets not directly related to trading activity. This 14% shall include Pit Brokerage Fees. In addition, to protect against excessive trading, the General Partner has the right, but not the obligation, to suspend all trading by the Partnership during any month in which the CTA trades at a rate of three times its normal frequency. See "Fiduciary Responsibility of the General Partner". The Partnership will also reimburse the FCM for all delivery, insurance, storage or other charges incidental to trading and paid to third parties.
The General Partner does not anticipate significant charges of this nature. The fixed commission to be paid by the Partnership is fair and reasonable to the Partnership. This is an area of judgment which depends upon the value of similar services provided by the same CTA for managed accounts and to other pools and, to some degree, the value of similar services provided by other clearing firms to other public commodity pools.

ALLOCATION OF COMMISSIONS

The General Partner, either directly or indirectly, controls the allocation of the fixed commissions and the allocation may change, from time to time, without the knowledge or consent of the Partners. The commodity brokerage commissions are to be allocated as follows: The Partnership will pay the IB, Affiliated with the General Partner, a fixed brokerage commission rate of nine percent (9%) per year, payable monthly upon the assets assigned by the General Partner for trading. The IB will negotiate a round-turn commission rate per trade with the FCM. The difference between the 9% fixed commission rate and the per round turn commission negotiated, less trailing commissions paid to the persons who sold Units in the Partnership, will be retained by the IB Affiliated with the General Partner. If the trading commissions exceed the 9% less the trailing commissions, FIC will cover the difference. The IB will pay its associated persons and individual employee-broker (associated persons) of Futures Investment Company and the other broker dealers, through whom Units are sold. Such persons will include, but not be limited to, Ms. Pacult and her husband, who is an associated person of the IB which is Affiliated with Ms. Pacult.

The IB will pay six percent (6%) per year of the fixed commission to the Broker Dealer and Associated Persons of the IB and other duly licensed entities and persons, which may include Ms. Pacult or other principals of the IB Affiliated with it, pro rated to the value of Units sold, who have facilitated the sale of Units, as trailing commissions in exchange for services provided to the investors and the Partnership. It is important that investment in the Partnership be maintained to permit diversification of risk over a large number of investors and to allow the long-term trading strategies of the CTA to produce the opportunity for investment in the Partnership. To accomplish these objectives will require a continuous relationship with the Limited Partners to be aware of their investment objectives and changes in circumstances, if any. Neither the General Partner nor the IB have the staff or the time to maintain this continuous contact and awareness. The IB will pay the trailing commissions to the Brokers for payment to the persons who made the sale of the Units as compensation for the effort required to maintain this continuous contact and awareness during the time the Limited Partner holds the Units. In addition, the Brokers will communicate explanations of changes in operation methods, such as a changes in CTAs and results from operations, answer questions regarding the Partnership, and are expected to work to retain investment in the Partnership.

OTHER EXPENSES

The Partnership is obligated to pay legal and accounting fees, other expenses and claims. The General Partner projects the Offering Expenses of this offering to be $47,000 in addition to Organizational Expenses of $5,000 amortized on a straight line method over 60 months (see Appendix I, Offering Expenses and Organizational Expenses), and legal and accounting costs of approximately $23,000 ($18,000 for accounting and audit and $5,000 for legal) to be charged annually after the first year. In addition to management fees, incentive fees, brokerage commissions, and the actual cost of legal and audit services provided by third parties, the Partnership Agreement provides that all customary and routine administrative expenses and other direct expenses of the Partnership, will be paid by the Partnership. Ashley will be reimbursed by the Partnership for direct expenses (such as delivery charges, statement preparation and mailing costs, telephone toll charges, and postage).

CHARGES TO THE PARTNERSHIP

The following table includes all charges to the Partnership.

Entity                         Form of Compensation                            Amount of Compensation

Entity                         Form of Compensation                            Amount of Compensation
General Partner
(Ashley Capital                Management fee                                  1% management fee of Net Asset Value
Management, Inc.,                                                               to Ashley
Shira Del Pacult)
                               Reimbursement of Offering Expenses              Reimbursement to Ashley of Offering
                                                                               Expenses upon the Initial Closing

                               Reimbursement of Organizational Expenses        Reimbursement to Ashley of Organizational
                                                                               Expenses amortized over 60 months

Selling Agents                 Sales Commission                                A one time charge of 6% of Gross Selling
(Futures Investment                                                            Price of Units for Selling Commissions
Company)
                               Trailing Commission                             Trailing Commissions of 6%, paid annually,
                                                                               from the 9% fixed commissions paid to the
                                                                               Introducing Broker

Introducing                    Fixed Commissions                               9% of assets assigned by General Partner for
Broker Affiliated                                                              trading, less costs to trade to FCM and less
with the General                                                               6% trailing commissions paid to Selling
Partner                                                                        Agents which will include persons Affiliated
(Revco, Inc.)                                                                  with the General Partner Futures Commission
                                                                               Merchant

                               Round-turn commissions paid from the fixed      Brokerage Commissions negotiated with the
                               commissions paid by the Partnership             Introducing Broker;

                               Reimbursement of delivery, insurance,           Reimbursement by the Partnership of actual
                               storage and any other charges incidental to     payments to third parties in connection
                               trading and paid to third Parties               with Partnership trading

Commodity Trading Advisors     Fixed Management Fee                            3% per year of the trading equity assigned to
(Clarke Capital                                                                the CTA
Management, Inc.)
                               Incentive Fee                                   20% of the New Net Profits of the account for
                                                                               each quarterly period that the net value of
                                                                               the trading equity at the end of such
                                                                               quarterly period for a CTA exceeds the
                                                                               highest previous quarterly net value of the
                                                                               trading equity for that CTA.

Third Parties                  Legal, accounting fees, and other actual        Estimated at $23,000 for each year after
(The Scott Law Firm,           expenses necessary to the operation of the      the first ($18,000 for accounting and
P.A., Frank L. Sassetti        Partnership, and all claims and other           $5,000 for legal).  Claims and other costs
& Co. & James D. Hepner, CPA)  extraordinary expenses of the Partnership.      can not be estimated and will be paid as
                                                                               incurred.

                             INVESTOR SUITABILITY

An investment in the Partnership is suitable only for a limited amount of the risk portion of an investor's total portfolio and no one should invest more in the Partnership than he or she can afford to lose. Investors contemplating investment in the Partnership of $25,000 must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. NO INVESTOR MAY INVEST MORE THAN 10% OF SUCH INVESTOR'S NET WORTH IN THE PARTNERSHIP. THE FOREGOING STANDARD AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH IN THIS PROSPECTUS AND THE SUBSCRIPTION DOCUMENTS ARE REGULATORY MINIMUMS ONLY.

                             POTENTIAL ADVANTAGES

Although commodity trading is speculative and involves a high degree of risk (see "Risk Factors"), an investment in the Partnership will offer the following potential advantages:

EQUITY MANAGEMENT

The Partnership offers the opportunity for investors to place equity with a professional CTA who has demonstrated, in the judgment of the General Partner, an ability to trade profitably and to have that equity allocated to the CTA in a manner which is intended by the General Partner to optimize the potential for profit in the future. Ms. Pacult is the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership, and has over eighteen years of experience selecting Commodity Trading Advisors to manage individual investor accounts and describing how individual managed futures accounts work to individual investors. This experience is expected to benefit the Partnership in the quality of Commodity Trading Advisors selected, as well as in the explanation of the operation of the Partnership and the attendant risks of investment in the Partnership to prospective investors.

INVESTMENT DIVERSIFICATION

An investor who is not prepared to spend substantial time trading various commodity contracts or options may participate in these markets through an investment in the Partnership (with a minimum investment of only $25,000), thereby obtaining diversification from investments in stocks, bonds and real estate.

LIMITED LIABILITY

A Limited Partner in the Partnership will not be subject to margin calls and cannot lose more than the amount of the Limited Partner's unredeemed Capital Contribution, the Limited Partner's share of undistributed profits, if any, and, under certain circumstances, any prior distributions and/or amounts received upon Redemption of Units and interest thereon; provided, however, the Limited Partner must not participate in the management of the Partnership. In the opinion of legal counsel to the Partnership, subject to the maintenance of the Partnership structure by the General Partner and no Affiliation by the Limited Partner with any phase of management of the Partnership, there are no circumstances, including bankruptcy of the Partnership, which will subject the personal assets of a Limited Partner to the debts of the Partnership. See the Limited Partnership Agreement attached as Exhibit A.

ADMINISTRATIVE CONVENIENCE

The Partnership is structured so as to provide Limited Partners with certain services designed to alleviate the administrative details involved in engaging directly in commodities contract trading, including providing monthly and annual financial reports (showing, among other things, the Net Unit Value, trading profits or losses and expenses), and all tax information relating Limited Partner's interest in the Partnership.

ACCESS TO THE CTA

The CTA selected by the General Partner require a minimum account size substantially greater than the $25,000 minimum investment in the Partnership; e.g., Clarke requires a minimum investment of $50,000 to $1,000,000, depending on the investment program. Accordingly, investors have access to the CTA for a smaller investment, at substantially the same cost, than is available by a direct investment in a managed account with the CTA.

                                USE OF PROCEEDS

At the time of the sale of the Units, the only deduction prior to the delivery of the funds to the Partnership in furtherance of its business will be the six percent (6%) selling commission. After commencement of trading, the trades will be entered by the CTA and the FCM will charge the Partnership account the per round turn commission in effect, from time to time. At the end of each month, the actual management fees and fixed commissions identified in this Prospectus, less the per round turn commissions already paid, will be deducted from the Partnership accounts. The General Partner will determine, in its sole judgment, from time to time, the percentage of the Partnership's Net Asset Value that will be on deposit with the FCM and how much will be used for other investments and held in bank accounts to pay current obligations. Other than the approximately three percent (3%) of the previous month end Net Asset Value the General Partner expects to be retained in the Partnership's bank accounts as a reserve to pay Partnership Expenses, and other similar current payments, the General Partner expects to deposit the Net Asset Value including the proceeds from interest and trading profits, in the commodity account with the FCM to be used by the Partnership to engage in the speculative trading of commodity futures contracts and options under the direction of the CTA. The Partnership will use only cash and cash equivalents, such as United States Treasury Bills to satisfy margin requirements. All FCMs, CTAs, money market, other cash investment accounts, and banks selected by the General Partner to hold or trade assets of the Partnership will be based in the United States and be subject to United States regulations. The trades of the Partnership will be cleared by the FCM. The General Partner believes that between twenty percent (20%) to forty percent (40%) of the Partnership's assets will normally be committed as margin for commodity futures contracts but, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. For purposes of the estimate of the amount of interest income to be earned upon the Net Assets of the Partnership, the General Partner has estimated that between 20% and 40% of the Net Assets will be used for margin upon trades and that the rate of interest to be paid on the available balances will be approximately 6%. The FCM may increase margins applicable to the Partnership at any time.

Ashley has advanced the Offering Expenses but will be reimbursed for such expenses from the gross proceeds of the Offering from the break of Escrow at the time of the Initial Closing. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced.

In the event the General Partner does not sell a minimum of $700,000 in Partnership Units (the "Minimum") during the first year of this Offering, the Escrow Agent will return all money deposited to the Escrow Account to the investors together with their pro rata share of the interest earned without any deduction for fees or other costs promptly following the lapse of such Offering period.

                      DETERMINATION OF THE OFFERING PRICE

The Units are currently offered for sale for One Thousand Dollars ($l,000) per Unit, which amount was arbitrarily set by the General Partner. The amount was not based on expected earnings and is not a representation that the Units have or will have a market value of or could be resold or redeemed at that price. After trading operations have commenced, any remaining Units that are offered for sale shall be offered at a price per Unit equal to the Net Assets of the Partnership divided by the number of outstanding Units, or Net Unit Value, as of the close of business on the effective date of such purchase, which will be the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and the required applicable subscription amount from the subscriber. All sales will be subject to a sales commission of 6%, subject to waiver at the sole discretion of the General Partner, to be deducted from the proceeds prior to the issuance of Units.

                 NO MARKET AND LIMITATION OF RIGHT OF TRANSFER

None of the Units sold will be traded on any United States Market or any other Market. To the Contrary, before any transfer of Units may be made, the General Partner must grant its written approval. See "The Limited Partnership Agreement, Transfer of Units Only With Consent of the General Partner", "Plan of Distribution" and Partnership Agreement attached as Exhibit A. The Partners will have the right of Redemption. See "The Limited Partnership Agreement, Redemption".

                             THE GENERAL PARTNER

IDENTIFICATION

The Partnership is managed by two general partners (collectively referred to as the "General Partner"), Ashley Capital Management, Inc., c/o Corporate Systems, Inc. 101 N. Fairfield Drive, Dover, DE 19901, a Delaware corporation, incorporated on October 15, 1996 ("Ashley"), and Ms. Shira Del Pacult ("Ms. Pacult"), 5916 N. 300 West, P.O. Box C, Fremont, IN 46737. Neither general partner has previously operated a commodity pool, though Shira Del Pacult is the principal of Pacult Asset Management, Inc., a registered commodity pool operator which is the general partner of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. Ashley was registered as a commodity pool operator on January 15, 1998 and Ms. Pacult was registered as a commodity pool operator on May 27, 1999. Ms. Pacult is the sole principal of Ashley Capital Management, Inc. and, therefore, is the sole decision maker of the Partnership. The signature of either Ashley or Ms. Pacult, individually, may bind the Partnership.

The balance sheet of Ashley as of December 31, 1998, and an Income Statement, Statement of Cash Flows and Statement of Changes in Stockholders' Equity are attached hereto. See "Experts". The General Partner has expended effort to permit the Partnership to be available for this Offering but has not yet engaged in the business of management of trading on behalf of the Partnership or any other business activities. Purchasers of Units in the Partnership will not acquire or otherwise have any interest in Ashley.

SHIRA DEL PACULT

Ms. Pacult, age 43, is one of the general partners, is the sole shareholder, director, principal, and officer of Ashley and is a principal and registered representative of Futures Investment Company, the Selling Agent, of which her husband is also a principal. As of May 31, 1999, her net worth was $1,527,800, with the majority of her assets being substantially illiquid.
She graduated Phi Beta Kappa from the University of California, at Berkeley, in 1979. From 1980 to 1981, she was employed by a real estate developer in Sonoma County, California, as an administrative assistant. From 1981 - 1983 she was employed by Heinold Commodities, Inc., Chicago, IL, to assist in the development of the Commodities Options Department. She became a senior account executive at Heinold and was a member of the President's Council, a select group appointed to advise the firm on all matters of business practice. In 1983, Ms. Pacult and her husband established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent Commodity Trading Advisors to retail clients. Presently, Futures Investment Company is located at 5916 N. 300 West, P.O. Box C, Fremont, Indiana, 46737, with clearing agreements with Refco, Inc., Vision Limited Partnership, and ABN AMRO Incorporated. The Partnership intends to clear its trades through Refco, Inc. Ms. Pacult is a member of the National Association of Introducing Brokers, and is an Affiliated person and registered representative of Futures Investment Company, which is a member of the National Futures Association and the National Association of Securities Dealers, Inc. In addition to the Units offered pursuant to this Prospectus, FIC offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities. Ms. Pacult is also the principal of Pacult Asset Management, Inc., a registered commodity pool operator which is the general partner of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. Ms. Pacult intends to devote adequate time to handle properly the responsibilities of the General
Partner; however, Ms. Pacult will provide less than her full time to the business affairs of the Partnership. Ms. Pacult and her husband, Michael, are included in the book Master Brokers: Interviews with Top Futures
Brokers by John Walsh, ISBN 0-915513-61-7.

TRADING BY THE GENERAL PARTNER; INTEREST IN THE POOL

Ashley and Ms. Pacult, may, from time to time, trade commodity interests for their own accounts. The records of any such trading activities will not be made available to Limited Partners. As stated earlier, the General Partner will not knowingly take positions on its own behalf which would be ahead of identical positions taken on behalf of the Partnership. Once the Minimum is sold, the General Partner may purchase and hold Units without payment of a sales commission.

                  NO PRIOR PERFORMANCE AND REGULATORY NOTICE

THIS POOL HAS NOT BEGUN TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PROSPECTUS MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

                              TRADING MANAGEMENT

SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY

The General Partner will select Commodity Trading Advisors for the Partnership by utilizing the best judgment of Ms. Pacult and her eighteen years of personal experience in the review of disclosure documents of CTAs and the sale of individual managed accounts. The Partnership will rely, pursuant to the Advisory Agreement and Power of Attorney attached as Exhibit F, upon Clarke Capital Management, Inc., the CTA selected by the General Partner to trade the equity of the Partnership and to implement the trading methods and strategies. The General Partner intends to allocate substantially all of the Partnership's net assets as trading equity to the CTA.. No additional CTAs are contemplated to be added due to the sale of only the Minimum or the Maximum; provided however, the General Partner may, in its sole discretion and without notice to the Limited Partners, terminate the existing CTA, select additional CTAs, or change the allocation of equity among any additional CTAs. The CTA is not an Affiliate of the General Partner, or Ms. Pacult, nor will the General Partner serve as CTA or select any other CTAs to trade for the Partnership which are Affiliates of Ms. Pacult. See "The Commodity Trading Advisor" for a summary of the CTA's performance information.

The General Partner will periodically review the performance of the Partnership to determine if the CTA selected to trade for the Partnership should be changed or if other CTAs should be added. If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. Due to the possible allocation of trading assets over multiple CTAs should additional CTAs be engaged by the General Partner, it would be possible for one of the CTAs to produce New Net Profit in the account assigned to it and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the Quarter or the year. As such CTAs would trade independently of the others, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership. From time to time, the General Partner may use computer generated correlation analysis or other types of automated review procedures to evaluate CTAs.

THE ADVISORY CONTRACT

For the purpose of directing and effecting trades, the Partnership has entered an advisory contract and granted a Power of Attorney to the CTA to trade. The CTA has sole discretion, in the account so assigned, to determine the commodity futures trades made by the Partnership. The Partnership is bound by the directions of the CTA given to the FCM under the Power of Attorney. The Power of Attorney is subject to termination by either the General Partner or the CTA upon written notice to the other and to the FCM. If the Power of Attorney is terminated, the General Partner will seek and retain a new CTA or CTAs. See Exhibit F.

FREQUENCY OF CTA AND EQUITY REALLOCATIONS

The General Partner believes that a CTA should be retained on a medium to long-term basis and should be given the opportunity to implement fully its trading strategy or program. While it is not anticipated that frequent changes will be made to the number of CTAs advising the Partnership or that frequent reallocations of assets among the existing and any future CTAs will be made, the General Partner will retain the flexibility to replace CTAs or to reallocate the Partnership's assets among CTAs based upon its sole judgment and experience. From time to time, the General Partner may engage in reallocations of assets or add or replace CTAs on a frequent basis. Due to the possibility of allocation of trading assets over multiple CTAs, it would be possible for one of the CTAs to produce New Net Profit in the account assigned to it and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the Quarter or the year.

MS. PACULT IS THE PRINCIPAL OF ANOTHER GENERAL PARTNER WHICH SERVES AS THE COMMODITY POOL OPERATOR OF BOTH A PUBLIC AND A PRIVATE COMMODITY POOL, THE FORMER HAVING COMMENCED TRADING IN NOVEMBER OF 1996, AND THE LATTER HAVING COMMENCED TRADING IN APRIL, 1998. COMMODITY TRADING ADVISORS FOR THIS POOL MAY SERVE AS COMMODITY TRADING ADVISORS FOR OTHER POOLS AS WELL AS TRADE INDIVIDUAL MANAGED ACCOUNTS. THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

                         THE COMMODITY TRADING ADVISOR

                        CLARKE CAPITAL MANAGEMENT, INC.

Clarke Capital Management, Inc. ("AIM"), an Illinois corporation, is the Commodity Trading Advisors (the "CTA" or "CCM"), and its Main Business Office and main business telephone are: 216 S. Vine Street, Hinsdale, Illinois
60521; (630) 323-5913. The books and records of the CTA will be kept and made available for inspection at the Main Business Office.

BUSINESS BACKGROUND

The business background of the CTA and its principal for at least five (5) years is as follows:

Mr. Clarke spent the period of 2/83 through 2/85 as an independent contractor trading equities and options for Rice, Naegele & Associates of Chicago, a firm involved in private speculation. From 2/85 through 3/89, Mr. Clarke as an independent contractor traded equities and options in a firm account of Shatkin Investment Corp., then a clearing member of the Chicago Board Options Exchange. From 3/89 to 11/89, Mr. Clarke as an independent contractor, traded equities and options in a firm account of French-American Securities, a private investment company based in Chicago. From 11/89 to December 9, 1993, Mr. Clarke was self-employed; developing methods to trade futures and other commodity interests and trading various personal accounts. As of December 9, 1993, Mr. Clarke has been employed as an Associated Person and principal of Clarke Capital Management, Inc., a registered Commodity Trading Advisor.

Clarke Capital Management, Inc. was incorporated in September 1993 for the purpose of acting as a Commodity Trading Advisor. CCM was registered with the Commodity Futures Trading Commission on October 25, 1993. Required performance disclosure of CCM is located below under "Performance Record of the CTA".

There have never been any administrative, civil, or criminal proceedings against Clarke Capital Management, Inc. or Mr. Clarke.

DESCRIPTION OF TRADING PROGRAM

The exact nature of CCM's trading strategy is proprietary and confidential. The following description is of necessity general and is not intended to be all-inclusive.

Although the five programs offered by CCM differ in certain respects, they share a number of common elements. Under all five Programs, CCM's trading strategy is strictly technical in nature. No fundamental analysis is used. The strategy was developed from analysis of patterns of actual price movements, and is not based on analysis of supply and demand factors, general economic factors, or world events. CCM has conducted analysis of these price patterns to determine procedures for initiating and liquidating positions in the markets in which it trades.

The general trading strategy of all five CCM Programs is trend following. Most, but not all, trade initiations and liquidations are in the direction of the trend. CCM employs techniques that utilize a number of trading models acting independently. Each model generates it own entry and exit signals and trades both sides of the market (long and short). With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program. CCM reserves the right to make adjustments in the exact entry or exit price a model uses from program to program in order to attempt to reduce the impact of slippage from large block orders being executed at the same price. The models vary from intermediate through long-term to very long-term in time-frame focus and testing has been done in order to select only those models that have good performance characteristics across a wide range of conditions and complementary performance with all other models in a program. None of the models has been custom tailored to any individual market or group of markets.

PERFORMANCE RECORD OF THE CTA

The information presented in Performance Capsules 1 through 5 is presented on a pro-forma basis in that the percentage rate of return displayed is calculated using an annual management fee of 1.8% and an incentive fee of 25%. Brokerage fees and all other charges are included in all calculations as actually charged. The performance data in Performance Capsules #6 and #7 are based solely on those accounts that pay fees. Accounts of the General Partner and of Mr. Clarke invested in these funds do not pay fees and are excluded from the presentation.

The following are the fees used in constructing the presentations of Performance Capsules 1 through 5:

(1) 1.8% per annum management fee. This is calculated on a monthly basis at a rate of .15% of the Gross Ending Equity for the month and deducted quarterly.

(2) 25% trading advisor incentive fee. This is calculated and deducted quarterly as a percentage of the Gross Trading Performance Plus Interest ("GTPPI") minus any Carryforward Loss.

The fees deducted from capsule #6 are 0% management fee and 25% incentive fee. Accounting fees of 0.25% are also deducted. The fees deducted from capsule #7 are 2% administration and management fees and 25% incentive fees.

Clarke Capital Management, Inc. - Domestic Diversified Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Domestic Diversified Program
                Percentage Rate of Return
        (Computed on a compounded monthly basis)*

    1999    1998    1997    1996    1995    1994    1993
(Jan - Feb)
    9.7     15.86   13.76   13.84   18.76   3.51    (0.01)

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Domestic Diversified Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  December, 1993
Accounts Under Management:  1
Total Assets Managed by CTA (Actual Value):  $61,799,581
Total Assets Managed by CTA (Notional Value):  $73,839,092
Total Assets Traded Pursuant to Program (Actual Value):  $106,612
Total Assets Traded Pursuant to Program (Nominal Value): $181,763 Worst Monthly Percentage Draw-down**: 4-98/12.09%
Worst Peak-to-Valley % Draw-down***:  2-97 to 4-98/22.14%
Number of Accounts Closed with Profit:  17
Number of Accounts Closed with Loss:  4

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Worldwide Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Worldwide Program
          Percentage Rate of Return
    (Computed on a compounded monthly basis)*

   1999      1998      1997      1996
(Jan - Feb)
   6.43      33.09     24.65     44.53

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Worldwide Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  January, 1996
Accounts Under Management:  50
Total Assets Managed by CTA (Actual Value):  $61,799,581
Total Assets Managed by CTA (Notional Value):  $73,839,092
Total Assets Traded Pursuant to Program (Actual Value): $18,787,226 Total Assets Traded Pursuant to Program (Nominal Value): $23,560,227 Worst Monthly Percentage Draw-down**: 12-96/8.48%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/8.53%
Number of Accounts Closed with Profit:  6
Number of Accounts Closed with Loss:  1

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Global Basic Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Global Basic Program
             Percentage Rate of Return
       (Computed on a compounded monthly basis)*

    1999       1998      1997      1996
(Jan - Feb)
    0.33       42.04     52.22     152.52

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Global Basic Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  February, 1996
Accounts Under Management:  111
Total Assets Managed by CTA (Actual Value):  $61,799,581
Total Assets Managed by CTA (Notional Value):  $73,839,092
Total Assets Traded Pursuant to Program (Actual Value): $6,794,649 Total Assets Traded Pursuant to Program (Nominal Value): $7,335,402 Worst Monthly Percentage Draw-down**: 12-96/15.76%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/22.20%
Number of Accounts Closed with Profit:  55
Number of Accounts Closed with Loss:  13

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Global Magnum Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Global Magnum Program
              Percentage Rate of Return
      (Computed on a compounded monthly basis)*

    1999        1998       1997
(Jan - Feb)
    2.20        44.74      25.18

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Global Magnum Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  August, 1997
Accounts Under Management:  66
Total Assets Managed by CTA (Actual Value):  $61,799,581
Total Assets Managed by CTA (Notional Value):  $73,839,092
Total Assets Traded Pursuant to Program (Actual Value): $7,702,892 Total Assets Traded Pursuant to Program (Nominal Value): $10,081,295 Worst Monthly Percentage Draw-down**: 10-97/9.62%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/17.68%
Number of Accounts Closed with Profit:  16
Number of Accounts Closed with Loss:  4

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Millennium Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Clarke Capital Management, Inc. - Millennium Program
           Percentage Rate of Return
     (Computed on a compounded monthly basis)*

    1999        1998
(Jan - Feb)
    (0.24)      37.29

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Millennium Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  January, 1998
Accounts Under Management:  8
Total Assets Managed by CTA (Actual Value):  $61,799,581
Total Assets Managed by CTA (Notional Value):  $73,839,092
Total Assets Traded Pursuant to Program (Actual Value): $16,189,009 Total Assets Traded Pursuant to Program (Nominal Value): $20,461,162 Worst Monthly Percentage Draw-down**: 4-98/12.68%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/21.38%
Number of Accounts Closed with Profit:  1
Number of Accounts Closed with Loss:  1

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - MJC Aggressive Multi-Sector Fund, L.P.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Clarke Capital Management, Inc. - MJC Aggressive Multi-Sector Fund, L.P.
                      Percentage Rate of Return
              (Computed on a compounded monthly basis)*

    1999       1998      1997      1996      1995
(Jan - Feb)
    0.13       61.99     51.89     108.64    17.54

Name of Pool:  MJC Aggressive Multi-Sector Fund, L.P.
Type of Pool:   Privately offered to accredited investors
Inception of Trading:  July, 1995
Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Aggregate Gross Subscriptions:   $5,772,265
Current Net Asset Value:   $11,251,342
Worst Monthly Percentage Draw-down**:  12-96/11.07%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/11.20%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


            Performance Record of Fremont Fund, Limited Partnership

In addition to the Partnership, Ms. Pacult is the principal of another general partner, Pacult Asset Management, Inc., which manages another commodity pool called Fremont Fund, Limited Partnership. Fremont Fund Limited Partnership is traded by Bell Fundamental Futures, L.L.C.

Fremont Fund pays various expenses in relation its operation including a management fee to its CTA and general partner of 4% and 2% annually, respectively, charged 1/12th monthly, and a quarterly incentive fee of 15% of all New Net Profits. In addition, the fund pays 1% per month (12% per year) for trading.

Fremont Fund, Limited Partnership

The following capsule shows the past performance of Fremont Fund, LP for the period from inception of trading in November, 1996, through February 28, 1999. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   Fremont Fund, Limited Partnership
      Percentage Rate of Return
(Computed on a compounded monthly basis)*

Month     1999      1998      1997      1996
January   (1.49)    (1.48)    (1.79)    N/A
February  6.74      (0.92)    0.71      N/A
March               0.74      (0.91)    N/A
April               (3.46)    (2.13)    N/A
May                 (2.30)    (0.66)    N/A
June                (5.39)    (0.39)    N/A
July                4.21      (0.65)    N/A
August              1.78      (2.57)    N/A
September           0.07      (0.53)    N/A
October             0.26      (0.76)    N/A
November            (3.52)    (1.09)    (8.83)
December            (1.60)    (2.13)    2.34
Year       5.15     (11.35)   (12.21)  (6.69)

Name of Pool:  Fremont Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of CTA: Bell Fundamental Futures, L.L.C.
Principal Protected:  No
Date of Inception of trading:  November, 1996
Net Asset Value of the pool: $568,177 on total Units outstanding: 791.6 NAV Per Unit: $718
Largest Monthly Draw-Down**:  12-96/8.83%
Worst Peak-to-Valley Draw-Down***:  11-96 to 6-98/32.5%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                        THE FUTURES COMMISSION MERCHANT

Refco, Inc. ("Refco") located at One World Financial Center, Tower A, Suite 2300, 200 Liberty Street, New York, NY 10281, is the futures Commission Merchant for the Partnership. The following disclosures are provided regarding Refco.

As one of the world's largest registered futures commission merchants, Refco, Inc. maintains memberships on all principal U.S. and international exchanges. In terms of client volume, Refco is one of largest members of the Chicago Board of Trade (CBOT), Chicago Mercantile Exchange (CME), as well as the LIFFE (London International Financial Futures Exchange), the LME (London Metal Exchange), the MATIF (Marche a Terme International de France), and the SIMEX (Singapore International Monetary Exchange).

Refco has a preeminent market position in the most actively traded contracts, which include U.S. treasury bonds, eurodollars, stock indices, currencies, agricultural products and energy.

Refco does not have a proprietary trading division. Its global execution and clearing capabilities have enabled it to command a significant worldwide market share of client business in futures and options transactions. Refco's client base includes a broad range of financial institutions, corporations, businesses, governments, fund managers, mutual funds and pension funds throughout the world. As Refco's strategy indicates, institutional and corporate clients seek well-capitalized, globally-oriented brokerage firms. Refco provides its clients with timely and comprehensive market information on a daily basis.

See disclosures as to litigation during the past 5 years regarding Refco under "Legal Matters".

                          FEDERAL INCOME TAX ASPECTS

SCOPE OF TAX PRESENTATION

This presentation is based on the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (hereinafter collectively called the "Code") which were in effect as of December 31, 1998, and is based upon the express intention of the General Partner to cause the Partnership to invest only its equity Capital and not to borrow funds from any source and the belief that all of the income generated by the Fund will be "qualifying income" and, therefore, the Fund will not be a publicly-traded entity.

Any change in the Code or deviation from the intent to invest equity Capital only, could alter this presentation and also have adverse tax consequences to the Partnership and the Partners, such as taxation as a corporation. This would result in the payment of tax by the Fund and the payment of a second tax by the investor rather than only by the investor if the Fund were taxed as a Partnership. In addition, if the Fund were taxed as a corporation, none of the deductions for expenses would pass through to the investor's tax return.

Under current IRS guidelines, there exists a substantial possibility that the partnership's return will be examined. If the partnership is audited, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense to the Partners and the Partnership. Any adjustment made to the Partnership return will flow through to the Partners' returns and could result in a separate audit of the Partners' individual returns. The Partnership will report its income for tax and book purposes under the accrual method of accounting and its tax year will be the calendar year, or such other period as is required under section 706(b) of the Code. During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income which will be taxed as ordinary income.

THIS DISCUSSION ASSUMES THAT THE INVESTOR IS AN INDIVIDUAL AND IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL PLANNING, PARTICULARLY, SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP WILL NOT BE THE SAME FOR ALL TAXPAYERS. ALL MATTERS UPON WHICH THE PARTNERSHIP HAS OBTAINED AN OPINION OF TAX COUNSEL ARE DISCUSSED UNDER THE CAPTION "TAX OPINION" BELOW. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR TAX SITUATION.

NO LEGAL OPINION AS TO CERTAIN MATERIAL TAX ASPECTS

No legal opinion will be requested by the Partnership in regard to any State income tax issue. In addition, tax counsel to the Partnership can not opine upon any Federal income tax issue which involves a determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit. For example, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to the operation of the Partnership by the General Partner. See "Federal Income Tax Aspects".

PARTNERSHIP TAX STATUS AND NET WORTH OF THE GENERAL PARTNER

If the Partnership were treated as an association or publicly traded partnership, taxable as a corporation, in any taxable year, the Partnership would pay taxes at the corporate rates upon its income and gains, items of deduction and losses would be deductible only by the Partnership and not by the Partners, tax credits would be available only to the Partnership and not to the Partners, and all or a part of the distributions to the Partners could be taxable as dividend income to the Partners and would not be deductible by the Partnership in computing its taxable income. This would substantially increase the total amount of taxes the Partnership and it Partners would pay each year.

The Code, at Section 7701, provides the characteristics of a corporation which should not be present if a partnership is to be taxed as a partnership. Among those characteristics is a test for net Capital which all entities serving as general partner to a partnership must meet. Among those requirements are that the General Partner, as such, will maintain a Capital Contribution in the Partnership in an amount not less than the greater of
(i) $25,000 or (ii) one percent (1%) of the aggregate Capital Contributions from time to time, of all Limited Partners (measured at the time of each respective investment) and sufficient net worth to enable the creditors of the Partnership to have a viable entity to hold responsible for Partnership debts. These tests are contained in Code Section 7701 to maintain its partnership taxation status. When or if Ashley becomes the sole general partner, it will use its best efforts to satisfy the "safe harbor" requirements or otherwise satisfy the IRS requirements necessary to cause the Partnership to be taxed as a partnership and not as a corporation.

The IRS Code Section 7701 specifically provides a "safe harbor" which permits limited partnerships to meet the net worth test when a sole corporate general partner has a Net Worth equal to (15%) of the first $2,500,000 or $250,000, whichever is less, and (10%) of all above $2,500,000 of the Net Assets of the Partnership, exclusive of the amount invested by such general partner in any Partnership. Ms. Pacult intends to resign as a general partner once (i) she is no longer a necessary element to maintain the Partnership's tax status as a partnership and not as a corporation and (ii) Ashley has sufficient net assets to meet the NASAA Guidelines to continue to offer Units in the Partnership. Although there can be no assurance that Ashley, as the sole corporate General Partner, will satisfy the IRS "safe harbor" test to permit the Partnership to continue to be taxed as a partnership, before Ms. Pacult resigns, Ashley will secure an opinion of counsel to the effect that sufficient other IRS elements exist to permit the Partnership to continue to be taxed as a partnership and not as a corporation.

Historically, the right of redemption, similar to the right available to Partners in the Partnership, renders a pool, such as the Partnership, a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 (the "1987 Act") Act provides an exception. The exception requires ninety percent (90%) or more of the partnership's gross income to be qualifying income. Qualifying income includes interest, dividends, and income from futures, options or forward contracts on commodities, if the buying and selling of commodities is a principal activity of the partnership. The General Partner intends to limit the sources of income so that the exception will apply to the Partnership. In addition, the General Partner has placed certain restrictions upon the right of redemption. See Exhibit A, "Right of Redemption".

NO IRS RULING

THE PARTNERSHIP HAS NOT APPLIED FOR A RULING FROM THE INTERNAL REVENUE SERVICE (THE "IRS") REGARDING ITS STATUS AS A PARTNERSHIP OR WITH REGARD TO ANY OTHER TAX ASPECT, NOR DOES THE PARTNERSHIP INTEND TO SEEK A RULING. IN THE ABSENCE OF A RULING, THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT ATTEMPT TO TAKE A POSITION ADVERSE TO THE PARTNERSHIP.

TAX OPINION

The Partnership has obtained an opinion, which is not binding upon the IRS or the Courts, from The Scott Law Firm, P.A., that the Partnership will be taxable as a partnership and not as a corporation. The Firm has opined with respect to all material federal tax consequences as follows: (i) the Partnership will be treated as a partnership for federal income tax purposes (assuming that substantially all of the gross income of the Partnership will constitute "qualifying income" within the meaning of section 7704(d) of the Internal Revenue Code of 1986, as amended) (the "Code")); (ii) the allocations of profits and losses made when Partners redeem their Units should be upheld for federal income tax purposes; (iii) based upon the contemplated trading activities of the Partnership, the Partnership should be treated as engaged in the conduct of a trade or business for federal income tax purposes, and, as a result, the ordinary and necessary business expenses incurred by the Partnership in conducting its commodity futures trading business should not be subject to limitation under section 67 or section 68 of the Code; (iv) the Profit Share should be respected as a distributive share of the Partnership's income allocable to Atlas Futures Fund, Limited Partnership; and (v) the contracts traded by the Partnership, as described in the Prospectus, should satisfy the commodities trading safe harbor as described in section 864(b) of the Code.

Such opinion is based on the Code as of December 31, 1998, a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the General Partner: (a) at all times, the Partnership will be operated in accordance with the Delaware Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A; (b) the General Partner will, at all times maintain not less than a one percent (1%) interest in the income, losses, gains, deductions and credits of the Partnership; (c) the aggregate deductions to be claimed by the Partners as their distributive shares of the Partnership net losses for the first two years of operation of the Partnership will not exceed the amount of equity Capital invested in the Partnership; (d) no creditor who makes a loan to the Partnership, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in the Capital, profits or property of the Partnership, other than as a secured creditor; (e) the General Partner will at all times actively direct the affairs of the Partnership; (f) the General Partner will possess substantial assets (exclusive of its interest in the Partnership or any other limited partnership) which can be reached by the general creditors of the Partnership within the meaning of Treasury Regulation Section 301.7701 2(d)(2) or the General Partner will otherwise comply with the tax code general partner requirements imposed upon sole corporate general partners of limited partnerships; (g) interests in the Partnership will be transferable only upon approval of the General Partner and not, otherwise, be (1) traded on an established securities market, or (2) readily tradable on a secondary market (or the substantial equivalent thereof); (h) the Partnership will not be registered under the Investment Advisor's Act of 1940; and, (i) over ninety percent of the income earned by the Partnership will be Qualifying Income as that term is defined in the 1987 Act.

The Law Firm is not able to opine upon the tax treatment of certain expenses as the determination depends upon questions of fact to be resolved by the General Partner on behalf of the Partnership. In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. It is the General Partner's position that the Partnership's intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the Partnership and Offering Expenses will not be deductible or amortizable by the Partnership or its Partners.

Any change in these representations or the operative facts will prevent reliance by the Partnership and the Partners upon the legal opinion from The Scott Law Firm, P.A.

PASSIVE LOSS AND UNRELATED BUSINESS INCOME TAXES RULES

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988 (the "Notice"), the IRS provided guidance as to the operation of the Partnership. The General Partner intends to cause the Partnership to comply with the applicable provisions of these guidelines. In the event the Expenses of the Partnership were deemed not to qualify as deductions from trading profits, if any, the total taxes paid by the Partners would increase while the distributions to them would remain the same.

BASIS LOSS LIMITATION

Generally, the "basis" of a Partner's interest in the Partnership for tax purposes is equal to the cost decreased, but not below zero, by the Partner's share of any Partnership losses and distributions and increased by the Partner's share of any Partnership income. A Partner may not deduct losses in excess of the adjusted basis for the interest in the Partnership at the end of the partnership year in which such losses occurred, but may carry forward any excess to such time, if ever, as the basis for the interest in the Partnership is sufficient to absorb the loss. Upon the sale or liquidation of a Partner's interest in the Partnership, the Partner will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount realized by such Partner in the transaction and the basis for such Partner's interest in the Partnership at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for the Partners to sustain a loss from the operation of the Partnership which will be not allowed as a deduction for tax purposes or limited to a $3,000 annual limitation.

AT-RISK LIMITATION

The election by a Partner to borrow the money to invest in the Partnership carries with it certain at risk limitations. Section 465 of the Code provides that the amount of any loss allowable for any year to be included in a Limited Partner's personal tax return is limited to the amount paid for the Units (tax basis) of the amount "at risk". Losses already claimed may be subject to recapture if the amount "at risk" is reduced as a result of cash distributions from the activity, deduction of losses from the activity, changes in the status of indebtedness from recourse to non-recourse, the commencement of a guarantee, or other events that affect the taxpayer's risk of loss. Partners should consider the "at-risk" provisions in arranging debt financing for purchase of an interest in the Partnership.

INCOME AND LOSSES FROM PASSIVE ACTIVITIES

Code Section 469 limits the deductibility of losses from business activities in which the taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate ("Passive Losses"). Under temporary Treasury Regulations, the trading of personal property, such as futures contracts, will not be treated as a passive activity and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside the Partnership and Partnership losses will not be subject to limitation under the Passive Loss Rules.

ALLOCATION OF PROFITS AND LOSSES

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the General Partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute "capital account equivalency" test, the Limited Partnership Agreement does not meet a third requirement, that a Partner must make a Capital Contribution to the Partnership equal to any deficit in its Capital Account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to a Partner in excess of the Partner's Capital Contribution plus properly allocated profits less any prior distributions. The General Partner intends to allocate income and losses in accordance with the Partnership Agreement which it believes complies with applicable Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among Partners admitted on different dates which could adversely effect the amount of taxable income to one Partner as opposed to another Partner.

TAXATION OF FUTURES AND FORWARD TRANSACTIONS

The CTAs selected by the Partnership are expected to trade primarily in
Section 1256 Contracts as defined in the Code. All Section 1256 contracts will be marked-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise) and all open Section 1256 contracts held by the Partnership at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, the Partners may have tax liability relating to unrealized Partnership profits in open positions at year-end. Sixty percent (60%) of any gain or loss from a Section 1256 contract will be treated as long-term, and forty percent (40%) as short-term, capital gain or loss (the "60/40 Rule"), regardless of the actual holding period of the individual contracts. The character of a Partner's distributive share of profits or losses of the Partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each partner's distributive share of such gain or loss for a taxable year will be combined with its other items of capital gain or loss for such year in computing its Federal income tax liability. The Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%. Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (termed "off-exchange positions").

SECTION 988 FOREIGN CURRENCY TRANSACTIONS

A "Section 988 transaction" is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency (i.e., other than the dollar) or is determined by reference to one or more nonfunctional currencies. If the
Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

CAPITAL GAIN AND LOSS PROVISIONS

If long-term capital gains exceed short-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, the excess of capital losses over capital gains will be deductible by an individual against ordinary income. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

BUSINESS FOR PROFIT

Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity "not engaged in for profit". These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The General Partner believes that the employment by the Partnership of independent CTAs with strong track records of production of profits, it is more likely than not, that the activity of the Partnership will be considered an activity engaged for profit.

SELF-EMPLOYMENT INCOME AND TAX

Section 1402 of the Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a Limited Partner. Therefore, a Limited Partner should not consider that the ordinary income from the Partnership constitutes net earnings from self-employment for purposes of either the Social Security Act or the Code.

INDIVIDUAL ALTERNATIVE MINIMUM TAX

Non-corporate taxpayers are subject to the alternative minimum tax to the extent it exceeds their regular tax. For an entity taxable as an estate or trust, the first $22,500 of "alternative minimum taxable income" is exempt from the alternative minimum tax, while for an individual it is the first $33,750 of such income ($45,000 for a joint return; $22,500 for married taxpayers filing separately). The exemption amounts will be phased out at the rate of $.25 for each dollar of alternative minimum taxable income in excess of $150,000 for married taxpayers filing jointly, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separately, estates and trusts. Alternative minimum taxable income in excess of the exemption amount, after any applicable phase-out, will be subject to a two-tiered rate schedule. Alternative minimum taxable income (net of exemption) up to and including $175,000 will be taxed at a rate of 26% and alternative minimum taxable income over $175,000 will be taxed at a 28% rate. Taxpayers liable for the alternative minimum tax are required to make estimated tax payments.

INTEREST RELATED TO TAX EXEMPT OBLIGATIONS

Section 265(a)(2) of the Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment". The Revenue Procedure further states that a limited partnership interest will be regarded as a "portfolio investment", unless rebutted by other evidence. Therefore, in the case of a Limited Partner owning tax-exempt obligations, the IRS might take the position that any interest expense incurred by him to purchase or carry Units should be viewed as incurred by him to continue carrying tax exempt obligations and that such Limited Partner should not be allowed to deduct all or a portion of the interest on any such loans.

NOT A TAX SHELTER

In the opinion of tax counsel, the Partnership does not constitute a tax shelter, as defined in Code Section 6111(c), since the General Partner intends to operate the Partnership so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the General Partner does not plan to register the Partnership as a tax shelter with the IRS.

TAXATION OF FOREIGN PARTNERS

An investment in the Partnership should not, by itself, cause a Foreign Partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income which is not effectively connected with the conduct of a United States trade or business. This tax must be withheld by the person having control over the payment of such income. Accordingly, the Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Partner. If the Partnership is required to withhold tax on such income of a Foreign Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Partner.

PARTNERSHIP ENTITY-AUDIT PROVISIONS-PENALTIES

The Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding. The Partnership Agreement has appointed Ashley as the "Tax Matters Partner" to settle any issue involving any partner with less than a one percent (1%) profits interest unless such a partner, upon notice, properly elects not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Code provides that a partner must report a partnership item consistently with its treatment on the partnership return, unless the partner specifically identifies the inconsistency or can show that its treatment of the partnership item on its return is consistent with a schedule furnished to the partner by the Partnership. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the partnership return.

Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. "Understatement" is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax which is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the "understatement" for the taxable year exceeds the greater of (1) 10% of the correct tax, or (2) $5,000 ($10,000, in the case of a corporation other than an S corporation or a personal holding company).

                 EMPLOYEE BENEFIT, RETIREMENT PLANS AND IRA'S

In considering an investment in the Partnership, a fiduciary of an employee benefit plan covered by the Employee Retirement Income Security Act of 1974 ("ERISA") (such as, for example, a qualified pension, profit-sharing or stock bonus plan, or health and welfare plan), or of an Individual Retirement Account ("IRA") (collectively "Qualified Plans"), taking into account the facts and circumstances of such Qualified Plan, should consider applicable fiduciary standards under ERISA. Prospective plan investors should consult their own legal and financial advisors regarding these and other considerations involved in an investment in the Partnership by a particular plan.

ACCORDINGLY, THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF CIRCUMSTANCES OF THE PARTICULAR PLAN.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF EMPLOYEE BENEFIT PLANS IS NOT A REPRESENTATION BY THE GENERAL PARTNER OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL LEGAL REQUIREMENTS OR IS APPROPRIATE WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE ATTORNEY FOR THE PLAN AS TO THE PROPRIETY OF AN INVESTMENT IN THE PARTNERSHIP.

                       THE LIMITED PARTNERSHIP AGREEMENT

This Prospectus contains an explanation of some of the more significant terms of the Limited Partnership Agreement, however, prospective investors are urged to read the Agreement in its entirety. See Exhibit A.

FORMATION OF THE PARTNERSHIP

The Certificate of Limited Partnership dated January 12, 1998 was filed on January 12, 1998, pursuant to the Delaware Uniform Limited Partnership Act. The liability of a Limited Partner for the losses, debts and obligations of the Partnership is limited to the Limited Partner's Capital Contribution and share of any undistributed assets of the Partnership, so long as the Limited Partner complies with Article V of the Limited Partnership Agreement. The Limited Partnership Agreement provides that the death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity of a Limited Partner will not terminate or dissolve the Partnership, and that the legal representatives of such Limited Partner have no right to become a substituted Limited Partner solely by reason of such capacity or to withdraw the Limited Partner's interest except by redemption of Units.

UNITS

The number of Units held by a Partner will determine the Partner's percentage interest in the Net Assets of the Partnership, such percentage interest to be equal to an amount calculated by dividing the number of Units held by the Partner by the aggregate number of outstanding Units of the Partnership, from time to time.

MANAGEMENT OF PARTNERSHIP AFFAIRS

Responsibility for managing the Partnership is vested solely in the General Partner. The Limited Partners will not take part in the business or affairs of the Partnership nor have any voice in the management or operations of the Partnership. Any material change in the Limited Partnership Agreement or the Partnership's structure shall, however, require the prior written approval of the Limited Partners who collectively hold a majority of the Units of the Partnership; provided, however, the General Partner may change trading advisors, change the commodity contracts traded by the Partnership, and change the diversification of the Partnership's assets among the various types of or in the positions held in commodity contracts without a vote or other form of permission from the Limited Partners. The Limited Partners who collectively hold a majority of the Units of the Partnership may, to the extent permitted by law, without the concurrence of the General Partner, vote to (i) amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership including, but not limited to, the right to remove the General Partner and elect a new general partner. The General Partner has no authority to engage in the actual selection or frequency of trading. Trading must be done by independent CTAs selected by the General Partner.

ADDITIONAL OFFERINGS

The General Partner may from time to time, in its sole discretion, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. There is no limit upon the amount of Capital Contributions or the maximum number of Units which may be issued, offered or sold.

PARTNERSHIP ACCOUNTING, REPORTS, AND DISTRIBUTIONS

Each Partner will have a Capital Account, and its initial balance will be the amount the Partner paid for the Partner's Units. The Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Net Assets will be made solely at the discretion of the General Partner. On a monthly basis the General Partner will cause to be reported to the Partners, the following information: the Net Unit Value as of the end of the month and as of the end of the previous month, and the percentage change in Net Unit Value between the two months; the amount of distributions during the month; the aggregate fixed commission in lieu of round-turn brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by the Partnership during the month; and, such other information as the CFTC may, by regulation, require. Partners or their duly authorized representatives may, after adequate notice, inspect the Partnership books and records at any reasonable time, to copy, at their expense said records related to the Capital Account of said Partner.

FEDERAL TAX ALLOCATIONS

At the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss will be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisor, and each Partner's share of such items are includable in the Partner's personal income tax return.

TRANSFER OF UNITS ONLY WITH CONSENT OF THE GENERAL PARTNER

A purchaser is admitted to the Partnership and is registered on the records of the Partnership as the owner of those Units. The registered holder is entitled to receive all distributions, allocations of losses and withdrawals or reductions of Capital Contributions with respect to such Units, and to vote on any matters submitted to the Limited Partners for voting. Units are transferable only with the written consent of the General Partner, whose consent will be withheld if, among other things, the transfer (i) is requested prior to two years from the date of purchase of such assigned or transferred Units(s) by said Partner; (ii) is not for the full Units or if the assignor, if he is not assigning all of his Units, will not retain more than five Units; (iii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or state securities laws and the limited partnership laws of the State of Delaware; or
(iv) will jeopardize the status of or cause a termination of the Partnership for Federal income tax purposes or affect characterizations or treatment of income or loss.

TERMINATION OF THE PARTNERSHIP

The Partnership will terminate at 11:59 p.m. twenty-one years from the date of the Partnership Agreement; by election of the General Partner, in its sole discretion, to terminate and dissolve the Partnership; the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the General Partner, unless the Limited Partners unanimously elect to carry on the business and a new general partner has been substituted; upon the occurrence of an event specified under the laws of the State of Delaware as one effecting dissolution; any event which shall make unlawful the continued existence of the Partnership; or, upon the unanimous vote of the Limited Partners.

MEETINGS

No regular meetings of the Partnership are required to be held, however, a meeting of the Partners for the purpose of acting upon any matter upon which the Partners are entitled to vote may be called by the General Partner at any time and shall be called by the General Partner, no more than 15 days after receipt by the General Partner, either in person or by certified mail, of a written request, accompanied by an advance of the costs to send notice of the meeting to all Partners, for such a meeting which sets forth the purpose thereof, which is signed by one or more of the Partners who collectively own 10% or more of the then outstanding Units.

REDEMPTIONS

No Partner may redeem or liquidate any Units until six months after the commencement of trading. Written notice must be received by the General Partner no later than 12:00 noon on the tenth calendar day immediately preceding the desired effective date of Redemption which must be as of the last day of the then current or a future month. The General Partner intends to use its best efforts to make payment of the Redemption request of the Partner's pro rata share of the Net Asset Value, as those terms are defined in Appendix I, within ten days following the effective date. However, investors should be aware that while the General Partner intends to so honor all proper Unit Redemption requests, circumstances existing in the Partnership's business at the time of such Redemption request. Specifically, the lack of sufficient cash due to the inability to liquidate positions as of the Redemption date or the accrual for contingent claims may cause the General Partner to suspend or delay Redemptions or to only partially honor such requests. The General Partner in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner. A Redemption fee will be assessed towards the value of the Units and will be made payable to the Partnership in the amount of four percent (4%) of the value of the Redemption request which is received prior to the nineteenth day of the sixth month after the commencement of trading. Thereafter, there will be a reduction in the Redemption fee of one percent (1%) for each six (6) months the investment in the Units remained invested in the Partnership after the initial six months; i.e., a redemption during the next 7 to 12 months will be charged a 3% Redemption fee; 13 to 18 months 2%, 19 to 24 months 1% and, thereafter, no Redemption fee will be charged.

                            PLAN FOR SALE OF UNITS

The Units are being offered and sold through Futures Investment Company ("FIC"), 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, an NASD registered broker dealer and other broker dealers selected by the General Partner, on a best efforts basis. Ms. Pacult, one of the general partners and the sole shareholder, director, and officer of Ashley, along with her husband, Mr. Michael Pacult, are the sole owners of FIC. They are also associated persons and registered representatives of FIC who will earn sales and trailing commissions as a result of the Units they sell and service. A best efforts basis means there is no requirement that the General Partner or any broker dealer (sometimes referred to as the underwriter) to purchase any unsold Units, and no person or entity, including the General Partner and the broker dealer have any obligation, currently or are expected at any time in the future, to purchase any unsold Units. In addition, the General Partner may, in its sole discretion, terminate this offering of Units at anytime. There will be a selling commission of six percent (6%), subject to waiver at the sole discretion of the General Partner, paid to the broker dealers selected, from time to time, to sell Units. FIC, the broker dealer, is an Illinois corporation which was incorporated on December 6, 1983. Its registration as a fully disclosed broker dealer with the NASD became effective on July 24, 1997. The principal business functions of the broker dealer are currently the offering and trading of securities and commodities as a CFTC registered introducing broker. It is contemplated that the broker dealer will participate in the offering of other commodity pools sponsored by the General Partner or other persons or entities in competition with the Partnership.

A minimum of 700 Units (the "Minimum") are currently offered for sale at a fixed value of One Thousand Dollars ($1,000) per Unit, which amount was arbitrarily established by the General Partner. The amount was not based on expected earnings and does not represent that the Units have or will have a market value of or could be resold or redeemed at that price. When the General Partner has received and accepted subscriptions for the Minimum, the Partnership will commence trading operations. The remaining 6,300 Units will be offered at a price per Unit equal to the number of outstanding Units divided into the Net Asset Value of the Partnership as of the close of business on the effective date of such purchase, which will be the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and the required applicable subscription amount from the Partner in question. The General Partner will not grant its permission for any subscription documents or payments, once accepted, to be withdrawn by a subscriber except through Redemption procedures. There can be no assurance that the Minimum or any additional Units will be sold. Funds with respect to subscriptions received and accepted by the General Partner prior to the sale of the Minimum will be deposited and held in a separate escrow account in the name of the Partnership at Star Financial Bank, 2004
N. Wayne St., Angola, IN 46703 (the "Escrow Agent") pending the General Partner's receipt and acceptance of subscriptions for at least the Minimum. The Broker Dealer, the Partnership and the Escrow Agent have entered into an escrow agreement. The Escrow Agent shall receive a fee for its services which will be paid by Ashley without a right of reimbursement from the Partnership. Units purchased by Ashley, Ms. Pacult or any Affiliate shall not be counted in determining whether the Minimum has been subscribed for and sold. If subscriptions for at least the Minimum are not received and accepted by the General Partner prior to the close of one year from the effective date of the Prospectus, this offering shall terminate and the Escrow Agent is obligated to return all amounts paid by each subscriber, together with the original subscription documents, within ten days thereafter, without deduction for fees and costs, together with the subscriber's pro rata share of interest earned from their deposit to the Escrow Account.

Upon the sale of the Minimum, the escrowed funds (together with the interest earned thereon) will be released for use by the Partnership on the first business day after which the Minimum contingency has been satisfied and this offering shall continue until the earlier of (i) such time as all of the Units offered hereby have been sold, or (ii) such time as the offering is terminated by the General Partner, in its sole discretion. No escrow will be utilized in regard to the sale of any Units after the sale of the Minimum.

                            SUBSCRIPTION PROCEDURE

In order to purchase Units, an investor must complete and execute a Suitability Questionnaire and a Subscription Agreement in the form attached hereto as Exhibit D, and deliver the executed Subscription Documents to the Sales Agent and, if prior to the sale of the Minimum, all checks shall be made payable to "Star Financial Bank-Escrow Agent for Atlas Futures Fund, LP" to be delivered by the Sales Agent to the Escrow Agent within 24 hours after receipt for deposit to the Escrow Account. After the sale of the Minimum and the termination of the Escrow Account, all Subscription Documents shall be sent by the Sales Agent to the General Partner with a check or money order made payable to "Atlas Futures Fund, Limited Partnership" for investment in the Fund effective on the next admission date. Under no circumstances are any sales to be made for cash or any checks to be made payable to the General Partner or the Selling Agent or any of their registered representatives or Affiliates.
The minimum subscription per investor is $25,000; provided, however, the General Partner may reduce this minimum investment to not less than the regulatory minimum of $5,000 in Units required to be purchased by every investor; and, investors may make additional investments above $25,000 in $1,000 increments. All Units subscribed for shall be recorded on the books of the Partnership subject to the collection of good funds. Any Units recorded in favor of a Subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) shall be cancelled.

All subscriptions for Units are irrevocable by subscribers, subject only to possible rights under applicable Federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. Unless higher amounts are otherwise specified in the Subscription Agreement for residents of a particular state, an investor must have at least either (i) a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (once again determined exclusive of home, home furnishings and automobiles). In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

                                 LEGAL MATTERS

LITIGATION AND CLAIMS

There have been no material administrative, civil or criminal actions against Ashley, Ms. Pacult, the Commodity Trading Advisor, the Introducing Broker, the selling broker or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of this Prospectus. The FCM does have litigation which is unrelated to the Partnership and the effect of which, if successfully pursued by a plaintiff or appellant, would be too small to have an effect on the ability of the FCM to serve the Partnership.

Neither Refco, Inc. ("Refco") or any of its principals have been the subject of any administrative, civil, or criminal action, whether pending, on appeal, or concluded, within the preceding five years that Refco would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission ("CFTC") except as follows.

On December 20, 1994, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 95-2) in which Refco was alleged to have violated certain financial reporting, record keeping and segregation provision of the Commodity Exchange Act and CFTC regulations as a result of some reporting and investment practices of Refco during 1990 and 1991. Without any hearing on the merits of the CFTC allegations and without admitting any of the allegations, Refco settled the matter and agreed to payment of $1.25 million civil penalty, entry of a cease and desist order, and appointment of an independent consultant to review Refco's financial manual.

On January 23, 1996, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 96-2) in which Refco was alleged to have violated certain segregation and supervision requirements and prior cease and desist orders. The CFTC allegations concerned Refco's consolidated margining of certain German accounts which were maintained at Refco from 1989 through April 1992. Refco simply executed and cleared transactions for these accounts in accordance with client instructions; Refco had no role in raising funds from investors or in the trading decision for these accounts. Refco had received what it considered appropriate authorization from the controlling shareholder of the accounts' promoters to margin the accounts and transfer funds between and among the accounts on a consolidated basis. The CFTC maintained that Refco should not have relied upon such authorizations for the final consolidation of the accounts. Without admitting any of the CFTC allegations or findings, Refco settled the proceeding and agreed to payment of a $925,000 civil penalty, entry of a cease and desist order, and implementation of certain internal controls and procedures.


On May 24, 1999, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 99-12) in which Refco was alleged to have violated certain order taking, recordkeeping, and supervisory rules. The
CFTC allegations pertained to the period from January 1995 through December 1995 in which Refco took trading instructions from an independent introducing broker/broker-dealer that had discretionary trading authority over approximately 70 accounts. Without any hearing on the merits and without admitting any of the allegations, Refco settled the proceeding and agreed to payment of a $6 million civil penalty, entry of a cease and desist order, funding of a study on order entry and transmission procedures, and a review of its compliance policies and procedures related to its handling of trades by floor and back office personnel.

Refco does not believe that either of the foregoing matters are material to the clearing and execution services it will render to the Partnership.

LEGAL OPINION

The Scott Law Firm, P.A., 5121 Sarazen Drive, Hollywood, FL 33021, serves as special counsel to the Partnership and the General Partner in regard to the offering of Units and the preparation of this Prospectus, the legality of the Units offered, and the classification of the Partnership as a partnership for tax purposes. In addition, the Firm will advise the Partnership and its General Partner, from time to time, in regard to the maintenance of the tax status of the Partnership and the legality of subsequent offers, if any, of sale of Units to and transfers by investors. The General Partner has granted the right to The Scott Law Firm, P.A. to employ other law firms to assist in specific matters which may now, or in the future, relate to the sale of Units or the operation of the Partnership.

The Scott Law Firm, P.A. will not provide legal advice to any potential investors or any Partners other than the General Partner, in regard to this offering or any other matter. All parties other than the General Partner should seek investment, legal, and tax advice from counsel of their choice.

                                    EXPERTS

The financial Statements of the Partnership and Ashley included in this Prospectus have been audited by Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302, as indicated in their reports included with each such statement. Such financial statements have been included herein and in any filings to the SEC, CFTC, NFA, and selected state administrators, relying upon the authority of Frank L. Sassetti, & Co., as experts in accounting and auditing, in giving said respective reports. The books and records of the partnership and Ashley will be audited and the Partnership tax returns will be prepared by Frank L. Sassetti, & Co. The accountant who will establish the original books and records for the Partnership and handle the journal entries, prepare the monthly and annual statements of account and financial statements, and prepare the Partnership K-1s, once trading commences, will be Mr. James Hepner, certified public accountant, 1824 N. Normandy, Chicago, IL 60635. The General Partner will serve as tax partner for the Partnership. The General Partner is required by CFTC rules and regulations to send monthly, unaudited, and annual statements of account and financial statements, audited by an independent certified public accountant, for the Partnership to each Partner. The unaudited monthly statements will be sent as soon as practicable after the end of each month and the audited annual financial statements will be sent within 90 days after the end of each calendar year.

                            ADDITIONAL INFORMATION

The Partnership, by its General Partner, has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the issuance and sale of the limited partnership interests (the "Units") under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Form S-1 filing and reference is made to said Form S-1 and the Exhibits thereto (for example, the Selling Agreement, the Escrow Agreement, and the Customer Agreement). The description contained in this Prospectus to the exhibits to the Registration Statement are summaries. For further information regarding the Partnership and the Units offered, the Prospectus, including the Exhibits and other documents filed and periodic reports, may be inspected, without charge, and copied at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of all or any part of this filing can be obtained by mail from the Securities and Exchange Commission, at such offices, upon payment of the prescribed rates. This document and other electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system are publicly available through the Commission's Web site (http://www.sec.gov).

In addition, the books and records for the Partnership will be maintained for six years at 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737 with a duplicate set maintained at the offices of Mr. James Hepner, Certified Public Accountant, at 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074. Prospective investors are invited to review any materials available to the General Partner relating to the Partnership; the operations of the Partnership; this offering; the commodity experience and trading history of the CTA; the General Partner and the commodity brokers and their respective officers, directors and Affiliates; the advisory agreement between the Partnership and the CTA; the Customer Agreements between the Partnership and the Commodity Brokers for the Partnership; the Disclosure Document of the CTA; the forms filed with the NFA for any registered entity or person related to the Partnership; and any other matters relating to this offering, the operation of the Partnership, or the laws applicable to the offering or the Partnership. The officer and staff of the General Partner will answer all reasonable inquiries from prospective investors relating thereto. All such materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice. The General Partner will afford prospective investors the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Prospectus or any exhibits attached hereto to the extent that the Partnership or the General Partner possess such information or can acquire it without unreasonable effort or expense. Such review is limited only by the proprietary and confidential nature of the trading systems to be utilized by the CTA and by the confidentiality of certain personal information relating to investors.



         [The balance of this page has been intentionally left blank]

*******************************************************************************
                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                        FOR THE PERIOD JANUARY 12, 1998
                   (DATE OF INCEPTION) TO DECEMBER 31, 1998
                        (With Auditors' Report Thereon)







                               GENERAL PARTNER:
                        Ashley Capital Management, Inc.
                           % Corporate Systems, Inc.
                           101 North Fairfield Drive
                     Dover, Kent County, Delaware   19901

FRANK L. SASSETTI & CO.
CERTIFIED PUBLIC ACCOUNTANTS

To The Partners
Atlas Futures Fund, Limited Partnership
(a development stage enterprise)
Dover, Kent County, Delaware


      INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheet of ATLAS FUTURES FUND, LIMITED PARTNERSHIP (a development stage enterprise) as of December 31, 1998, and the related statements of operations, partners' equity and cash flows for the period from January 12, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATLAS FUTURES FUND, LIMITED PARTNERSHIP (a development stage enterprise) as of December 31, 1998, and the results of its operations and its cash flows for the period from January 12, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.





March 18, 1999
Oak Park, Illinois

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                                 BALANCE SHEET

                               DECEMBER 31, 1998



                                    ASSETS

Cash                                                      $ 1,359
Offering expenses - estimated  (Note 1)                    49,200
Organization costs - estimated  (Note 1)                    2,800
                                                          -------
                                                          $53,359
                                                          =======



                       LIABILITIES AND PARTNERS' EQUITY

Liabilities -
  Due to general partner                                  $51,712
                                                          -------


Partners' Capital -
  Limited partners  (1 unit)
     Initial capital contribution                           1,000
     Deficit accumulated during development stage            (177)

  General partner (1 unit)
     Initial capital contribution                           1,000
     Deficit accumulated during development stage            (176)
                                                          --------
                  Total Partners' Capital                   1,647
                                                          --------

                                                          $53,359
                                                          ========

                  The accompanying notes are an integral part
                         of the financial statements.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                            STATEMENT OF OPERATIONS

                         JANUARY 12, 1998 (INCEPTION)
                             TO DECEMBER 31, 1998



REVENUES                                                  $
                                                          -------


                  Total Revenues                          -------


EXPENSES
  Bank charges                                               103
  Shipping expenses                                          250
                                                          -------


                  Total Expenses                             353
                                                          -------

NET LOSS                                                  $ (353)
                                                          =======


NET LOSS -
  Limited partnership unit                                $ (177)
                                                          =======

  General partnership unit                                $ (176)
                                                          =======


                  The accompanying notes are an integral part
                         of the financial statements.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         STATEMENT OF PARTNERS' EQUITY

                         JANUARY 12, 1998 (INCEPTION)
                             TO DECEMBER 31, 1998



                                                                Total
                   Limited Partners   General Partners    Partners' Equity
                   Amount     Units   Amount     Units    Amount     Units

Initial partner
 contributions     $1,000       1     $1,000       1      $2,000       2

Net loss -
 January 12, 1998
 to December 31,
 1998                (177)              (176)               (353)
                   -------    -----   -------    -----    -------    -----
Balance -
 December 31, 1998 $  823       1     $  824       1      $1,647       2
                   =======    =====   =======    =====    =======    =====


Value per unit at
 December 31, 1998                                                 $823.50
                                                                   =======
Total partnership
 units at
 December 31, 1998                                                     2
                                                                   =======

                  The accompanying notes are an integral part
                         of the financial statements.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                            STATEMENT OF CASH FLOWS

                         JANUARY 12, 1998 (INCEPTION)
                             TO DECEMBER 31, 1998



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $  (353)
  Adjustments to reconcile net loss to net
   cash used in operating activities
     Change in operating assets and liabilities -
        Organization costs paid                                      (288)
                                                                  --------
             Net Cash Used In
               Operating Activities                                  (641)
                                                                  --------


CASH FLOWS FROM FINANCING ACTIVITIES
      Initial partner contributions                                  2,000
                                                                  --------


NET INCREASE IN CASH                                                 1,359


CASH -
  Beginning of period                                             --------

  End of period                                                   $  1,359
                                                                  ========


NON-CASH INVESTING ACTIVITIES
  Organization and syndication costs incurred
   and paid by affiliate - estimated                              $ 51,712
                                                                  ========


                  The accompanying notes are an integral part
                         of the financial statements.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998



1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            Atlas Futures Fund, Limited Partnership (the Fund) was formed January 12, 1998 under the laws of the State of Delaware. The Fund expects to engage in the speculative trading of futures contracts in commodities. Ashley Capital Management, Inc. is the General Partner and the commodity pool operator (CPO) of Atlas Futures Fund, Limited Partnership. The commodity trading advisors (CTAs) are expected to be Michael J. Frischmeyer, Commoditech, Inc., Rosenbery Capital Management, Inc., J.A.H. Research and Trading and C & M Traders, Inc., who have the authority to trade so much of the Fund's equity as is allocated to them by the General Partner.

            The Partnership is in the development stage and its efforts through December 31, 1998 have been principally devoted to organizational activities.

      Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

      Offering Expenses and Organizational Costs - Offering expenses are to be reimbursed to the General Partner upon the initial closing. Organizational costs are capitalized and amortized over sixty months on a straight line method starting when operations begin, payable from profits or capital subject to a 2% annual capital limitation. All organizational costs incurred to date have been capitalized and no amortization expense has yet been charged.

      Registering Costs - Costs incurred for the initial filings with Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering is expected to be made are accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Recurring registration costs, if any, will be charged to expense as incurred.

      Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

            Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998



1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes as of December 31, 1998.


2.      GENERAL PARTNER DUTIES

            The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.


3.      THE LIMITED PARTNERSHIP AGREEMENT

            The Limited Partnership Agreement provides, among other things, that

      Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998



3.      THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

      Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

            Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

      Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

      Redemption - No partner may redeem or liquidate any units until after the lapse of six months from the date of the investment. Thereafter, a Limited Partner may withdraw, subject to certain restrictions, any part or all of his units from the partnership at the net asset value per unit on the last day of any month on ten days prior written request to the General Partner. A redemption fee payable to the partnership of a percentage of the value of the redemption request is charged during the first 24 months of investment pursuant to the following schedule:

            * 4% if such request is received ten days prior to the last trading day of the month in which the redemption is to be effective the sixth month after the date of the investment in the Fund.

            * 3% if such request is received during the next seven to twelve months after the investment.

            * 2% if such request is received during the next thirteen to eighteen months.

            * 1% if such request is received during the next nineteen to twenty-four months.

            *      0% thereafter.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998



4.      FEES

                        The Fund will be charged the following fees on a monthly basis as of the commencement of trading.

            * A management fee of 3% (annual rate) of the Fund's net assets allocated to each CTA to trade will be paid to each CTA and 3% of equity to the Fund's General Partner.

            * An incentive fee of 15% of "new trading profits" will be paid to each CTA. "New trading profits" includes all income earned by a CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

            * The Fund will pay fixed commissions of 9% (annual rate) of assets assigned to be traded, payable monthly, to the introducing broker affiliated with the General Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.

*******************************************************************************
                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                                 BALANCE SHEET

                                 MAY 31, 1999
                                  (Unaudited)

                                    ASSETS

Cash                                                        $   989
Offering expenses - estimated (Note 1)                       49,200
organization costs - estimated (Note 1)                       2,800
                                                            --------

                                                            $52,989
                                                            ========

                       LIABILITIES AND PARTNERS' EQUITY

Liabilities -
  Due to general partner                                    $51,487
                                                            --------

Partners' capital -
  Limited partner (1 unit)
     As of January 1                                            823
     Deficit accumulated during period                          (72)

  General partner (1 unit)
     As of January 1                                            824
     Deficit accumulated during period                          (73)
                                                            --------

             Total Partners' capital                          1,502
                                                            --------

                                                            $52,989
                                                            ========


                  The accompanying notes are an integral part
                         of the financial statements

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                            STATEMENT OF OPERATIONS

                FOR THE FIVE MONTHS ENDED MAY 31, 1999 AND 1998
                                  (Unaudited)

                                                      1999       1998
                                                    --------   --------

REVENUES                                            $_______   $_______

                Total Revenues                      ________   ________

EXPENSES
  Bank charges                                          145        103
                                                    --------   --------

                Total Expenses                          145        103
                                                    --------   --------

NET LOSS                                            $  (145)   $  (103)
                                                    ========   ========

NET LOSS -
  Limited partnership unit                          $   (72)   $   (51)
                                                    ========   ========

  General partnership unit                          $   (73)   $   (52)
                                                    ========   ========

  Total partnership units at
    May 31, 1999 and 1998                                 2          2
                                                    ========   ========


                  The accompanying notes are an integral part
                         Of the financial statements

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                            STATEMENT OF CASH FLOWS

                FOR THE FIVE MONTHS ENDED MAY 31, 1999 AND 1998
                                  (Unaudited)

                                                      1999       1998
                                                    --------   --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                          $  (145)   $  (103)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      change in operating assets and liabilities
        Organization costs paid                        (225)
                                                    --------   --------
              Net Cash Used In
                Operating Activities                   (370)      (103)
                                                    --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial partner contributions                                  2,000
                                                    --------   --------

NET INCREASE (DECREASE) IN CASH                        (370)     1,897


CASH -
  Beginning of period                                 1,359
                                                    --------   --------
  End of period                                     $   989    $ 1,897
                                                    ========   ========

SUPPLEMENTAL INFORMATION NON-CASH ACTIVITIES
  Organization and syndication costs incurred
   and paid by affiliate - estimated                $          $52,000
                                                    ========   ========



                  The accompanying notes are an integral part
                         Of the financial statements

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                 MAY 31, 1999
                                  (Unaudited)

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Atlas Futures Fund, Limited Partnership (the Fund) was formed January 12, 1998 under the laws of the State of Delaware. The Fund expects to engage in the speculative trading of futures contracts in commodities. Ashley Capital Management, Inc. and Shira Pacult are the General Partners of Atlas Futures Fund, Limited Partnership. Ashley Capital Management, Inc. and Shira Pacult are also the commodity pool operators (CPOs) of the Fund. The commodity trading advisor (CTA) is expected to be Clarke Capital Management, Inc., who has the authority to trade so much of the Fund's equity as is allocated to it by the General Partners.

     The Partnership is in the development stage and its efforts through May 31, 1999 have been principally devoted to organizational activities.

Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes an their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

Offering Expenses and Organizational Costs - offering expenses are to be reimbursed to the General Partner upon the initial closing. organizational costs are capitalized and amortized over sixty months on a straight line method starting when operations begin, payable from profits or capital subject to a 2% annual capital limitation. All organizational costs incurred to date have been capitalized and no amortization expense has yet been charged.

Registering Costs - Costs incurred for the initial filings with securities and Exchange Commission, commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering is expected to be made are accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Recurring registration costs, if any, will be charged to expense as incurred.

Revenue Recognition - commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                 MAY 31, 1999
                                  (Unaudited)

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Revenue Recognition - Continued

     Market value of Commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Statement of cash Flows - For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes as of May 31, 1999.

2.   GENERAL PARTNER DUTIES

     The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

3.   THE LIMITED PARTNERSHIP AGREEMENT

The Limited Partnership Agreement provides, among other things, that

Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                 MAY 31, 1999
                                  (Unaudited)

3.   THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

     Any distribution from profits or partners' capital will be made solely at the discretion of the General Partners.

Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisor and each Partner's share of such items are includable in the Partner's personal income tax return.

Redemption - No partner may redeem or liquidate any units until after the lapse of six months from the date of the investment. Thereafter, a Limited Partner may withdraw, subject to certain restrictions, any part or all of his units from the partnership at the net asset value per unit on the last day of any month on ten days prior written request to the General Partner. A redemption fee payable to the partnership of a percentage of the value of the redemption request is charged during the first 24 months of investment pursuant to the following schedule:

     * 4% if such request is received ten days prior to the last trading day of the month in which the redemption is to be effective the sixth month after the date of the investment in the Fund.

     * 3% if such request is received during the next seven to twelve months after the investment.

     * 2% if such request is received during the next thirteen to eighteen months.

     * 1% if such request is received during the next nineteen to twenty-four months.

     * 0% thereafter.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                 MAY 31, 1999
                                  (Unaudited)

4.   FEES

     The Fund will be charged the following fees an a monthly basis as of the commencement of trading.

     * A management fee of 3% (annual rate) of the Fund's net assets allocated to the CTA to trade will be paid to it and 1% of equity will be paid to Ashley Capital Management, Inc.

     * An incentive fee of 15% of "new trading profits" will be paid to the CTA, "New trading profits" includes all income earned by the CTA and expense allocated to its activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. If multiple CTAs are engaged, it is possible for one CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

     * The Fund will pay fixed commissions of 9% (annual rate) of assets assigned to be traded, payable monthly, to the introducing broker affiliated with the General Partners. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.

*******************************************************************************
                        ASHLEY CAPITAL MANAGEMENT, INC.

                             FINANCIAL STATEMENTS

                         YEAR ENDED DECEMBER 31, 1998











                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                        ASHLEY CAPITAL MANAGEMENT, INC.

                         YEAR ENDED DECEMBER 31, 1998






                               TABLE OF CONTENTS


                                                      Page

Independent Auditors' Report                               1

Financial Statements -

      Balance Sheet                                        2

      Statement of Income and Accumulated Deficit          3

      Statement of Cash Flows                              4

      Notes to Financial Statements                        5


                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                            Frank L. Sassetti & Co.

To The Shareholders
Ashley Capital Management, Inc.
Dover, Kent County, Delaware



                         INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheet of ASHLEY CAPITAL MANAGEMENT, INC. as of December 31, 1998, and the related statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASHLEY CAPITAL MANAGEMENT, INC. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




March 19, 1999
Oak Park, Illinois

/s/ Frank L. Sassetti & Co.



                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                        ASHLEY CAPITAL MANAGEMENT, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1998


                                    ASSETS

CURRENT ASSETS
      Cash                                                  $ 2,945
      Due from Atlas Futures Fund  (Note 2)                  51,712
                                                            -------

            Total Current Assets                             54,657
                                                            -------
INVESTMENTS  (Note 3)                                           824
                                                            -------

                                                            $55,481
                                                            =======

                     LIABILITIES AND STOCKHOLDER'S EQUITY


LIABILITIES
      Current Liabilities
            Accrued interest payable                        $   263
            Due to affiliate  (Note 2)                       51,712
                                                            -------
                  Total Current Liabilities                  51,975
                                                            -------

      Long-Term Debt  (Note 3)                                4,000
                                                            -------

STOCKHOLDER'S EQUITY
      Capital stock (common 1,500 shares authorized,
       no par value; 1,000 issued and outstanding)            1,000
      Accumulated deficit                                    (1,494)
                                                            -------
                  Total Stockholder's Equity                   (494)
                                                            -------

                                                            $55,481
                                                            =======


                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                  The accompanying notes are an integral part
                         Of the financial statements.

                        ASHLEY CAPITAL MANAGEMENT, INC.

                  STATEMENT OF INCOME AND ACCUMULATED DEFICIT

                         YEAR ENDED DECEMBER 31, 1998



REVENUES                                                    $
                                                            -------

EXPENSES
      Bank charges                                               87
      Professional fees                                         968
      Interest expense                                          263
                                                            -------

                  Total Expenses                              1,318
                                                            -------

LOSS BEFORE EQUITY (LOSS) IN LIMITED PARTNERSHIP             (1,318)

EQUITY (LOSS) IN LIMITED PARTNERSHIP                           (176)
                                                            -------


NET (LOSS)                                                   (1,494)


ACCUMULATED DEFICIT
      Beginning of period                                   -------

      End of period                                         $(1,494)
                                                            =======

                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                  The accompanying notes are an integral part
                         Of the financial statements.

                        ASHLEY CAPITAL MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1998



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                 $(1,494)
  Adjustments to reconcile net loss to net cash
   used in by operating activities -
    Loss in limited partnership                                176
    Changes in operating assets and liabilities -
      Increase in accrued interest payable                     263

                Net Cash Used in
                  Operating Activities                      (1,055)


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investment interest in limited partnership    (1,000)

                        Net Cash Used in
                          Investing Activities              (1,000)


CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of capital stock                                  1,000
  Proceeds from long-term debt                               4,000

                Net Cash Provided by
                  Financing Activities                       5,000


NET INCREASE IN CASH                                         2,945


CASH -
  Beginning of period

  End of period                                            $ 2,945

NON-CASH INVESTING AND FINANCING ACTIVITIES -
  Organization and syndication costs incurred
   and paid by affiliate                                   $51,712

                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                  The accompanying notes are an integral part
                         Of the financial statements.

                        ASHLEY CAPITAL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998




1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            Ashley Capital Management, Inc. (the Company) was formed on October 15, 1996 under the laws of the State of Delaware to act as general partner of the Atlas Futures Fund, Limited Partnership (the Fund).

            The responsibilities of the General Partner, in addition to the selection of trading advisors and other activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - The Company has no cash equivalents. Net cash provided by operating activities includes no cash payment for interest nor income taxes for the year ended December 31, 1998.


2.      CORPORATE AFFILIATION

                  The Company's sole shareholder is also a joint owner of Futures Investment Company. In addition, the Company is a general partner of Atlas Futures Fund, a limited partnership.


                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                        ASHLEY CAPITAL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998



2.      CORPORATE AFFILIATION - CONTINUED

                  Also, the Company, in its capacity as general partner, has been incurring the organization and offering costs of Atlas Futures Fund, which total an estimated $51,712 as of the balance sheet date. These funds are not collateralized and bear no interest.


3.      INVESTMENTS

                  The Company purchased an interest as the general partner in a limited partnership (a development stage enterprise) with an initial investment of $1,000. The investment is being accounted for under the equity method and lost $176 during the year.


4.      LONG-TERM DEBT

            The Company and its sole shareholder signed a subordinated loan agreement on October 24, 1996, whereby the Company can borrow up to $500,000 from the shareholder. The loan agreement bears interest at the rate of 12% per annum and is payable on February 1, 2019; however, under certain circumstances the borrower may repay the loan earlier. On April 16, 1998, the Company borrowed $4,000 against this commitment, which will mature February 1, 2019, in part to fund the expenses of the Company and to advance proceeds to the limited partnership.



                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

*******************************************************************************
                        ASHLEY CAPITAL MANAGEMENT, INC.

                                 BALANCE SHEET

                                 MAY 31, 1999
                                  (Unaudited)


                                    ASSETS
CURRENT ASSETS
  Cash                                                      $ 1,725
  Due from Atlas Futures Fund  (Note 2)                      51,487
                                                            --------

            Total Current Assets                             53,212
                                                            --------

INVESTMENTS  (Note 3)                                           751
                                                            --------

                                                            $53,963
                                                            ========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  Current Liabilities
    Accrued interest payable                                $   463
    Due to affiliate  (Note 2)                               51,487
                                                            --------

            Total Current Liabilities                        51,950
                                                            --------

  Long-Term Debt (Note 4)                                     4,000
                                                            --------

STOCKHOLDER'S EQUITY
  Capital stock (common 1,500 shares authorized,
   no  par value; 1,000 issued and outstanding)               1,000
  Accumulated deficit                                        (2,987)

            Total Stockholder's Equity                       (1,987)
                                                            --------

                                                            $53,963
                                                            ========


                Purchases of units in the partnership will not
                    acquire or otherwise have any interest
                               in this company.

                  The accompanying notes are an integral part
                         of the financial statements.

                        ASHLEY CAPITAL MANAGEMENT, INC.

                            MOTES TO BALANCE SHEET

                                 MAY 31, 1999
                                  (Unaudited)

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Ashley Capital Management, Inc. (the company) was formed on October 15, 1996 under the laws of the State of Delaware to act as general partner of the Atlas Futures Fund, Limited Partnership (the Fund).

     The responsibilities of the General Partner, in addition to the selection of trading advisors and other activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.   CORPORATE AFFILIATION

     The Company's sole shareholder is also a joint owner of Futures Investment Company. In addition, the Company is a general partner of Atlas Futures Fund, a limited partnership.

     Also, the company, in its capacity as general partner, has been incurring the organization and offering costs of Atlas Futures Fund, which total an estimated $51,487 as of the balance sheet date. These funds are not collateralized and bear no interest.


                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                        ASHLEY CAPITAL MANAGEMENT, INC.

                            NOTES TO BALANCE SHEET

                                 MAY 31, 1999
                                  (unaudited)

3.   INVESTMENTS

     The Company purchased an interest as the general partner in a limited partnership (a development stage enterprise) with an initial investment of $1,000. The investment is being accounted for under the equity method.

4.   LONG-TERM DEBT

     The Company and its sale shareholder signed a subordinated loan agreement on October 24, 1996, whereby the Company can borrow up to $500,000 from the shareholder. The loan agreement bears interest at the rate of 12% per annum and is payable on February 1, 2019; however, under certain circumstances the borrower may repay the loan earlier. on April 16, 1998, the Company borrowed $4,000 against this commitment, which will mature February 1, 2019, in part to fund the expenses of the Company and to advance proceeds to the limited partnership.


                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

*******************************************************************************
                                  APPENDIX I

                        COMMODITY TERMS AND DEFINITIONS

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

"1256 Contract".  See "Taxation - Section 1256 Contract".

"Additional Sellers".  See definition of "Selling Agent".

"Affiliated IB". The IB is Affiliated with Ms. Shira Del Pacult, one of the general partners and the sole principal of Ashley Capital Management, Inc., the other general partner. The IB has no affiliation with the Partnership. Also see definition of "IB".

"Associated Persons". The persons registered pursuant to the Commodity Exchange Act with the FCM, the Selling Agent, Additional Sellers, or the IB who are eligible to service the Partnership, the Partners and to receive Trailing Commissions.

"Average Price System". The method approved by the CFTC to permit the CTA to place positions sold or purchased in a block to the numerous accounts managed by the CTA. See "The Commodity Trading Advisor" in the main body of the Prospectus.

"Best Efforts". The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

"Capital" means cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership.

"CFTC". Commodity Futures Trading Commission, 2033 K Street, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

"Commodity". Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

"Commodity Broker".  See definitions of "Futures Commission Merchant" and
"IB".

"Commodity Exchange Act". The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

"Commodity Pool Operator" or "CPO". Ashley Capital Management, Inc., c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901; and, Ms. Shira Del Pacult, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737. A person that raises Capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that Capital to invest either entirely or partially in futures contracts.

"Commodity Trading Advisor" or "CTA". Clarke Capital Management, Inc., 216 S. Vine Street, Hinsdale, Illinois 60521. A person or entity which renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the Partnership.

"Daily Price Limit". The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

"Escrow Agent" and "Escrow Account". Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 which was selected by the General Partner and the account which will hold all the subscription documents and proceeds until such time as either the Minimum is sold or the offering is terminated prior to the sale of such Minimum.

"Exchange for Physicals" ("EFP"). EFP is a practice whereby positions in certain futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

"Form K-1". The section of the Federal Income Tax Return filed by the Partnership which identifies the amount of investment in the Partnership, the gains and losses for the tax year, and the amount of such gains and losses reportable by a Partner on the Partner's tax return.

"Fully-Committed Position". Each Commodity Trading Advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single Commodity Trading Advisor may have in certain commodities. When either the objective percentage of equity is placed at risk or the Commodity Trading Advisor reaches the limit in number of positions, the account or accounts have a fully-committed position.

"Futures Commission Merchant" or "FCM". The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The IB will be responsible for the negotiation and payment of the commission to the FCM.

"Futures Contract". A contract providing for (i) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (ii) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each Commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity". Trading in futures contracts involves trading in contracts for future delivery of Commodities and not the buying and selling of particular physical lots of Commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

"Futures Investment Company". The selling agent (the "Selling Agent") and introducing broker (the "IB"), 5916 N. 300 West, P.O. Box C, Fremont, IN 46737 which will introduce the trades to the FCM for a fixed commission of 9% of equity on deposit at the FCM allocated by the General Partner to trade. Ms. Shira Del Pacult, one of the general partners and the principal of Ashley Capital Management, Inc., the other general partner, is also one of the principals of the IB, with her husband.

"General Partner". Ashley Capital Management, Inc., c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901; and, Ms. Shira Del Pacult, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737. The manager of the Fund.

"Gross Profits". The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

"Initial Closing". When the Minimum offering amount has been raised and Escrow funds are released to the Partnership for commencement of trading.

"IB" or "Introducing Broker". The introducing broker, Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, which will introduce the trades to the FCM for a fixed commission of 9% of equity on deposit at the FCM allocated by the General Partner to trade. Ms. Shira Del Pacult, one of the general partners and the principal of Ashley Capital Management, Inc., the other general partner, is also one of the principals of the IB, with her husband.

"Introduction of Trades". The term used to describe the function performed by the broker which handles the relationship between the Partnership and the Futures Commission Merchant. See the definition of "IB".

"Limited Partner". Persons admitted without management authority pursuant to the Partnership Agreement.

"Margin". A good faith deposit with a broker to assure fulfillment of the terms of a Futures Contract.

"Margin call". A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of an FCM.

"Minimum-Maximum Offering". The amount required to be invested before trading will commence, $700,000 and the amount which will terminate this offering, $7,000,000.

"NASD". National Association of Security Dealers, Inc., the self regulatory organization responsible for the legal and fair operation of broker dealers such as the Selling Agent.

"Net Assets" or "Net Asset Value" means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i) Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the General Partner;

(ii) All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii) Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv) Interest earned on all Partnership accounts is accrued at least monthly;

(v) The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the General Partner or as provided in this Agreement and the amount of any redemption is a liability of the Partnership as of the valuation date; and

(vi) Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

"Net Unit Value". The Net Assets of the Partnership divided by the total number of Units outstanding.

"Net Gains".  The net profit from all sources.

"New Net Profit". The profit in excess of the highest prior level of equity, before charges and fees, earned by a Commodity Trading Advisor. See "Charges to the Partnership" and the "Limited Partnership Agreement".

"Net Worth". The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

"Offering Expenses". The Partnership will reimburse Ashley Capital Management, Inc., one of the general partners, for offering expenses, estimated to be $47,000, from the gross proceeds of the offering at the time of the break of Escrow for the Initial Closing. For purposes of limitation, the total Expenses, including the 6% sales commissions, can not exceed 15% of Capital raised pursuant to the Offering. Specifically, these expenses include SEC Registration Fee $1,724, NASD Filing Fee $1,000, Legal Fees $33,700, Accounting $1,500, Blue Sky Expenses $3,000, Printing $3,000, Miscellaneous $2,076 and Escrow Fees $1,000. The $47,000 in Offering Expenses includes the first year operating costs. Additionally, there are $5,000 in Organizational Expenses which will be paid to Ashley, amortized on a straight line method over 60 months.

"Organizational Expenses". Ashley Capital Management, Inc., one of the general partners, will be reimbursed for certain Organizational Expense in the amount of $5,000, to be amortized on a straight line method over the first 60 months of Partnership operation. Specifically, these include $500 in accounting fees, and $4500 in legal fees.

"Option Contract". An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid ("premium") for the option.

"Partners". The General Partner, all other general partners, and all Limited Partners in the Partnership.

"Partnership" or ''Limited Partnership" or "Commodity Pool" or "Pool" or "Fund". The Atlas Futures Fund Limited Partnership, evidenced by Exhibit A to this Prospectus, 5916 N. 300 West, P.O. Box C, Fremont, IN (219) 833-1306.

"Position Limits". The CFTC has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called Position Limits.

"Principal". Ms. Shira Del Pacult, one of the general partners and the principal of the other general partner. Ms. Pacult is also a principal of the IB.

"Round-turn Trade". The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

"Redemption". The right of a Partner to tender the Units to the Partnership for surrender at the Net Unit Value, subject to certain conditions. See the Limited Partnership Agreement attached as Exhibit A to the Prospectus.

"Selling Agent". The NASD member broker dealer, Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, selected by the General Partner to offer the Units for sale. The General Partner and the Selling Agent may select Additional Selling Agents to also offer Units for sale. See "Plan of Distribution" in the Prospectus.

"Scale in Positions". Some of the CTAs selected by the General Partner presently have a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the Partnership and other accounts under management will be too large too be executed at one time. The CTAs intend to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the CFTC. This procedure is defined as to "Scale in Positions". The same definition and rules apply when the CTA elects to exit a position.

Taxation - "Section 1256 Contract" is defined to mean: (1) any regulated futures contract ("RFC"); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC or any other board of trade, exchange or other market designated by the Secretary of Treasury ("a qualified board of exchange") and which is "market-to-market" to determine the amount of margin which must be deposited or may be withdrawn.
A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A "non-equity option" means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the CFTC of a contract market for a contract bond or such group of stocks or stock index. A "dealer equity option" means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

With certain exceptions discussed below, the following rules apply to Section 1256 contracts. All Section 1256 contracts will be market-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned or by lapse or otherwise) and all open Section 1256 contracts held by the Partnership at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, the Partners may have tax liability relating to unrealized Partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term, and 40% as short-term, capital gain or loss (the "60/40 Rule"), regardless of the actual holding period of the individual contracts. The character of a Partner's distributive share of profits or losses of the Partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each partner's distributive share of such gain or loss for a taxable year will be combined with its other items of capital gain or loss for such year in computing its Federal income tax liability. The Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%.

Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carryback any net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains, but not against other income. The net loss from Section 1256 contracts will be treated as 60% long-term capital loss and 40% short term capital loss. To the extent that such losses are not depleted by the carryback, they can be carried forward under the existing capital loss carry forward rules and will be treated as 60% long-term capital losses and 40% short-term capital losses.

During taxable years in which little or no profit is generated from trading activities, a Limited Partner will, none-the-less, still have interest income.

The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (termed "off-exchange positions"). The gains and losses from off-exchange positions will not be subject to the 60/40 Rule, but will be treated in accordance with the general holding period rules and taxed at the same rates as ordinary income, on a dollar for dollar basis. Capital gain or loss with respect to property other than Section 1256 contracts generally will be long-term only if such contracts have been held for more than one year. See "Federal Income Tax Aspects".

"Trailing Commissions". The share of the fixed commissions to be paid to the individual associated persons who work for the NASD member broker dealers or the IB who have either sold the Units to the Partners or are providing services to the General Partner or the other Partners.

"Taking Positions Ahead of the Partnership". The allocation of trades by other than legally accepted methods by the CTA or other trader which favors parties who took the position unfairly.

"Trading Matrix". The dollar value used by a Commodity Trading Advisor to define the number of positions to be taken by the accounts under management. For example, each $50,000 in every Global Basic Program account is traded the same by Clarke. This is Clarke's trading matrix. Some other Commodity Trading Advisors have different trading matrix for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

"Unit". The term used to describe the ownership of both the General and Limited Partner interests in the Partnership.

"Unrealized Profit Or Loss". The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

"Underwriter".  See "Selling Agent".

                           STATE REGULATORY GLOSSARY

      The following definitions are supplied by the state securities administrators responsible for the review of public futures fund ("commodity pool") offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. which publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are published from the Guidelines, however, the General Partner has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the Fund.

      Administrator-The official or agency administering the security laws of a state. This will usually be the State of residence of the Fund or the domicile of the Broker or Brokerage Firm which makes the offer or the residence of the potential investor.

      Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the CTAs and, when it provides such advice, to the General Partner.

      Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Ms. Shira Del Pacult one of the general partners, is the sole shareholder and principal of the other general partner and also owns 50% of the outstanding voting shares and is a principal in the Affiliated IB.

      Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price, less sales commissions, for the Units.

      Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See "The Futures Commission Merchant" and "Introducing Broker".

      Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

      Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this Prospectus.

      Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

      Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

      Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

      New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See "New Net Profit".

      Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

      Participant-The holder of a Program Interest.  A Partner in the Fund.

      Person-Any natural Person, partnership, corporation, association or other legal entity.

      Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid by the Introducing Broker from the fixed commissions.

      Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

      Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the "The Futures Commission Merchant" and "Introducing Broker".

      Program Interest-A limited partnership interest or other security representing ownership in a program. The "Units" in the Fund. See Exhibit A, the Limited Partnership Agreement.

      Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

      Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

      Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

      Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.


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              EXHIBIT A TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT


                      AGREEMENT OF LIMITED PARTNERSHIP OF
                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP

THIS LIMITED PARTNERSHIP AGREEMENT, (the "Agreement") dated the 15th day of May, 1999, is to amend and restate in full that certain partnership agreement entered on the 1st day of February, 1998, by and between Ashley Capital Management, Incorporated, a Delaware corporation ("Ashley") as managing general partner, and Shira Del Pacult as limited partner.

                                  WITNESSETH:

IN CONSIDERATION of good and valuable consideration, the receipt of which is hereby acknowledged, the General Partner and the sole Limited Partner entered and formed a limited partnership (hereinafter called either the "Partnership" or the "Fund") pursuant and subject to the Delaware Uniform Limited Partnership Act (the "Act"), which is amended and restated as follows:

Shira Del Pacult ("Ms. Pacult") is hereby admitted as Other General Partner, and from this date forward the term General Partner shall refer to both Ashley and Ms. Pacult.

                                   ARTICLE I
                   Definitions and Risk Disclosure Statement

Certain terms used in this Agreement shall have the special meaning designated below:

1.1 The term AFFILIATE means (1) any person controlled by or under common control with another person, (2) a person owning or controlling 10% or more of the outstanding voting securities of such other person, (3) any officer or director of such other person, and (4) if such other person is an officer or director, any other company for which such person acts as an officer or director.

1.2  When referring to the capital of the Partnership:

(a) the term CAPITAL shall mean cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership;

(b) the term CAPITAL CONTRIBUTION shall mean, with respect to any Partner, the sum of all Capital contributed to the Partnership pursuant to
Article I;

(c) the term CAPITAL SUBSCRIPTION shall mean the amount set forth opposite the name of such Partner in the schedule of Partners, which amount shall be the purchase price, less sales commissions, if any, to be paid or paid by such Partner for the Unit or Units in the Partnership purchased by such Partner;

(d) the term INITIAL CAPITAL shall mean the sum of all Capital
Subscriptions received by the General Partner prior to commencement of trading;

(e) the term NET ASSETS OR NET ASSET VALUE means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i) Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the General Partner;

(ii) All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii) Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv) Interest earned on all Partnership accounts is accrued at least monthly;

(v) The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the General Partner or as provided in this Agreement and the amount of any redemption is a liability of the Partnership as of the valuation date; and

(vi) Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

(f) the term PROFIT (LOSS) ATTRIBUTABLE TO UNITS means the product of A) the number of Units divided into B) an amount equal to the Net Profit (Loss) determined as follows: (1) the net of profits and losses realized on all trades closed out, plus (2) the net of any unrealized profits and losses an open positions as of the end of the period, less (3) the net of any unrealized profits and losses on open positions as of the end of the preceding period, minus, (4) the Expenses attributable to Units. Profit
(Loss) shall include interest earned on Partnership assets, realized and unrealized capital gains or losses on U.S. Treasury bills, and other securities;

(g) the term MANAGEMENT FEE shall mean up to six percent (6%) annually of the Net Assets of the Partnership computed on the close of business on the last day of each month and payable to the General Partner or independent Commodity Trading Advisor, or both, without regard to the income or loss of the Partnership for that period; presently, the Ashley, one of the general partners, and the Commodity Trading Advisor receive one sixth (1/6) and one half (1/2), respectively, of the maximum Management Fee (1% to Ashley and 3% to the CTA of the Net Assets of the Partnership);

(h) the term INCENTIVE FEE means a percentage of the profits accrued and paid to the General Partner, or its Affiliates, of up to fifteen percent (15%) annually of New Net Profit earned from inception of trading, through the date of the computation, based upon total Capital of the Partnership. The General Partner has reserved the right to both reduce the Incentive Fee below fifteen percent (15%) and increase the Incentive Fee to a maximum of thirty percent (30%), provided that in such case the Management Fee is correspondingly lowered to 0%; presently, the Incentive Fee paid to Ashley is twenty percent (20%), which is paid by Ashley to the CTA;

(i) the term GROSS PROFIT OR LOSS means the income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

(j) the term NEW NET PROFIT OR LOSS means the amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period; and,

(k) the term NET GAINS means net profit from all sources.

(l) the term UNIT shall mean a partnership interest in the Partnership requiring an initial Capital Contribution of one thousand dollars ($1,000), less a sales commission, or the Net Asset Value of the initial Unit, as adjusted to reflect increases and decreases caused by receipt, accrual, and payment of profit, Expenses, losses, bonuses, and fees, from time to time.

1.3 When referring to costs and expenses of the Partnership to be allocated and charged pursuant to this Agreement:

(a) the term EXPENSES shall mean costs allocated, incurred, paid, accrued, or reserved, including the fixed commissions payable to the Introducing Broker of nine percent (9%) of the total equity placed under management with the Commodity Trading Advisor, which are, in the opinion of the General Partner, required, necessary or desirable to establish, manage, continue and promote the business of the Partnership including, but not limited to, all deferred organization costs, brokerage commissions, and all management and incentive fees payable to the General Partner or to independent investment and Commodity Trading Advisor by the Partnership as negotiated and determined by the General Partner on behalf of the Partnership on a basis consistently applied in accordance with generally accepted accounting principals under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization with proper jurisdiction over the business of the Partnership; provided, however, Expenses shall not include salaries, rent, travel, expenses and other items of General Partner overhead and, provided, further, management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, shall not exceed one half of one percent of Net Assets per month (not to exceed six percent annually). If necessary, the General Partner shall reimburse the Partnership no less frequently than quarterly, for the amount by which such aggregate fees and expenses exceed the limitations provided by NASAA Guideline IVC.1. During the period for which reimbursement is made up to an amount not exceeding the aggregate compensation received by the General Partner, including direct or indirect participations in commodity brokerage commissions charged to the Partnership. In addition, if reimbursement is required or ordinary expenses are incurred, the General Partner shall include in the Partnership's next regular report to the auditors a discussion of the circumstances or events which resulted in the reimbursement or extraordinary expenses;

(b) the term NET UNIT VALUE shall mean the Net Asset Value divided, from time to time, by the total number of Units outstanding;

(c) the term OFFERING PERIOD means the period of time established by the General Partner after the Partnership begins to offer to sell Units at the Net Unit Value ; and,

(d) the term SYNDICATION COSTS shall mean the promotion and syndication costs of the Partnership and the costs of the offering of Units, and to establish the initial business relationships on behalf of the Partnership, including all legal and printing costs to prepare the Disclosure Documents, registrations and filing fees, contract negotiation, and travel incurred which are deemed necessary or desirable by the General Partner to form the Partnership, be ready to engage in business, and to sell the Units.

1.4 The terms DISCLOSURE DOCUMENT, MEMORANDUM, OFFERING CIRCULAR, PROSPECTUS and REGISTRATION STATEMENT shall mean the document or documents, together with the exhibits and any subsequent continuations thereof, which describes this Partnership to persons selected by the General Partner including, but not limited to, potential purchasers of Units, or the Partners or to any government or self regulatory agency or to persons selected by the General Partner to participate in the affairs or provide services to the Partnership.

1.5  When referring to this Agreement and the Partners of the Partnership:

(a) the term ACT shall refer to the partnership act of Delaware.

(b) the term AGREEMENT refers to this Partnership agreement;

(c) the term GENERAL PARTNER shall refer to both Ashley Capital Management, Incorporated, c/o Corporate Systems, Inc., 101 North Fairfield Drive, Dover, DE 19901 (302) 697-2139 ("Ashley") and Shira Del Pacult, 5916 N.
300 West, P.O. Box C, Fremont, IN 46737 (219) 833-1306 ("Ms. Pacult");

(d) the term LIMITED PARTNER shall refer to any party listed on the Schedule of Limited Partners attached to this Agreement as Attachment I, as amended, from time to time, pursuant to Article VI hereof;

e) the term MAJORITY IN INTEREST shall refer to that number of Partners who collectively hold over 50% of all of the outstanding Units held by all Partners in the Partnership; provided, however, the Units held by the General Partner cannot be considered to determine a MAJORITY IN
INTEREST or otherwise vote or consent regarding the question of removal of the General Partner or other matters specifically expressed in Article V, Section 5.3. In addition, see the rights and duties of the General Partner in Article IV and of the Limited Partners in Articles V;
f) the term OTHER GENERAL PARTNER refers to any General Partner other than Ashley Capital Management, Incorporated and Shira Del Pacult; and

g) the term PARTNERS refers to the General Partner, any Other General Partner, and the Limited Partners, collectively.

1.6  RISK DISCLOSURE STATEMENT.

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE PARTNERSHIP'S DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 21 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 16.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS AGREEMENT AS WELL AS THE PARTNERSHIP'S DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                  ARTICLE II
                     Partnership Organization and Purpose

2.1 PARTNERSHIP NAME AND LOCATION OF BOOKS AND RECORDS. The name of the Partnership, as filed with the state of Delaware, shall be Atlas Futures Fund, Limited Partnership. The address where the books and records of the Partnership will be maintained for inspection by the Partners is c/o Futures Investment Company, 5916 N. 300 West, Fremont, IN 46737 (219) 833-1306 or such other address as the General Partner shall, from time to time, determine.

2.2  PARTNERSHIP AFFILIATES.

(a) POOL OPERATOR NAME AND PRINCIPALS. The General Partner shall serve as the commodity pool operator for the Partnership. In addition to being one of the general partners, Shira Del Pacult is the sole principal, shareholder, director and officer of Ashley Capital Management, Inc., the other general partner and is solely responsible for the business decisions of the Partnership, including, but not limited to, selection of the Commodity Trading Advisors (the "CTAs"). The signature of either Ms. Pacult or Ashley may bind the Partnership.

THIS POOL HAS NOT BEGUN TRADING AND DOES NOT HAVE ANY PERFORMANCE
HISTORY.

THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PROSPECTUS MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

The General Partner has no prior experience in the management of a commodity pool, however, Ms. Pacult, has been engaged in supervision of individual managed commodity accounts for over 18 years and is the principal of the general partner of a public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. See "Performance of Fremont Fund, Limited Partnership" in the Partnership's Prospectus.

(b) COMMODITY TRADING ADVISOR NAMES AND PRINCIPALS. The General Partner has initially selected one independent CTA to trade the assets of the Partnership, Clarke Capital Management, Inc. The CTA's performance record and business background are disclosed in the Partnership's
Prospectus under "Trading Management". The CTA will have no ownership in the Partnership and its compensation is described in 4.6(f). The CTA will enter trades on behalf of the Partnership directly with the FCM without the prior knowledge or approval of the General Partner of the methods used by the CTA to select the trades, the number of contracts, or the margin required. From 5% to 40% of the Net Asset Value on deposit with the FCM is expected to be committed to margin to hold positions taken by the CTA for the account of the Partnership.

(c) INTRODUCING BROKER AND FUTURES COMMISSION MERCHANT NAMES AND PRINCIPALS. Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN
46737 (219) 833-1306 will server as the Introducing Broker ("IB") for the Partnership and will be paid a fixed amount for brokerage commissions of nine percent (9%) per year, payable monthly by the Partnership, for introducing trades through Vision Limited Partnership, the futures commission merchant (the "FCM"). The IB will pay the round-turn brokerage commissions, pit brokerage and other clearing expenses to the FCM, which will act in the normal capacity as a futures commission merchant and will hold the equity assigned by the General Partner for trading and will clear the trades entered by the CTA pursuant to the power of attorney granted by the General Partner to the CTA to trade on behalf of the Partnership.

2.3 MATERIAL ADMINISTRATIVE AND/OR CIVIL ACTIONS. There have been no material administrative, civil or criminal actions against Ashley or Ms. Pacult (who are the general partners and Commodity Pool Operators), the Commodity
Trading Advisor, the Introducing Broker, the Selling Broker or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of this PPM and there have been no such actions against the Futures Commission Merchants, except as follows:

(a) Neither Refco, Inc. ("Refco") or any of its principals have been the subject of any administrative, civil, or criminal action, whether pending, on appeal, or concluded, within the preceding five years that Refco would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission ("CFTC") except as follows.

(b) On December 20, 1994, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 95-2) in which Refco was alleged to have violated certain financial reporting, record keeping and segregation provision of the Commodity Exchange Act and CFTC regulations as a result of some reporting and investment practices of Refco during 1990 and 1991. Without any hearing on the merits of the CFTC allegations and without admitting any of the allegations, Refco settled the matter and agreed to payment of $1.25 million civil penalty, entry of a cease and desist order, and appointment of an independent consultant to review Refco's financial manual.

(c) On January 23, 1996, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 96-2) in which Refco was alleged to have violated certain segregation and supervision requirements and prior cease and desist orders. The CFTC allegations concerned Refco's consolidated margining of certain German accounts which were maintained at Refco from 1989 through April 1992. Refco simply executed and cleared transactions for these accounts in accordance with client instructions; Refco had no role in raising funds from investors or in the trading decision for these accounts. Refco had received what it considered appropriate authorization from the controlling shareholder of the accountants' promoters to margin the accounts and transfer funds between and among the accounts on a consolidated basis. The CFTC maintained that Refco should not have relied upon such authorizations for the final consolidation of the accounts. Without admitting any of the CFTC allegations or findings, Refco settled the proceeding and agreed to payment of a $925,000 civil penalty, entry of a cease and desist order, and implementation of certain internal controls and procedures.

(d) Refco does not believe that any of the foregoing matters are material to the clearing and execution services that it will render.

2.4 CHARACTER OF THE BUSINESS. The Partnership's business purpose is to increase Capital through the speculative and hedge trading of futures and options on futures. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith including, but not limited to:

(a) trade, buy, sell or otherwise acquire, hold or dispose of all forms of investments (including tangibles and intangibles, foreign currencies, mortgage-backed securities, money market instruments, stock and futures options, and any other securities or items which are now, or may hereafter be, the subject of barter or stock or futures trading), commodity futures, and forward contracts and any rights pertaining thereto. The Partnership shall carry on the foregoing activities through the exercise of judgment by its General Partner and/or the Investment and/or Commodity Trading Advisors and consultants and brokers selected by the General Partner. The General Partner may serve as an investment or trading advisor to the Partnership for management fees, incentive fee, reimbursement of costs and other remuneration at the same rates charged either by independent third parties for similar services to other partnerships or by the General Partner to others for the same service.

(b) invest and trade, on margin or otherwise, in capital stocks, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, gold, silver, cattle, corn, wheat, soybeans, or any other asset for which a trading market is maintained or otherwise paid for by cash or otherwise including, but not limited to, the right to sell short and to cover such short sales.

(c) possess, sell, exchange, discount, transfer, mortgage, pledge, deal in, maintain multiple accounts for, and to exercise all rights, powers, privileges and other rights, incidental to ownership of the assets held by the Partnership.

(d) borrow or raise monies and, from time to time without limit as to amount, to issue, accept, endorse and execute promissory notes, draft bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge of otherwise dispose of such instruments issued by the Partnership for its purposes; form and own one or more corporations to engage in such businesses as the General Partner shall deem advisable.

(e) lend any of its properties or funds, either with or without security in furtherance of the objects and purposes of the Partnership as the General Partner shall deem advisable and consent.

(f) rent or own and maintain one or more offices staffed as the General Partner shall determine and to do such other acts attendant thereto as may be necessary or desirable.

(g) waive the sales commission to acquire investment Capital as the General Partner, in its sole discretion, may determine.

(h) enter, make and perform all contracts, surety and guarantees as may be necessary or advisable or incidental to the carrying out of the foregoing objects and purposes.

2.5 ADDRESS OF PARTNERS. The General Partner's address is listed in paragraph 1.5(a) hereof and the Limited Partners' addresses are on record at the office of the General Partner to the Partnership.

2.6 TERM OF PARTNERSHIP. The term of the Partnership shall commence on the date of this Agreement and shall continue until dissolved or terminated pursuant to Article IX.

2.7 REGISTRATION. The General Partner, on behalf of the Partnership, shall have the authority, but not the obligation, to cause a Registration statement to be filed, and such amendments thereto as the General Partner deems advisable, with the appropriate Federal and state regulatory agencies, including the United States Securities and Exchange Commission and the commission of securities for registration under the securities laws of the various states and any other jurisdiction desirable or proper to the sale of Units to qualify for public offerings. Each of the Limited
Partners hereby confirm and ratify all action taken and things done by the General Partner with respect to such filings and public offerings. The General Partner may make such other arrangements for the sale of Units, including the private placement of Units, as it deems appropriate.
                                  ARTICLE III
          Capital Contributions and Allocation of Profits and Losses

3.1  CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS.

(a) Each Limited Partner has delivered to the Partnership an executed Subscription which has been accepted by the General Partner on behalf of the Partnership, an Amended Certificate of Limited Partnership, and a check in the amount of his Capital Subscription. The Partnership shall use the funds thus contributed solely to pay, sales commissions, Expenses, Organization Costs and to otherwise make the payments required to be made by the Partnership to engage in active trading and to pay the management fees, if any, and, from profits, the incentive fees and distributions to Partners Capital Accounts.

(b) Until such time as the General Partner elects to qualify the Partnership Units for public sale, the General Partner will establish, from time to time, the minimum amount which each Limited Partner will be required to contribute to Capital of the Partnership. Upon receipt of notice from the General Partner of such minimum (which will be equally applicable to all Limited Partners), each Limited Partner will be required to contribute sufficient Capital to equal or exceed such minimum or will withdraw and have his Units redeemed as a Limited Partner pursuant to
Article IX, Section 9.4. The failure to contribute such Capital within ten days after receipt of said notice from the General Partner shall be a request for redemption by the Limited Partner. Upon election by the General Partner and qualification of the Partnership Units for public sale, there will be no further right of the General Partner to give notice of an increase in the minimum amount which all Limited Partners will be required to contribute to Capital of the Partnership other than as provided in Article VIII. Except for the increase in the minimum amount which all Limited Partners, in the sole discretion of the General Partner, shall be required to contribute to Capital or suffer redemption and amendments required by Article VIII, there will be no required contribution or assessments of the Limited Partners.

3.2  CAPITAL CONTRIBUTIONS OF GENERAL PARTNER.

(a) The General Partner has not made and shall not be required to make any capital contribution to the Partnership except for purchases which are required by law. Currently, the General Partner is required by the applicable securities and tax laws to purchase (i) one percent (1%) or
(ii) $25,000 of the total Capital paid in by the Limited Partners, which ever is greater.

(b) The General Partner and the initial Limited Partner have contributed in excess of $1,000 to the Partnership. Immediately prior to the time the Partnership commences trading and as may be required, thereafter, as the result of the admission of additional Limited Partners, the General
Partner shall make such additional contribution to its capital or to the Partnership so as to be certain that the General Partner has sufficient Capital at risk to prevent the Partnership from loss of that element of the Partnership test imposed by the Federal Internal Revenue Code and the Regulations promulgated thereunder to permit the Partnership to be taxed as a partnership and not as a corporation. The General Partner shall not reduce its Capital nor shall it make any assignment or transfer of its interest or withdrawal of its contribution while it is the General Partner which would reduce its percentage interest in the Partnership to less than its percentage interest at the time the Partnership commences trading. The General Partner may withdraw any excess above the required percentage without notice to the Limited Partners.

(c) Partnership interests shall be evidenced by Units. The General Partner, on behalf of the Partnership, may, in accordance with applicable law and the Offering Memorandum of the Partnership, issue Units to persons desiring to become Limited Partners. For each Unit purchased during the initial Offering Period, a Partner shall contribute one thousand dollars ($1,000), less the sales commission, to the Capital of the Partnership. Thereafter, a Partner shall contribute an amount equal to the Net Asset Value of a Unit, plus the sales commission, if any, on the valuation date following acceptance of the purchase. The General Partner and Affiliates of the General Partner may purchase Limited Partnership Units with the same rights as other Limited Partners.

(d) All subscriptions for Units made pursuant to the offering of the Units must be on the form provided with the Prospectus. No more than 7,000
Units (the "Maximum") will be sold and a minimum number of Units must be sold as follows:

(i) If subscriptions for at least 700 Units at an initial Net Unit Value of $1,000 have been accepted (the "Minimum") by the General Partner within the initial Offering Period of up to one year from the commencement of the offering of sale of Units, including the Units subscribed for by the General Partner, the General Partner may, pursuant to Paragraph 12, execute, acknowledge, swear to, file and record on behalf of the Partnership and each Limited Partner an amended Limited Partnership Agreement, cause such subscriptions to be transferred from the escrow agent, First American State Bank, 1207 Central Avenue, Fort Dodge, IA 50501, to the Partnership's trading account and cause the Partnership to pay its organization costs pursuant to the agreements negotiated by the General Partner and, thereafter, the aggregate of all contributions to the Partnership shall be available to the Partnership to carry on its business; or

(ii) If the General Partner has not received and accepted subscriptions for the Minimum Units prior to the close of the Minimum Units
Offering Period, the offering of the Units shall terminate and all amounts paid by subscribers for Units shall be returned in the manner provided in the Prospectus. All Units subscribed for shall be issued to the collection of good funds, and any Units issued to a Subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) shall be canceled.

3.3  ALLOCATION OF PROFITS AND LOSSES

(a) A distribution account shall be established for each Partner which shall include, as the initial balance thereof, each Partners' initial contribution to the Partnership expressed in total dollars and Units purchased. As of the close of business each month, allocations shall be made as follows:

(i) The Incentive Fee. The incentive fee upon New Net Profit at the rate of twenty percent (20%), or such other rate as may be established pursuant to 1.2(h), shall be paid quarterly to the CTA but allocated to the Partners monthly.

(ii) The Profit (Loss) Attributable to Units shall be added to (subtracted from) the distribution accounts of the Partners. Items of income, gain or loss, accrued and paid Expenses shall be added to (subtracted from) the distribution account of each Partner in accordance with the ratio that such distribution account bears to the sum of all of the Partners' distribution accounts.

(iii) The amount of any cash distributions to a Partner during such month and any amount paid upon Redemption of Units as of the end of such month shall be subtracted from the distribution account of such Partner.

(iv) The distribution account of any Unit which was redeemed shall be reduced by the Redemption Charge per Unit multiplied by the number of Units which were redeemed by the Partner represented by such distribution account. The Redemption Charge, if any, shall be first used to defray expenses and any excess treated as interest earned by the Fund.

                                  ARTICLE IV
                 Rights and Obligations of the General Partner

4.1 GENERAL. The General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership set forth in Article II. In connection therewith, it shall have all powers of a general partner under the Act, including, without limitation, the power to:

(a) enter, execute and maintain contracts, agreements and any or all other instruments, and to do and perform all such things, as may be required or desirable in furtherance of Partnership purposes or necessary or appropriate to the conduct of Partnership activities including, but not limited to, contracts with third parties for:

(i) brokerage services on behalf of the Partnership (which brokerage services may be performed by the General Partner or an Affiliate of the General Partner), specifically, Futures Investment Company, or any successor to its business, an Affiliated introducing broker of the General Partner may clear the trades and pay trailing commissions to its associated persons, including Affiliates of the General Partner and the General Partner, in consideration of the payment of nine percent (9%) of the total equity placed with the Commodity Trading Advisor or advisors it selects, will cause and pay for the trades to be cleared through one or more futures commission merchants selected by the General Partner;

(ii) trading advisory services relating to the purchase and sale of all stocks, options, commodity futures contracts, commodity options and contracts for forward delivery of foreign currencies on behalf of the Partnership (which advisory services may be performed by the General Partner or an Affiliate of the General Partner); and

(iii) rent, salaries, computer, accounting, legal and other services attendant to the maintenance of the Fund.

(b) open and maintain bank accounts on behalf of the Partnership with banks and money market funds.

(c) deposit, withdraw, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement.

(d) supervise the preparation and filing of all documentation required by law including, but not limited to, Registration Statements to be filed with Federal and state agencies.

(e) pay or authorize the payment of distributions to the Partners and pay Expenses of the Partnership.

(f) invest or direct the investment of funds of the Partnership not involving the purchases or sale of stocks, futures contracts, options, and contracts for forward delivery of foreign currencies.

(g) purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's proprieties and business.

(h) borrow money from banks and other lenders for Partnership purposes, and may pledge any or all of the Partnership's assets for such loans. No bank or other lender to which application is made for a loan by the lender to which application is made for a loan by the General Partner shall be required to inquire as to the purposes for which such loan is sought and, as between the Partnership and such bank or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement.

(i) confess judgment for and against the Partnership and control any matters affecting the rights and obligations of the Partnership, including the employment of attorneys, in the conduct of litigation and otherwise incur legal expenses and costs of consultation, settlement of claims, and litigation against or on behalf of the Partnership.

4.2 LOANS BY GENERAL PARTNER. The General Partner or its Affiliates will be not be required to advance or loan funds to the Partnership. In the event the General Partner makes any advance or loan to the Partnership, the General Partner will not receive interest in excess of its interest costs, nor will the General Partner receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges or fees regardless of the amount.

4.3 TRANSACTION WITH PARTNERSHIP. Notwithstanding anything to the contrary which may be contained herein, the General Partner shall not:

(a) sell, or otherwise dispose of, any of the Partnership's assets to the General Partner or its Affiliates.

(b) subject to the provisions regarding and without diminishment of the right of the General Partner or any Affiliate to compensation for services provided to the Partnership as set forth in this Agreement, cause or permit the Partnership to enter any agreement with the General Partner or an Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the General Partner's fiduciary obligations to the Partnership or pursuant to which the General Partner or any Affiliate;

(i) would provide or sell any services, equipment, or supplies at other than rates charged to others; or

(ii) would receive from the Partnership, Units of Partnership interest in consideration for services rendered.

4.4 OBLIGATIONS OF GENERAL PARTNER. In addition to the obligations provided by law or this Agreement, the General Partner shall:

(a) Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners.

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation , qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions including, but not limited to, the compliance, at its expense, with all laws related to its qualification to serve as the commodity pool operator of the Fund.

(c) Retain independent public accountants to audit the accounts of the Partnership.

(d) Employ attorneys to represent the Partnership.

(e) Use its best efforts to maintain the status of the Partnership as a partnership for United States Federal income tax purposes.

(f) Employ only independent CTAs which are registered pursuant to the Commodity Exchange Act to conduct trading and to otherwise establish and monitor the trading policies of the Partnership; and the activities of the partnership's trading advisor(s) in carrying out those policies.

(g) Review, not less often than annually, the brokerage commission rates charged to comparable funds to determine that the commission rates paid by the Partnership are comparable with such other rates.

(h) Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control, and the General Partner will not employ or permit others to employ such funds or assets in any manner except for the benefit of the Partnership.

(i) Agree that if it becomes the sole General Partner of the Partnership, it will use its best efforts to maintain the Partnership as a limited partnership as required by all applicable laws including, but not limited to the requirement of the United States Department of the
Treasury, Internal Revenue Service, for a sole corporate general partner of a limited partnership to maintain its "Net Worth" (as defined below)
to establish the sufficient assets test for a sole corporate general partner to be liable for the debts of the Partnership.  Ms. Pacult intends to resign as a general partner once Ashley has sufficient net assets to meet the NASAA Guidelines to continue to offer Units in the Partnership. Although there can be no assurance that Ashley, as the sole corporate General Partner, will satisfy the IRS "safe harbor" test to permit the Partnership to continue to be taxed as a partnership, before Ms. Pacult resigns, Ashley will secure an opinion of counsel to the effect that sufficient other IRS elements exist to permit the Partnership to continue to be taxed as a partnership and not as a corporation. Ashley, as the sole corporate general partner may reach the safe harbor for one of those tests with a Net Worth of an amount equal to no less than (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable,) for which it shall act as general partner and which are capitalized at less than $2,500,000, and (ii) 10% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable,) for which it shall act as general partner and which are capitalized at greater than or equal to $2,500,000 by use of promissory notes (valued at their fair market value) issued to
the General Partner by one or more of its principals.   For the purposes
of this subparagraph, "Net Worth" shall be calculated in accordance with generally accepted accounting principles, consistently applied, provided that all current assets shall be based on the lower of cost or the then current market value. The Units owned by either general partner in the Partnership and in other partnerships in which they act as a general partner shall not be included in calculating their Net Worth. A letter of credit may be included. The requirements of this subparagraph (i) may be modified if the General Partner obtains an opinion of counsel for the Partnership to effect that a proposed modification will not (1) adversely affect the classification of the Partnership as a partnership for Federal income tax purposes; (2) will not adversely affect the status of the Limited Partners as limited partners under the Act; (3) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines or statements of policy promulgated or applied thereunder including, but not limited to, the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. as are in effect on the date of such proposed modification. (4) or otherwise adversely affect the Limited Partners.

(j) Maintain a current list of the name, address, and number of Units owned by each Limited Partner at the General Partner's principal office. Such list shall be disclosed to any Partner or their representative at reasonable times, upon request, either in person or by mail, upon payment, in advance, of the reasonable cost of reproduction and mailing. The Partners and their representatives shall be permitted access to all other records of the Partnership, after adequate notice, at any reasonable time, at the offices of the Partnership. The General
Partner shall maintain and preserve such records for a period of not less than six (6)years.

4.5  GENERAL PROHIBITIONS.  The Partnership shall not:

(a) borrow from or loan to any person, except that the foregoing is not intended to prohibit the incurring of any indebtedness to a Partner or an Affiliate with respect to the offering of Units for sale, Registration, or initiation and maintenance of the Partnership's trading positions.

(b) commingle its assets with those of any other person, except to the extent permitted under the Securities and Exchange Act or the Commodity Exchange Act and the regulations promulgated under each.

(c) permit rebates or give-ups to be received by the General Partner or any Affiliate of the General Partner, or permit the General Partner or any Affiliate of the General Partner to engage in reciprocal business arrangements which would circumvent the foregoing prohibition; provided, however, that an Affiliate or the General Partner may provide goods or services, including brokerage, at a competitive cost to the Partnership.

(d) engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional positions in the same or a related stock or commodity); provided, however, that there may be taken into account the Partnership's open trade equity on existing positions in determining whether to acquire additional unrelated stock or commodity positions.

(e) margins of all open positions in all stocks and commodities combined would exceed 250% of the partnership's Net Asset Value at the time such position would otherwise be initiated.

(f) permit churning of the Partnership's trading account for the purpose of generating brokerage commissions to any person.

(g) directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential limited partner for independent investment advice as an inducement to such advisor to advise the potential limited partner to purchase Units in the Partnership without the knowledge of such potential limited partner.

(h) No Partnership funds will be held outside the United States. The Partnership funds committed to trading will be on deposit with and under the control of a futures commission merchant regulated pursuant to the Commodity Exchange Act, as may be amended, from time to time. The funds not committed to trading will be in investments which are properly registered under the United States securities or other financial institution regulations.

4.6  FEES AND EXPENSES.

(a) The Partnership shall pay all Organization Costs and offering Expenses incurred in the creation of the Partnership and sale of Units. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the General Partner or an Affiliate of the General Partner. Notwithstanding the foregoing, in no event will reimbursement by the Partnership to the General Partner for Organization Costs and offering Expenses charged to the Partnership exceed an amount equal to 15% of the gross proceeds from the sale of Units. Organization Costs and Offering Expenses shall mean those Expenses incurred in connection with the formation, qualification and Registration of the Partnership and in distributing and processing the Units under applicable Federal and state law, sales commissions, and any other expenses such as: (i) registration fees, filing fees and taxes; (ii) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Registration Statement and Prospectus; (iii) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of the Units; (iv) salaries of officers and employees of the General Partner and any Affiliate of the General Partner while directly engaged in distributing and processing the Units and establishing records therefor;
(v) rent, travel, remuneration of personnel, telegraph, telephone and other expenses in connection with the offering of the Units; (vi) accounting, auditing, and legal fees incurred in connection therewith;
and (vii) any extraordinary expenses related thereto. Organization Costs and Offering Expenses do not include salaries, rent, travel, expenses and other items of General Partner overhead.

(b) All operating expenses of the Partnership shall be billed directly to and paid by the Partnership.

(c) The General Partner or any Affiliate of the General Partner may be reimbursed for the actual costs of any Expense including, but not limited to, legal, accounting and auditing services used for or by the Partnership, as well as printing and filing fees and extraordinary expenses incurred for or by the Partnership; provided, however, the limitations of contained in Article X - Exoneration and Indemnification contained in this Agreement will apply to restrict the purchase of certain insurance coverage and the assumption of the defense of certain claims.

(d) The General Partner may establish its compensation, from time to time, for its services; provided, however, such charges shall be no more than:

(i) A sales commission of up to six percent (6%) to be established, from time to time, by the General Partner, for sales of Units;

(ii) A management fee of one half of one percent (1/2 of 1%) per month (6% per year) of the Net Asset Value of the Partnership, computed and paid to the General Partner and/or non-affiliated independent investment or trading advisor on the close of business on the last day of each month;

(iii) An incentive fee, paid quarterly, of up to fifteen percent (15%) of the first one hundred percent (100%) of New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year. The incentive fee may be increased up to 30%, provided that the management fee is correspondingly reduced to 0%. Each trading subaccount established by the General Partner shall be considered separately for purposes of incentive fee. The incentive fee will be non-refundable; i.e., in the event that the Partnership earns substantial New Net Profit during the first month of any year and, thereafter, suffers losses, the General Partner will not refund any of the profit incentive fee paid for the prior month or months. However, the Partnership will not pay or accrue to the General Partner any further incentive fee during that year until such time as the New Net Profit, when added to Net Asset Value, after additions, deductions of Redemptions and distributions, exceeds the highest Net Asset Value, computed for that year; i.e., incentive fees will only be earned and paid or accrued upon New Net Profit for that year; and

(iv) A share of the brokerage commissions paid for trades made by the Partnership. Such commissions shall not be more than the average published fixed rate per month or per round-turn charged, from time to time, to public commodity pools by national brokerage firms for similar trading size, frequency, and style.

(e) The General Partner is hereby authorized to employ brokers, attorneys, accountants, consultants, and administrative personnel who may be Affiliated with the General partner to perform Partnership business at the expense of the Partnership. Ashley has advanced the initial offering and organizational expenses, estimated to be $47,000 and $5,000, respectively. The offering expenses will be reimbursed by the Partnership immediately upon the Initial Closing and the organizational expenses will be repaid monthly over the first sixty months of operation by the Partnership at the rate of $1000 per year, until paid in full. After the first year, the Partnership will be subject to yearly legal and accounting fees of $18,000 and $5,000, respectively.

(f) The General Partner is hereby authorized, individually or through an Affiliate, to employ non-affiliated independent investment and trading advisors to trade the assets of all or a portion of the Fund to be paid
(i) an annual management fee not to exceed six percent (6%) of the assigned trading equity when combined with the General Partner's management fee as described in 1.2(g); and, (ii) an incentive fee of up to fifteen percent (15%) on New Net Profit earned by such advisor, which may be increased or decreased as described in 1.2(h). All incentive fees may be prorated and paid quarterly.

4.7  ACTIVITIES OF PARTNERS.

(a) The General Partner and its Affiliates shall devote to the Partnership only such time as shall be reasonably required to fulfill their responsibilities hereunder.

(b) Any Partner may, notwithstanding the existence of this Agreement, engage in whatever other activities they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation or conflict of interest in such activities with the Partnership or to any party hereto. The Partners are specifically authorized to deal with other partnerships and to acquire interests in positions and trading without having to offer participation therein to the Partnership or the other Partners. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Partner, including the General Partner and its Affiliates and their officers, directors and employees, from engaging in the trading contemplated by this Partnership individually, jointly with others, or as a part of any other association to which any of them are or may become parties, in the same trades as the Partnership, or require any of them to permit the Partnership, the General Partner or any other Partner to participate in any of the foregoing. As a material part of the consideration for each party's execution hereof, each Partner hereby waives, relinquishes and renounces any such right or claim of conflict of interest and participation from any other Partner.

(c) Ashley is a corporation which was formed on October 15, 1996, and neither it nor Ms. Pacult have any prior experience in the management of a partnership which trades commodity futures or options, or any other securities; however, Ms. Pacult, has been engaged in supervision of individual managed commodity accounts for over 18 years and is the principal of the general partner of a public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. The past and future results of trading by the principals of the General Partner, both within and without the partnership, will be confidential and not disclosed to the other Partners. Such positions taken by the principals may be the same as or different from any positions taken by the General Partner or any advisor to the Fund. Nothing in this Section, or elsewhere in the Partnership Agreement, shall permit the General Partner to violate its fiduciary or legal obligations to the Partnership.

4.8 CONFLICTS OF INTEREST. Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading and elsewhere in the Partnership's Prospectus and the Exhibits attached thereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in this Agreement and the Prospectus and its Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the CTA, any Principal of the CTA, the Partnership's FCM, or any principal of the FCM, the Partnership's IB or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. Specifically, the Selling Agent is Affiliated with Ms. Pacult and, therefore, no independent due diligence of the Partnership or the General Partner will be made by a National Association of Securities Dealers, Inc. member.

(a) MANAGEMENT OF OTHER EQUITY AND FOR THEIR OWN ACCOUNTS BY THE GENERAL PARTNER, THE CTAs, AND THEIR PRINCIPALS. The right of both Ms. Pacult, in any capacity, and Ashley to manage and the actual management by the CTA of accounts they or their Affiliates own or control and other commodity accounts and pools presents the potential for conflicts of interest. There is no limitation upon the right of Ms. Pacult, Ashley, the CTA, or any of their Affiliates to engage in trading commodities for their own account. It is possible for these persons to take their positions in their personal accounts prior to the orders they know they are going to place for the money they manage for others. The General Partner will obtain representations from all of these persons and their Affiliates that no such prior orders will be entered for their personal accounts. The Partnership's CTA will be effecting trades for its own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTA for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. Ms. Pacult and Ashley, should they form other commodity pools, and the CTA may have financial incentives to favor other accounts over the Partnership. In the event Ms. Pacult, Ashley or the CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection. Ashley does not presently intend to engage in trading for its own account; however, Ms. Pacult reserves the right to trade for her own account. The CTA also reserves the right to trade for its own account. Any trading for their personal accounts by the General Partner, any Commodity Trading Advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits, timing of the taking of positions or other similar conflicts. The result to the Partnership would be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by the General Partner or CTA responsible for the management of the Partnership.

(b) POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER. There is no limit upon the number of Units in the Partnership the General Partner and its principal and Affiliates may purchase. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership, in regard to the selection of Commodity Trading Advisors which do not trade frequently to protect the nine percent (9%) fixed commission paid by the Partnership to the Introducing Broker.

(c) GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP. As Ashley has financial interest in the operation of the Partnership in the form of the 1% management fee and because Ms. Pacult serves as the general partner and the principal of Ashley, the other general partner, it is unlikely that either general partner would voluntarily resign, even if such resignation would be in the best interest of the Partnership.

(d) FEES AND CHARGES TO THE PARTNERSHIP PAID TO GENERAL PARTNER NOT NEGOTIATED. The one percent (1%) management fee paid to the General Partner (allocated to Ashley) and the amount of the fixed commission of nine percent (9%) per year in lieu of round-turn brokerage commissions, payable to the IB that is Affiliated with Ms. Pacult, have not been negotiated at arm's length. The General Partner has a conflict of interest between its responsibility to manage the Partnership for the benefit of the Limited Partners and its interest in receiving the management fee in addition to the conflict of interest presented by the IB Affiliated with the General Partner receiving the difference between the fixed commission charged the Partnership and the actual transaction costs incurred by the FCM as a result of the frequency of trades entered by the CTA. See "Charges to the Partnership" in the Partnership's Prospectus. The General Partner will select the CTAs to manage the Partnership assets and the CTAs determine the frequency of trading. Because the IB Affiliated with the General Partner will receive the difference between the brokerage commissions and other costs which will be paid on behalf of the Partnership and the fixed commission, the General Partner's best interests are served if it selects trading advisors which will trade the Partnership's Net Assets assigned to them in a way to minimize the frequency of trades to maximize the difference between the fixed commission and the round-turn commissions and other costs to trade charged by the FCM; i.e., it is in the best interest of the General Partner to reduce the frequency of trading rather than concentrate on the expected profitability of the CTAs without regard to frequency of trades. This conflict is offset by the fact the General Partner does not select any of the trades and the CTA is paid an incentive of 20% of New Net Profits. The arrangements between the General Partner and the Partnership with respect to the payment of the commissions are consistent in cost with arrangements other comparable commodity pools have made to clear their trades. These arrangements are fair to the Partnership and its investors because the General Partner has assumed the risk of frequency of trading, up to a maximum of three times the normal rate by the CTA and has assumed all liability for the payment of trailing commissions.

(e) CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE. Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. See "Risk Factors", and "Conflicts of Interest" in the Partnership's Prospectus. In addition, the Selling Agent is Affiliated with Ms. Pacult and, therefore, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

(f) GENERAL PARTNER TO DISCOURAGE REDEMPTIONS. The General Partner has an incentive to withhold distributions and to discourage Redemption because Ashley receives compensation based on the Net Asset Value of the Partnership assigned to the CTAs to trade.

(g) HIGH RISK TRADING BY THE CTAs TO GENERATE INCENTIVE FEES. As a general rule, the greater the risk assumed, the greater the potential for profit. Because the CTA is compensated by the General Partner based on 20% of the New Net Profit of the Partnership, it is possible that the CTA will select trades which are otherwise too risky for the Partnership to assume to earn the 20% incentive fee on the profit should that ill-advised speculative trade prove to be profitable.

(h) IB AFFILIATED WITH THE GENERAL PARTNER TO RETAIN A SHARE OF THE COMMISSIONS. The Partnership will pay a fixed brokerage commission of 9% per year, payable monthly to Futures Investment Company, an introducing broker Affiliated with the General Partner. Futures Investment Company will retain so much of the fixed brokerage commission as remains after payment of the round turn brokerage commissions to the Futures Commission Merchant and the 6% per year trailing commissions to the associated persons who service the Partners' accounts in the Partnership. Because Ms. Pacult is also a principal of the IB and the Selling Agent, there is a likelihood that the Partnership will continue to retain the IB even though other IB's may be available to provide better service to the Partners and their accounts.

(i) NO RESOLUTION OF CONFLICTS PROCEDURES. As is typical in many futures partnerships, the General Partner has not established formal procedures, and none are expected to be established in the future, to resolve the potential conflicts of interest which may arise. It will be extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the Limited Partners. The foregoing list of risk factors and conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. Investors are not to construe this Prospectus as legal or tax advice. Before determining to invest in the Units, potential investors should read this entire Agreement as well as the Partnership's Prospectus and the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them. See "Investor Suitability" in the Partnership's Prospectus.

(j) INTERESTS OF NAMED EXPERTS AND COUNSEL. The General Partner has employed The Scott Law Firm, P.A. to prepare this Prospectus, provide certain tax advice and opine upon the legality of the issuance of the Units. Neither the Law Firm nor its principal, nor any accountant or other expert employed by the General Partner to render advice in connection with the preparation of the Prospectus or any documents attendant thereto, have been retained on a contingent fee basis nor do they have any present interest or future expectation of ownership in the Partnership or its General Partner or the Underwriter or the CTAs or the IB or the FCM.

4.9 LIMITATION OF POWERS. Without concurrence of a Majority in Interest, the General Partner may not:

(k) Amend this Agreement except for those amendments which do not adversely affect the rights of the Limited Partners.

(b) Voluntarily withdraw as a General Partner.

(c) Appoint a new General Partner or additional general partners; provided, however, additional general partners may be appointed without obtaining the consent of a Majority in Interest if the addition of such person is necessary to preserve the tax status of the Partnership as a partnership and not as a corporation; and such additional general partner has no authority to manage or control the Partnership and the admission of such additional general partner does not materially adversely affect the Limited Partners.

(d) Sell all or substantially all of the Partnership assets other than in the ordinary course of business.

(e) Cause the merger or other reorganization of the Partnership.

(f) Dissolve the Partnership other than because of an event, which by law, requires such dissolution.

                                   ARTICLE V
                  Rights and Obligations of Limited Partners

5.1 LIMITATION OF LIABILITY. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof. However, the amount committed by him to the Capital of the Partnership and his interest in Partnership assets shall be subject to liability for Partnership debts and obligations. Limited Partners may be liable to repay any wrongful distribution of profits to them and may be liable for distributions (with interest thereon) considered to be a return of Capital if necessary to satisfy creditors of the Partnership.

5.2 NO MANAGEMENT RIGHTS. No Limited Partner shall take part in the management of the business of the Partnership or transact any business for the Partnership. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership.

5.3 CERTAIN RIGHTS. Provided the following, does not either (i) subject the Limited Partners to unlimited liability or (ii) subject the Partnership to be taxable as a Corporation for purposes of Federal Income tax laws, the Partners, by a vote of a Majority in Interest, without the necessity for concurrence by the General Partner, shall have the following rights in addition to those granted elsewhere in this Agreement:

(a) Amend the Partnership Agreement; provided, however, any amendment which modifies the compensation or distributions to the General Partner or which affects the duties of the General Partner requires the consent of the General Partner.

(b) The General Partner may be removed and a new General Partner elected in accordance with the terms of this Agreement.

(c) Cancel any contract for services with the General Partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the General Partner and the Partnership is one year; and, provided further, should any amendment to this Partnership Agreement attempt to modify the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner, such amendment will become effective only upon the consent of the General Partner.

(d) The right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Partnership.

(e) Dissolve the Partnership.

(f) Any material changes in the Partnership's basic investment policies identified in Article III including, but not limited to, the speculation and trade in commodity futures, forward futures contracts, and options upon those contracts both within and without the United States or the structure of the Partnership as a limited partnership requires prior written notification of a meetings which identifies the purpose of the meeting and the approval by a vote of the Majority in Interest of the Partners.

5.4  GENERAL PARTNER ACTION WITHOUT LIMITED PARTNER APPROVAL.
Notwithstanding anything in this Agreement, particularly section 5.3, to the contrary, the General Partner may amend this Agreement without any vote, consent, approval, authorization or other action of any other Partner and without notice to any other Partner to:

(a) add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates in this Agreement for the benefit of the Limited Partners;

(b) cure any ambiguity, correct or supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the intent of this Agreement;

(c) delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, or by a state securities law administrator or similar such official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partner or does not have a material adverse effect on the Limited Partners generally or the Partnership;

(d) reflect the withdrawal, expulsion, addition or substitution of Partners;

(e) reflect the proposal, promulgation or amendment of Regulations under Code section 704, or otherwise, to preserve the uniformity of interest in the Partnership issued or sold from time to time, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(f) elect for the Partnership to be bound by any successor statute to the Act, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(g) conform this Agreement to changes in the Act or interpretations thereof which, in the exclusive desecration of the General Partner, it believe appropriate, necessary or desirable, if, in the General
Partner's reasonable opinion, such amendment does not have a materially adverse effect on the Limited Partners generally or the Partnership;

(h) change the name of the Partnership;

(i) conform the provisions of this Agreement to any applicable requirements of Federal of state law which, in the exclusive discretion of the General Partner, it believes appropriate, necessary or desirable, if, in the General Partner's reasonable opinion, such amendment does not have a material adverse effect on the Limited
Partners generally or the Partnership; and

(j) make any change which, in the exclusive discretion of the General Partner, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable, in the exclusive discretion of the General Partner, so that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes.

5.5 EXPULSION OF LIMITED PARTNERS. Anything herein to the contrary notwithstanding,

(a) no Partner, including any corporation, partnership, trust or other entity may, at any time, have an ownership percentage of ten percent or more of the aggregate ownership percentages of the Limited
Partners. If, at any time, the General Partner determines that any Limited Partner has an ownership percentage of ten percent or more, the Partnership may, in the General Partner's exclusive discretion, cause a Redemption by that Limited Partner of the number of Units necessary or advisable to reduce that Limited Partner's ownership percentage to less than ten percent. The Redemption shall be effective as of the next Redemption date or such other Redemption date, at the discretion of the General Partner.

(b) the General Partner has the right, in its sole discretion, to raise or lower the minimum investment in the Partnership required for the admission or retention of Units in the Partnership by a Partner. In the event the General Partner does raise the minimum investment in the Partnership to an amount in excess of any Partners Capital account, the Partnership shall provide notice to the Partner of such event and allow the Partner 30 days to raise the Capital account for that Partner to such raised amount, or more. In the event the Partner does not so raise his Capital account to such minimum amount, the Partner shall be deemed to have elected to withdraw from the Partnership and all of his Units shall be redeemed at the next redemption date as provided in this Agreement.

5.6 NOTIFICATION. Notice shall be sent to each Partner within seven business days from the date of:

(a) any decline in the Net Unit Value to less than 50% of the Net Asset Value on the last Valuation Date;

(b) any material change in contracts with the FCM or CTA including, but not limited to, any change in CTAs or any modification in connection with the method of calculating the incentive fee;

(c) any other material change affecting the compensation of the General Partner, FCM, CTA or any Affiliated party;

5.7  NOTIFICATION CONTENTS.

(a) a material change related to brokerage commissions shall not be made until notice is given and the Partners, after such notice, have the opportunity to Redeem pursuant to Article IX;

(b) in addition, in regard to all other changes, the required notification shall describe the change in detail, include a description of the Partners' Redemption rights pursuant to Article IX and voting rights pursuant to this Article V and a description of any material effect such changes may have on the interests of the Partners.

5.8 EXERCISE OF RIGHTS. Upon receipt of a written request, executed by the holders of Units aggregating ten percent (10%) or more of the Units, for a vote upon and to take action with respect to any rights of the Partners under this Agreement, together with a check for the costs to distribute the request to all of the Partners, the General Partner shall call a meeting of all Partners of the Partnership in the time and manner as provided in
Section 8.7 hereof.

5.9 EXAMINATION OF BOOKS AND RECORDS. A Limited Partner shall have the right to examine the books and records of the Partnership at all reasonable times, including the right to have such examination conducted at his sole expense by any reasonable number of representatives. Notwithstanding the foregoing, the General Partner may keep and withhold the names of the other Partners, specific trading and other designed information confidential from the Partners.

                                  ARTICLE VI
                   Assignment of Limited Partnership Units;
                         Admission of Limited Partners

6.1 RESTRICTION ON ASSIGNMENT. A Partner may not assign or transfer some or all of his Units in the Partnership without the written consent of the General Partner; provided, however, that in no event may an assignment be made or permitted until after two years from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, will retain more than five Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The General Partner shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership.

6.2 QUALIFIED PLAN RESTRICTIONS. In no event shall a Partner be entitled to transfer all or part of a Partnership interest if, under applicable
United States Department of Labor regulations, such transfer would result in Partnership interests, excluding the interests of the General Partner, valued at or in excess of twenty-five percent of the value of all outstanding Partnership interests, excluding the interests of the General Partner, being held by the following persons or entities:

(a) employee benefit plans (as defined in section 3(3) of the Federal Employee Treatment Income Security Act of 1974, as amended ("ERISA"), whether or not such plans are subject to the provisions of Title I of ERISA,

(b) plans described in section 4975 (e)(1) of the Code, and

(c) entities (such as a common or collective trust funds of a bank) whose underlying assets include plan assets by reason of a plan's investment in the entity.

6.3 DOCUMENTATION OF ASSIGNMENT. The General Partner shall furnish to the assigning Limited partner a proper form to duly effect such assignment.
The General Partner shall not be required to recognize any assignment and shall not be liable to the assignee for any distributions made to the assigning Limited Partner until the General Partner has received such form of assignment, properly executed with signature guaranteed, together with the Certificate of Ownership originally issued to the Limited Partner (or an indemnity bond in lieu therefor) and such evidence of authority as the General Partner may reasonably request and the General Partner shall have accepted such assignment.

                                  ARTICLE VII
                 Accounting Records, Reports and Distributions

7.1 DISTRIBUTIONS. Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The
Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the General Partner.

7.2 BOOKS OF ACCOUNT. Proper books of account shall be kept and there shall be entered therein all transactions, matters and things relating to the Partnership's business as required by applicable law and the regulations promulgated thereunder and as are usually entered into books of account kept by persons engaged in business of like character. The books of account shall be kept at the principal office of the General Partner and each Limited Partner (or any duly constituted agent of a Limited Partner) shall have, at all times during reasonable business hours, free access, subject to rules of confidentiality established by the General Partner, the right to inspect and copy the same. Such books of account shall be kept on an accrual basis. A Capital account shall be established and maintained from each Partner, as set forth above.

(a) Each Partner shall be furnished as of the end of each Fiscal Year with
(1) annual financial statements, audited by a certified public accountant, within 90 days from the end of such year; together with such other reports (in such detail) as are required to be given to Partners by applicable law, specifically, annual and periodic reports will be supplied by the General Partner to the other Partners in conformance with the provisions of CFTC regulations for Reporting to Pool Participants, 17 C.F.R. Section 4.22, as amended, from time to time, and, (2) any other reports or information which the General
Partner, in its sole discretion, determines to be necessary or appropriate.

(b) Appropriate tax information (adequate to enable each Partner to complete and file his Federal tax return) shall be delivered to such Partner no later than January 31 following the end of each Calendar Year.

7.3 CALCULATION OF NET ASSET VALUE. Net Asset Value shall be calculated daily and reports delivered to Partners as of the last day of each month by the 20th of the following month. Upon request, the General Partner shall make available to any Partner the Net Unit Value.

7.4 MAINTENANCE OF RECORDS. The General Partner shall maintain all records as required by law including, but not limited to, (1) all books of account required by paragraph 7.1 of this Article VII; and, (2) a record of the information obtained to indicate that a Partner meets the applicable investor suitability standards.

7.5 TAX RETURNS The General Partner shall cause tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

7.6 TAX ELECTIONS The General Partner shall from time to time, make such tax elections or allocations deemed necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement. Ashley shall be authorized to perform all duties imposed by Sections 6221 through 6232 of the Internal Revenue Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following:
(i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for a review of a final Partnership administrative adjustment; and, (iv) a power of attorney on behalf of each Limited Partner having less than a 1% interest in the Partnership to enter a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners unless any said Limited Partner shall have notified the Internal Revenue Service and the General Partner, within 30 days of service of the notice of claim up said Limited Partner, that the General Partner may not act on such Limited Partner's behalf.

                                 ARTICLE VIII
                      Amendments of Partnership Agreement

8.1 RESTRICTION ON AMENDMENTS. No amendment to this Agreement shall be effective or binding upon the partners unless the same shall have been approved by a Majority in Interest of the Partners; provided, however, the General Partner may adopt amendments without such approval which are, in the sole judgment of the General Partner, deemed necessary or desirable to maintain the business or limited partnership or other favorable tax status of the Partnership, or permit a Public Offering of the Units, or to maintain the Partnership and the General Partner and its principals in compliance with the laws which govern the business, including the requirements of any self regulatory organization, or to substitute or add persons as Limited Partners.

8.2 ADMISSION OF ADDITIONAL PARTNERS. At any time, the General Partner may, in its sole discretion and subject to applicable law, admit additional Partners. Each newly admitted Partner shall contribute cash equal to the Net Unit Value of the Partnership for each Unit to be acquired. The terms of any additional offering may be different from the terms of the initial offering. All expenses of any such additional offering shall be borne by the either the Partnership or the subscribers thereto, as determined in the sole discretion of the General Partner. Pursuant to Article VI, the General Partner may consent to and admit any assignee of Units as a substituted Partner. There is no maximum aggregate amount of Units which may be offered and sold by the Partnership or on the amount of contributions which may be received by the Partnership.

8.3 TERMINATION OF OFFERINGS; ADDITIONAL OFFERINGS. Notwithstanding anything stated herein to the contrary, the General Partner may from time to time, in its sole discretion, limit the number of Units to be offered, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners.

8.4 NOTICE OF RESTRICTED TRANSFER. Each certificate of Limited Partnership shall be subject to and contain the following notice:

THE LIMITED PARTNER MUST DETERMINE IF THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT MAY BE TRANSFERRED IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND REFERENCE MUST BE MADE TO THE OFFERING DOCUMENTATION AND
LEGAL COUNSEL CHOSEN BY THE INVESTOR TO DETERMINE THE RIGHT OF THE INVESTOR TO RESELL THE UNITS EVIDENCED HEREBY. THESE LIMITED PARTNERSHIP INTERESTS SHALL NOT BE TRANSFERABLE BY THE REGISTERED HOLDER EXCEPT BY CONSENT OF THE GENERAL PARTNER AND AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT AND UPON THE ISSUANCE OF A FAVORABLE OPINION OF COUNSEL FOR THE LIMITED PARTNERSHIP, AND/OR SUBMISSION TO THE LIMITED PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE LIMITED PARTNERSHIP, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS.

8.5 MEETINGS OF PARTNERS. Upon receipt of a written request, together with the costs to distribute such request to all Partners, executed by Partners holding ten percent (10%) or more of the Units, for the calling of a meeting of the Partners or should the General Partner desire a meeting for any purpose, the General Partner shall, within fifteen (15) days thereafter, provide written notice, either in person or by certified mail, after the date of receipt of said notice. Such written notice shall state the purpose of the meeting, specify a reasonable time, place, and date, which shall be not less than thirty (30) or more than sixty (60) days thereafter. An Amendment shall be adopted and binding upon all parties hereto if a Majority in Interest of the Partners vote for the adoption of such amendment. Partners may vote in person or by written proxy delivered to any such meeting. Meetings of Partners may also be held by conference telephone where all Partners can hear one another.

8.6 RIGHT OF GENERAL PARTNER TO RESIGN. The individual General Partner, Ms. Pacult, may resign upon 30 days notice to all other Partners. The corporate General Partner, Ashley, may resign or assign any portion of its interest in the Partnership at anytime to a third party and become a Limited Partner with respect to the balance of its interest in the Partnership, if any, if it provides one hundred twenty (120) days prior written notice to all other Partners of its intention to resign and states in such notice the name of the intended assignee who is to become substitute corporate General Partner and the information reasonably appropriate to enable the Partners to decide whether or not to approve the substitution or, in the alternative, provide that the partners must elect a successor general partner. In the event of the voluntary withdrawal by the corporate General Partner, the corporate General Partner shall pay the legal fees, recording fees and all other expenses incurred as a result of its withdrawal. Upon resignation, the corporate General Partner shall be paid the items identified in Section 8.7 below.

8.7 AMENDMENT INVOLVING SUCCESSOR CORPORATE GENERAL PARTNER. Should a resignation or an amendment to the Agreement provide for a change in the general partner upon the conditions provided in this Agreement, the election and admission of a person or persons as a successor or successors to the corporate General Partner, shall require the following conditions: the General Partner shall retire and withdraw as General Partner and the Partnership business shall be continued by the successor general partner or general partners, and such amendment shall expressly provide that on or before the effective date of removal.

(a) The corporate General Partner shall be permitted to Redeem 100% of its Units ten (10) days prior to the effective date of its removal in cash equal to the Net Asset Value of such corporate General Partner's interest in the Partnership.

(b) The Partnership shall pay to the removed corporate General Partner an amount equal to the Appraised Value of such General Partner's assets to be transferred to the successor General Partner to enable the successor to continue the business of the Partnership. The Appraised Value of the withdrawing corporate General Partner's interest in the Partnership shall equal such General Partner's interest in the sum of (1) the Expenses advanced by the corporate General Partner to the Partnership,
(2) all cash items, (3) all prepaid expenses and accounts receivable less a reasonable discount for doubtful accounts, and (4) the net book value of all other assets, unless the withdrawing General Partner of the successor corporate General Partner believes that the net book value of an asset does not fairly represent its fair market value in which event such corporate General Partner shall cause, at the expense of the Partnership, an independent appraisal to be made by a person selected by the General Partner with approval of a Majority in Interest of the Partners to determine its value.

(c) The successor General Partner or Partners shall indemnify the former General Partner for all future activities of the Fund.

                                  ARTICLE IX
                    Dissolution, Liquidation and Redemption

9.1 DISSOLUTION. The Partnership shall be dissolved, and shall terminate and wind-up its affairs, upon the first to occur of the following:

(a) the affirmative vote of a Majority in Interest of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership;

(b) the sale, exchange, forfeiture or other disposition of all or substantially all the properties of the Partnership out of the ordinary course of business;

(c) the resignation of the General Partner after one hundred twenty days notice to the Partners, of the bankruptcy, insolvency or dissolution, or failure of the General Partner to maintain sufficient Net Worth to qualify the Partnership as a partnership for Federal Income Tax purposes or as required by the NASAA Guidelines in effect at the time the Units were sold, without a successor, promptly after any such event, but in no event beyond one hundred twenty (120) days after the effective date of such event;

(d) at 11:59 p.m. on the day which is twenty-one (21) years from the date of this Agreement; or

(e) any event which legally dissolves the Partnership.

9.2 EFFECT OF LIMITED PARTNER STATUS. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph
9.3. Each Limited Partner (any assignee thereof) expressly agrees that the provisions of the Act, as amended, titled "Powers of Legal Representative or Successor of Deceased, Incompetent, Dissolved or Terminated Partner", shall not apply to his interest in the Partnership and expressly waives any rights and benefits thereunder. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, that he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets and any right to an audit or examination of the books of the Partnership. The General Partner may assign, sell, or otherwise dispose of all or any portion of its shares of common stock without any legal effect upon the operation of the Partnership and no Limited Partner may object to any such transfer.

9.3 LIQUIDATION. Upon the termination and dissolution of the Partnership, the General Partner (or in the event the dissolution is caused by the dissolution or the cessation to exist as a legal entity of the General Partner, voluntary withdrawal, bankruptcy or insolvency, such person as the Majority in Interest of the Partners may select) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order: (i) to the expenses of liquidation and termination and to creditors, including the General Partner, in order or priority as provided by law, and (ii) to the Partners pro rata in accordance with his or its Capital account, less any amount owed by such Partner to the Partnership.

9.4 RETURN OF CAPITAL CONTRIBUTION SOLELY OUT OF ASSETS. A Partner shall look solely to the properties and assets of the Partnership for the return of his Capital Contribution, and if the properties and assets of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his Capital Contribution, he shall have no recourse against the General Partner or any other Limited Partner for that purpose.

9.5 REDEMPTION. A Partner (including any approved assignee who becomes a Limited Partner) may withdraw any part or all of his Capital Contribution and undistributed profits, if any, by requiring the Partnership to redeem any or all of his Units at the Net Asset Value thereof (such withdrawal being herein referred to as "Redemption"). Redemption shall be effective as of the last day of the period established, from time to time, by the General Partner for Redemptions. Such Redemptions shall be no less often than quarterly; provided, however, Redemption may be deferred until after the lapse of six months from the date of purchase of the Units.

9.6 REDEMPTION PROCEDURES. Redemption shall be after all liabilities, contingent, accrued, reserved in amounts determined by the General Partner have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value as defined in Paragraph 1.3(b). As used herein, "request for Redemption: shall mean a letter mailed or delivered by a Partner and received by the General Partner at least 10 days in advance of the effective date for which Redemption is requested. Upon Redemption, a Partner shall receive, on or before the last day of the following month, an amount equal to the Net Unit Value redeemed as of the date for which the request for Redemption was received, less accrued expenses and any amount owed by such Partner to the Partnership. Redemption is subject to a Redemption fee to be paid by the Partners as provided below; provided, however, no Partner other than the initial Limited Partner, may redeem any Units until the last day of the sixth month after the commencement of
trading.   All Redemption requests shall be subject to the following:

(a) Under special circumstances including, but not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons, the Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default.

(b) The General Partner in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner.

(c) Redemption of Units shall be charged a redemption fee, payable to the Partnership, to be applied first to pay organization costs and, thereafter, to the benefit of the other Partners in proportion to their Capital accounts, equal to four percent (4%) for all Redemptions effective during the first six (6) months after commencement of trading. Thereafter, there will be a reduction of one percent (1%) for each six
(6) months the investment in the Units remained invested in the Fund after the initial six months; i.e., 7-12 months a Redemption fee of 3%, 12-18 months 2%, 18-24 months 1%, and, thereafter, no redemption fee.
The initial Limited Partner may withdraw from the Partnership at the time the Minimum number of Units are sold without payment of a Redemption fee.

9.7 SPECIAL REDEMPTION. In the event the Net Unit Value falls to less than fifty percent (50%) of the Net Asset Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the General Partner shall immediately suspend all trading, provide immediate notice, in accordance with the terms of this Agreement, to all Partners of the reduction in Net Asset Value, and afford all Partners the opportunity for fifteen (15) days after the date of such notice to Redeem their Units in accordance with the provisions of Section 9.5 and 9.6, above. No trading shall commence until after such fifteen day period.

                                   ARTICLE X
                  Nature of Partner's Liabilities for Claims

10.1 PROSECUTION OF CLAIMS. The General Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity or with any self regulatory organizations at the expense of the Partnership as such may be necessary or desirable to enforce, protect, or maintain Partnership interests.

10.2 SATISFACTION OF CLAIMS. The General Partner shall satisfy any claims against, errors asserted, or other liability of the Partnership and any judgment, decree, decision or settlement, first out of any insurance proceeds available therefor, next, out of Partnership assets and income, and finally out of the assets and income of the General Partner.

10.3 GENERAL PARTNER DECISION. The decisions made by the General Partner in regard to the prosecution or settlement of claims, errors, and other liabilities, will be final and binding without right of appeal or other legal action by the other Partners or the Partnership.

10.4 EXONERATION, INDEMNIFICATION, AND NO ANTICIPATION OF PAYMENTS. The General Partner shall not be liable to the Partnership or the Partners for any failure to comply with its obligations hereunder except for breach of fiduciary obligation owed to the partnership or negligence on its part in the management of Partnership affairs or violation of Federal and state securities laws in connection with the offering of Units for sale. In addition:

(a) The General Partner will be indemnified for liabilities and expenses arising from any threatened, pending or completed action or suit in which it or any affiliate is a party or is threatened to be made a party by reason of the fact that it is or was the General Partner of the Partnership (other than an action by the Partnership or a Partner against the General Partner which is finally resolved in favor of the Partnership or Partner). The Partnership will indemnify the General Partner and its affiliates against expenses, including attorney's fees, judgments and amounts paid in settlement of an action, suit or proceeding if it has acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Partnership, and provided that its conduct did not constitute negligence, willful or wanton misconduct or a breach of fiduciary obligations in the performance of its duty to the Partnership or a violation of the securities laws. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the General Partner or any affiliate did not act in good faith and not in the best interest of the Partnership; provided, however, any advance of funds to the General Partner to pay such costs and expenses must be preceded by all of the following: (i) a determination by the General Partner that, in good faith, the course of conduct which caused the loss or liability was in the best interests of the Partnership; and, (ii) the General Partner was acting on behalf of or performing services for the Partnership; and,
(iii) such asserted claim or liability or loss to the claimant was not the result of negligence or misconduct by the General Partner; and, (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Partners.

In any threatened, pending or completed action or suit by or in the right of the Partnership, to which the General Partner or an Affiliate was or is a party or is threatened to be made a party, involving an alleged cause of action by a Partner for damages arising from the activities of the General Partner in the performance of the sale of Units or management of the internal affairs of the partnership as proscribed by this Agreement or by Federal or the State of Delaware or any other state laws, the Partnership shall indemnify such General Partner against expenses, including attorneys' fees and costs, actually and reasonably incurred by such General Partner or Affiliate in connection with the defense or settlement of such action or suit if it acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, except that no indemnification shall be made in respect of any claim, issue or matter as to which the General Partner shall have been adjudged to be liable for intentional misconduct, or breach of fiduciary obligations or violation of securities laws in the performance of its duty to the Partnership unless and only to the extent that the court or administrative proceeding in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability, in view of all circumstances of the case, the General Partner or Affiliate is reasonably entitled to indemnification for such expenses as such court shall deem proper; provided, however, notwithstanding any other provisions of this Agreement, the Partnership shall advance or pay the General Partner or any of its Affiliates for legal expenses and other costs incurred as a result of any legal action which alleges a breach of the Federal or state securities laws only if the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and an independent arbitration panel, administrative law judge, or court of competent jurisdiction specifically approves such advancement; and, (iii) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases which such party is not entitled to indemnification under NASAA Guideline II.F.

To the extent that a General Partner or an Affiliate has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or other matter related to the Partnership or any other Partner or person who applied to be a Partner, the Partnership shall indemnify such General Partner against the expenses, including attorneys' fees and costs, actually and reasonably incurred by it in connection therewith.

(a) The indemnification of a General Partner shall be limited to and recoverable only out of the assets of the Partnership. Notwithstanding the foregoing, the Partnership's indemnification of the General Partner shall be limited to the amount of such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Partnership.

(b) Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not advance the expenses or pay for any insurance to pay for the costs of the defense or any liability which is prohibited from being indemnified pursuant to NASAA Guideline II.F. Specifically, no indemnification which is the result of negligence or misconduct by the General Partner or for any allegation of a violation of the Federal or state securities laws by or against the General Partner, any broker/dealer or any other party unless there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the General Partner or broker/dealer or such other party; or a court of competent jurisdiction approves a settlement of the claims against the General Partner or any broker/dealer or any other party and finds, specifically, that the indemnification of the settlement and related costs should be made after the court of law has been made aware that the Securities and Exchange Commission opposes such indemnification and the position of any applicable state securities regulatory authority where the Partnership Interests were offered or sold without the compliance with specific conditions upon such indemnification and the action covered satisfies the provisions of
Section 10.4 (a) of this Agreement. Any change in the requirements imposed by the Securities and Exchange Commission and the state securities administrators in regard to indemnification shall cause a corresponding change in the right of the General Partner to indemnification.

(b) The indemnification of the General Partner provided in this Article shall extend to any employee, agent, attorney, certified public accountant, or Affiliate of the Partnership and the General Partner.

(c) The Partnership shall indemnify, to the extent of the Partnership assets, each Partner against any claims of liability asserted against a Partner solely because he is a Partner in the Partnership.

(d) In the event the Partnership or any Partner is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense, as a result of or in connection with any Partner's activities unrelated to the Partnership business or as a result of an unfounded claim against the Partnership or any other Partner brought as a result of alleged actions by said Partner, the Partner which was responsible for the allegations which caused such loss or expense shall indemnify and reimburse the Partnership and all other Partners for all loss and expense incurred, including attorneys' fees and costs.

(e) No creditor of a Partner shall have a right to vote Units. Nor may any Partner or creditor of a Partner anticipate any principal or income from the Fund prior to the approval of a Redemption Request or the payment of a distribution from the Fund.

                                  ARTICLE XI
                               Power of Attorney

11.1 POWER OF ATTORNEY EXECUTED CONCURRENTLY. Concurrent with the written acceptance and adoption of the provisions of this Agreement, each Partner shall execute and deliver to the General Partner, a Power of Attorney (paragraph 5 of the Subscription Agreement). Said Power of Attorney irrevocably constitutes and appoints the General Partner as a true and lawful attorney-in-fact and agent for such Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment and filing of documents, which will include, but shall not be limited to, the following:

(a) Any certificates and other instruments, including but not limited to, a Certificate of Limited partnership and amendments thereto and a certificate of doing business under an assumed name, which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(b) Any other instrument which may be required to be filed by the Partnership under Federal or any state laws or by any governmental agency or which the General Partner deems advisable to file; and

(c) Any documents required to effect the continuation of the Partnership, the admission of the signer of the Power as a Limited Partner or of others as additional or substituted Partners or Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution or termination is pursuant to the terms of this Agreement.

11.2 EFFECT OF POWER OF ATTORNEY. The Power of Attorney concurrently granted by each Partner to the General Partner is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Partner; and may be exercised by the General
Partner for each Partner by a facsimile signature of one of its officers or by listing all of the Partners executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest in the Partnership; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file an instrument necessary to effect such substitution.

11.3 FURTHER ASSURANCES. Upon request, each Limited Partner agrees to execute and deliver to the Partnership, within thirty (30) days after receipt of a written request from the General Partner, a separate form of power of attorney granting the same powers described above; and such other further statements of interest, holdings, designations, powers of attorney and other instruments as the General Partner deems necessary or desirable.

                                  ARTICLE XII
                           Miscellaneous Provisions

12.1 NOTICES. Notices, requests, reports, payments or other communications required to be given or made hereunder shall be in writing and shall be deemed to be delivered when properly addressed and posted by United States registered or certified mail or delivered by independent courier which provides an record of receipt, postage or delivery fees prepaid, properly addressed to the party being given such notice at its last known address. Addresses shown on the Schedule of Limited Partners records of the Partnership shall be considered the last known address of each said party unless the General Partner is otherwise notified in writing.

12.2 NATURE OF INTEREST OF PARTNERS. The interest of each Partner in the Partnership is personal property. No Partner may anticipate the distribution or redemption of principal or income from the Partnership and no assignment to secure the position of a lender to a Partner shall be valid without the express written consent of the General Partner.

12.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware. All
Partners agree to consent to the jurisdiction and to bring all actions for claims related to the Partnership and the sale of the Units in the State and County of the principal office of the Partnership as it is established, from time to time, by the General Partner. Currently, the principal office of the Partnership is located in Kent County, Delaware.

12.4 SUCCESSORS IN INTEREST. This Agreement shall be binding on and inure to the benefit of he parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

12.5 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of such parties in connection herewith. Any amendment or supplement made hereto must be in writing.

12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts. In such event, each counterpart shall constitute an original and all such counterparts shall constitute one agreement. The addition of Limited Partners pursuant to the power of attorney granted to the General Partner shall not be deemed amendments to alter the rights of the other Partners under this Agreement.

12.7 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any respect in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability. The remaining provisions hereof in such jurisdiction shall be and remain effective. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way effect the validity, legality or enforceability of such provision or the remainder of this Agreement in any other jurisdiction.

12.8 WAIVERS. The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

12.9 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.10 RIGHTS AND REMEDIES CUMULATIVE. This rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

12.11 WAIVER OF RIGHT TO PARTITION. Each of the Partners irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

12.12 INTEREST OF CERTAIN SECURED CREDITORS. No creditor who makes nonrecourse loan to the Partnership shall have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, Capital, or property of the Partnership other than as a secured creditor.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

General Partner:

ASHLEY CAPITAL MANAGEMENT, INCORPORATED



By:  /s/ Shira Del Pacult
Shira Del Pacult
President

General Partner:



By:  /s/ Shira Del Pacult
Shira Del Pacult

Initial Limited Partner:



By:  /s/ Shira Del Pacult
Shira Del Pacult

******************************************************************************

                EXHIBIT B TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                      ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                               REQUEST FOR REDEMPTION

To:  Ashley Capital Management, Inc.
     General Partner                        _____________________________
     5916 N. 300 West                       Our Social Security Number or
     P. O. Drawer C                         Taxpayer ID Number
     Fremont, IN 46737

Dear General Partner:

      The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of limited partnership interests (the "Units") in Atlas Futures Fund, Limited Partnership, (the "Fund"), of _______________ Units (insert the number of Units to be Redeemed). This Redemption request, once approved and accepted by you as General Partner, will be at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the current month following such approval.

      The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request relates with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered.

      United States Taxable Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

      Non United States Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward redemption funds by mail to the undersigned at:

_____________________________________________________________________________
Name                   Street                 City, State and Zip Code

Entity Limited Partner                        Individual Limited Partners(s)

________________________________              _______________________________
(Name of Entity)                              (Signature of Limited Partner)


By:
________________________________             ________________________________
(Authorized corporate officer, partner,       (Signature of Limited Partner)
 custodian or trustee)

________________________________
(Title)

******************************************************************************

              EXHIBIT C TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                          SUBSCRIPTION REQUIREMENTS

      By executing the Subscription Agreement and Power of Attorney for Atlas Futures Fund Limited Partnership (the "Fund"), each purchaser ("Purchaser") of Limited Partnership Interests (the "Units") in the Partnership irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Partnership's Offering Circular dated _______________, 1999, (the "Prospectus"). The minimum subscription is $25,000; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Star Financial Bank-Escrow Agent for Atlas Futures Fund, LP". Purchaser is also delivering to the Selling Agent an executed Subscription Agreement and Power
of Attorney (Exhibit D to the Prospectus).   Upon acceptance of Purchaser's
Subscription Agreement and Power of Attorney and subject to the termination of the Escrow, if it is in effect at the time of the Escrow, Purchaser agrees to contribute Purchaser's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Partnership and Ashley Capital Management, Incorporated (the "General Partner") for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Limited Partnership Agreement.

      As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement, prior to subscribing for Units.

(b) All information that Purchaser has heretofore furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

******************************************************************************

            EXHIBIT D TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP

                  UNITS OF LIMITED PARTNERSHIP INTEREST

                        SUBSCRIPTION INSTRUCTIONS

               Any person considering subscribing for Units
             should carefully read and review the Prospectus.

      The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership.

      A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

      FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

      Item 1     -     Enter the dollar amount (no cents) of the purchase.

      Items 2    -     Enter the Social Security Number or Taxpayer ID Number
and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

      The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:
Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust. Custodian
Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number. Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

       Item 8    -     The investor(s) must execute the Subscription
Agreement and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

      Item 9     -     Registered Representative must complete.
The Selling Agent's copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Branch Office.

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP

                   UNITS OF LIMITED PARTNERSHIP INTEREST

      BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

              SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                  SECURITIES ACT OF 1933 OR THE SECURITIES
                           EXCHANGE ACT OF 1934

                       SUBSCRIPTION AGREEMENT AND
                            POWER OF ATTORNEY

Ashley Capital Management, Inc.
General Partner                           ____________________________
5916 N. 300 West                          Social Security Number or
P. O. Drawer C                            Taxpayer ID Number
Fremont, IN 46737

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Atlas Futures Fund, Limited Partnership (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at $1000 per Unit as set forth in the Prospectus (the "Prospectus") of the Partnership dated ____________, 1999. I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Exhibit "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Star Financial Bank-Escrow Agent for Atlas Futures Fund, LP" to be delivered by the Sales Agent to the Escrow Agent within 24 hours after receipt for deposit to the Escrow Account. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in escrow. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from escrow, if any. All subscriptions once submitted are irrevocable.

2. Representations and Warranties of Subscriber. I have received a copy of the Prospectus no less than five days prior to the effective date of my purchase. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements" contained in the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income.

3. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney have been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Indiana.

5. Suitability and Acceptance of Risks. In addition to the suitability requirements set forth in Exhibit C, I represent and warrant to the General Partner and Selling Agent that (i) I have the capacity of understanding the fundamental aspects of the Partnership (or, if I do not have such fundamental understanding, I have so advised the Selling Agent of such fact); and, (ii) I understand the fundamental risks and possible financial hazards of an investment in the Partnership (disclosed in the Prospectus and Amendment under "Risk Factors" identified on the face page, in the Summary, and described in the Prospectus at page 6), including, but not limited to, the lack of liquidity of my investment in the Partnership, the management and control by the General Partner, and the tax consequences of the investment.

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP

                  Units of Limited Partnership Interests

                Subscription Agreement and Power of Attorney

                              Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Atlas Futures Fund, Limited Partnership (the "Partnership"), and by enclosing a check payable to "Star Financial State Bank-Escrow Agent for Atlas Futures Fund, LP", hereby subscribes for the purchase of Units, at $1,000 per Unit.

The named investor further, by signature below, acknowledges receipt of the Prospectus of the Partnership dated ___________, 1999 no less than five (5) days prior to the acceptance of the subscription by the General Partner or the purchase of Units in the Partnership and that such Prospectus includes the Partnership's Limited Partnership Agreement, and the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1) Total $ Amount __________________ (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)

2)  Social Security Number  _____-___-_____
    Taxpayer ID #           _____-___-_____

Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust

Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP

3) Investor's Name _________________________________________________________

4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)

5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code

6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code

7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street (P.O. Box not acceptable)    City      State    Zip Code

SIGNATURE(S) - DO NOT SIGN WITHOUT FAMILIARIZING YOURSELF WITH THE INFORMATION IN THE PROSPECTUS AND AMENDMENT, INCLUDING: (I) THE FUNDAMENTAL RISKS AND FINANCIAL HAZARDS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING YOUR ENTIRE INVESTMENT; (II) THAT THE PARTNERSHIP IS THE FIRST CLIENT ACCOUNT TO TRADE IN THE ATLAS FUTURES FUND PORTFOLIO; (III) THE PARTNERSHIP'S SUBSTANTIAL CHARGES; (IV) THE PARTNERSHIP'S HIGHLY LEVERAGED TRADING ACTIVITIES; (V) THE LACK OF LIQUIDITY OF THE UNITS; (VI) THE EXISTENCE OF ACTUAL AND POTENTIAL CONFLICTS OF INTEREST IN THE STRUCTURE AND OPERATION OF THE PARTNERSHIP; (VII) THAT UNITHOLDERS MAY NOT TAKE PART IN THE MANAGEMENT OF THE PARTNERSHIP; AND (VIII) THE TAX CONSEQUENCES OF THE PARTNERSHIP.

8)                          INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: __. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: __.

9)                    REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus and Amendment. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the NASD's Rules of Fair Practice.


   X__________________________________________________________
   Registered Representative Signature             Date

   X__________________________________________________________
   Office Manager Signature                        Date
   (if required by Selling Agent procedures)

10) REGISTERED REPRESENTATIVE
    Name:  Shira Del Pacult
    Address:  5916 N. 300 West, Fremont, IN  46737
    Tel. Number:  (219) 833-1306
    Registered Representative Number:  334

11) SELLING AGENT
    Name:  Futures Investment Company
    Address:  5916 N. 300 West
              Fremont, IN  46737
    Tel. Number:  (219) 833-1306

******************************************************************************

             EXHIBIT E TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                             ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of the ___ day of April, 1998, by and among Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, (the "Escrow Agent"); Futures Investment Company, an
Illinois   corporation (the "Underwriter" or "Broker/Dealer"); and, Atlas
Futures Fund, Limited Partnership, a Delaware limited partnership (the "Partnership") acting by and through Ashley Capital Management, Inc., a Delaware corporation, its general partner, (the "General Partner").

A. WHEREAS, the Partnership proposes to offer for sale to investors up to $7,000,000 of units (the "Offering") of limited partnership interest (the "Securities" or "Units") at an initial offering price of $1,000 per Unit; and

B. WHEREAS, the Underwriter intends to sell, as an National Association of Securities Dealer, Inc. registered Broker/Dealer, the Securities, as the Partnership's agent, on a best-efforts, all-or-none basis for 700 Units (the "Minimum Offering"); and, thereafter, on a best-efforts basis until all remaining 6,300 Units are sold; or until the Offering is withdrawn or terminates; and

C. WHEREAS, the Company and the Underwriter desire to establish an escrow account with the Escrow Agent in which funds received from subscribers will be deposited pending completion of the sale of the Minimum Offering during the time it takes to sell the Minimum Offering or the Offering is withdrawn or terminates, whichever occurs first, (the "Escrow Period"); and, Escrow Agent desires to serve as escrow agent, all in accordance with the terms and conditions set forth herein.

                              WITNESSETH:

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, as follows:

1. Establishment of Escrow Account. On or prior to the date of the commencement of the Offering, the parties shall establish an interest-bearing escrow account with the Escrow Agent, which escrow account shall be entitled the Atlas Futures Fund, Limited Partnership Escrow Account (the "Escrow Account"). During the Escrow Period, the Underwriter, through its registered representatives, will instruct subscribers, pursuant to the disclosures made in the Offering Circular, the Subscription Agreement, and the Broker/Dealer Selling Agreement, to make checks for subscriptions payable to "Star Financial
Bank-Escrow Agent for Atlas Futures Fund, LP".   Any checks received that are
made payable to a party other than the Escrow Agent shall be returned to the Underwriter.

2. Escrow Period. The escrow period shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates (the "Escrow Period"):

A. the date upon which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds from the sale of 700 Units of $700,000, before payment of sales commissions, in collected funds (the "Minimum Offering");

B. The expiration of nine (9) months from the date of the Offering Circular, or any extension thereof, utilized by the Partnership in offering the Securities; or

C. The date upon which a determination is made by the Partnership and the Underwriter to terminate the Offering prior to the sale of the Minimum Offering.

Although checks for the Minimum Offering may have been tendered prior to or on the close of the Escrow Period, in no event will the Escrow Funds be released to the Partnership until the Minimum Offering is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of good funds on deposit.

During the Escrow Period, the Partnership and the Underwriter are aware and they understand that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Partnership, the Underwriter, or any other entity or person, or be subject to the debts of the Partnership, the Underwriter, or any other entity or person.

3. Deposits into the Escrow Account. The Partnership and the Underwriter agree that they shall promptly review the subscription documents to determine the suitability of the subscriber for admission to the Partnership and reject or accept and transmit (and in all events by 12:00 noon of the next business day after receipt by them) all monies received from subscribers for the payment of Securities to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the number of Securities purchased, the amount paid therefor, and whether the consideration received was in the form of a check, draft, or money order. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Funds".

4. Collection Procedure. The Escrow Agent is hereby authorized to forward each check, draft, or money order for collection and, upon collection of the proceeds of such instrument, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the instrument is drawn to confirm that it has been paid.

Any instrument returned unpaid to the Escrow Agent shall be returned to the Underwriter. In such cases, the Escrow Agent will promptly notify the Partnership of such return.

If, for any reason, the Partnership elects to reject any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Partnership rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly return the subscriber's check directly to the subscriber.

5. Investment of Escrow Funds. The Escrow Agent may invest the Escrow Funds only in such accounts or investments as the Partnership may specify by written notice from a list of investments made available by the Escrow Agent for such purpose. The Partnership may only specify and the Escrow Agent may only make available investments in (1) bank accounts, (2) bank money market accounts, (3) short-term certificates of deposit issued by a bank, or (4) short-term securities issued or guaranteed by the U.S. Government.

6. Compensation of Escrow Agent. As the Escrow Agent's total compensation for the performance of its escrow services, Escrow Agent shall receive an aggregate fee determined by multiplying the total number of checks received and issued by the Escrow Agent by $15.00 (the "Escrow Agent Fee"). The Escrow Agent Fee shall be payable by the General Partner in the event the escrow terminates prior to the sale of the Minimum or by the Partnership at the time of closing of the sale of the Minimum. within fifteen (15) days after the close of the Escrow Period. However, neither the Escrow Agent Fee, nor any indemnification for any damages incurred by the Escrow Agent or any monies whatsoever shall be paid out of or chargeable to the funds while on deposit in the Escrow Account.

7.    Disbursements from the Escrow Account.

A. Upon the receipt of gross proceeds as provided in 2A above, the Escrow Agent shall pay the Underwriter commissions of 6% of the gross sales price and shall remit the balance, including all accrued income, to the Partnership for deposit to Partnership accounts for use in its business.

B. In the event the Escrow Agent does not receive deposits totaling the Minimum Offering prior to the termination of the Escrow Period, the Escrow Agent shall, within 10 business days of the termination of the Escrow Period, refund to each subscriber the amount received from the subscriber, without deduction, penalty, or expense to the subscriber, along with each subscriber's pro-rata share of any interest earned on the Escrow Funds at the rate established by the Escrow Agent, and the Escrow Agent shall notify the Partnership and the Underwriter of its distribution of the Escrow Funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Partnership, the Underwriter, and the Escrow Agent or any of their creditors.

C. Upon completion of the payments described in either 7A or B above, and payment of the Escrow Agent Fee as provided in paragraph 6 above, this Escrow will terminate.

8. Obligations of Escrow Agent. Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement, and no additional duties shall be inferred herefrom or implied hereby. The Escrow Agent may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.

9. Controversies. Should any controversy arise among the undersigned with respect to this Agreement, or with respect to the right to receive all or part of the Escrow Funds, including accrued interest thereon, Escrow Agent shall have the right to institute an interpleader action in any court of competent jurisdiction in Steuben County, IN, to determine the rights of the parties. Should such an action be instituted, or should Escrow Agent become involved in litigation in any manner on account of this Agreement or the Escrow Funds (not involving willful misconduct, fraud, gross negligence or bad faith on the part of Escrow Agent), the Partnership and its General Partner shall either assume the defense or pay to Escrow Agent the reasonable attorneys' fees incurred by Escrow Agent, whichever the Partnership shall elect, together with any other expenses, losses, costs and damages suffered by Escrow Agent, in connection with and resulting from such litigation.

10. Limit of Escrow Agent Liability. Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of any other document or instrument utilized in connection with the Offering, and it is agreed that the duties of Escrow Agent are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Escrow Agent involving or constituting willful misconduct, fraud, gross negligence or bad faith.

11. Resignation. Escrow Agent may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth below, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the Escrow Funds, including all accrued interest, shall be delivered by Escrow Agent to the person designated in writing by the Underwriter and the Partnership, whereupon all of Escrow Agent's obligations hereunder shall cease and terminate (except as hereinafter provided in this paragraph). If no such person shall have been designated prior to the effective date of such resignation, all obligations of Escrow Agent hereunder shall, nevertheless, cease and terminate (except as hereinafter provided in this paragraph). Escrow Agent's sole responsibility thereafter shall be to hold the Escrow Funds until such time as the Escrow Agent delivers the Escrow Funds and accrued interest to a person designated by the Partnership and the Underwriter or to the person designated by a court of competent jurisdiction. Notwithstanding the foregoing, nothing in this paragraph releases Escrow Agent or relieves it of any of its obligations that existed prior to the effective date of Escrow Agent's resignation, including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith.

12. Indemnification. The Underwriter and the Partnership agree to indemnify, defend and hold Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Escrow Agent and arising out of or in connection with its acceptance of appointment as escrow agent hereunder, including reasonable attorneys' fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Escrow Agent. The Partnership or the General Partner and not the Underwriter shall each pay of the cost of any indemnification of the Escrow Agent pursuant to this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

Escrow Agent may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the Partnership or its General Partner and the indemnification referred in this paragraph 12 shall include all reasonable and necessary attorneys' fees of Escrow Agent in connection with such consultation.

13. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered (including delivery by commercial overnight courier service), or when deposited in the United States mail, postage prepaid, sent certified or registered, and addressed as follows:

(a)   If to the Partnership and its General Partner to:

      Atlas Futures Fund, Limited Partnership, 5916 N. 300 West, Fremont, IN 46737 with a copy to William S. Scott of The Scott Law Firm, P.A., 5121 Sarazen Drive, Hollywood, FL 33021.

(b)   If to the Underwriter, to:

      Futures Investment Company, 5916 N. 300 West, Fremont, IN 46737,
      Attn.: Compliance Department

(c)   If to the Escrow Agent, to:

      Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, Attn: Mr. Thad Wright, Vice President

or to such other address or person as hereafter shall be designated in writing by the party providing notice.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

15. Titles or Captions. The titles or captions of sections and paragraphs in this Agreement are provided for convenience of reference only and should not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

16. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

17. Amendments. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of each of the parties to this Agreement.

18. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATLAS FUTURES FUND, LIMITED PARTNERSHIP        STAR FINANCIAL BANK
By:  Ashley Capital Management, Inc.
     The General Partner


By:  s/ Shira Del Pacult                       By:  s/ Thad Wright
     Ms. Shira Del Pacult                           Thad Wright
     President                                      Vice President

FUTURES INVESTMENT COMPANY


By:  s/ Shira Del Pacult
     Ms. Shira Del Pacult
     Vice President

******************************************************************************

              EXHIBIT F TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                        INVESTMENT ADVISORY CONTRACT
                       CLARKE CAPITAL MANAGEMENT, INC.

THIS AGREEMENT is made and entered as of this 1st day of February, 1998 between Atlas Futures Fund, Limited Partnership, (the "Fund") and Clarke Capital Management, Inc. (the "CTA").

                                WITNESSETH:

In consideration of the deposit by the Fund of equity to Refco, Inc. (the "FCM") account number _______ (the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account, the parties hereto agree as follows:

1.  The Fund shall initially deposit in the Account with the FCM, U.S. funds
in the amount of _____________________ dollars ($_______).   Subsequent
deposits and accumulation of profits in the Account, less withdrawals and
losses, shall be subject to this Agreement.   At its sole discretion, the Fund
may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in
the Account.   CTA will have the sole authority to issue all necessary
instructions to effect trading with the FCM for the Account. All such transactions shall be for the account and risk of the Fund. During the term of this agreement, the Fund agrees that they will not place orders in the Account without prior written consent of the Adviser.

3. The CTA's services are not rendered exclusively for the Fund and CTA shall be free to render similar services to others. The General Partner may change the FCM for the account assigned to the CTA at anytime upon written direction to the FCM and the CTA and CTA agrees to effect the transfer and sign the forms necessary to complete such change.

4. The IB shall charge the Fund a fixed commission of 9% of the Net Equity in the account assigned to the CTA payable at the rate of 3/4% per month. This payment to the IB will be for all round turns, pit brokerage, exchange, NFA fees and other clearing expenses arising from the trades placed by the CTA in the account for domestic trades. This does not include delivery or other exchange for physicals or trades made on foreign exchanges or forward markets. Those costs will be at rates to be negotiated by the General Partner with the IB or other party, as the facts determine, and charged to the Fund.

5.  CTA will use its best efforts to obtain an equity run from the FCM before
the opening of business the next trading day.   Unless authorized in writing
by the General Partner, the CTA will use only the equity in the Account or Accounts assigned to the CTA by the General Partner for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The General Partner, upon written instruction to the FCM may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM. In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the General Partner to the FCM.

6. Fund agrees to execute, from time to time, the Acknowledgment of Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands the most recent copy of the Adviser's Risk Disclosure Document.

7. The Fund agrees to execute the Advisers Managed Account Compensation Agreement authorizing the CTA to be paid its management fee from the Account. The CTA will be paid an annual management fee of three percent (3%) of the equity on deposit in the Account payable on the first of each month computed upon the equity on deposit on the last day of the preceding month. In addition, the CTA will be paid an incentive fee of twenty percent (20%), of the New Net Profit earned each quarter, which shall not be deducted from the Account, but will be paid upon submission of an invoice by the CTA to the General Partner of the Fund.

8. Fund and CTA agree that they have properly executed all the necessary account forms for opening the Account with the FCM; provided, however, any disputes will be submitted to arbitration only upon written agreement of the parties at the time such dispute arises and the terms of this Agreement will supersede any terms contained in any other agreement between the parties hereto and, in the event of any conflicts, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute will be resolved by a court of competent jurisdiction located in Chicago, Illinois.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Atlas Futures Fund, Limited Partnership   Clarke Capital Management, Inc.
By:  Ashley Capital Management, Inc.


s/ Shira Del Pacult                       s/ Michael J. Clarke
Ms. Shira Del Pacult                      Michael J. Clarke
President

*******************************************************************************
[Supplement to Prospectus dated May 31, 2000.]

               SUPPLEMENT DATED AS OF MAY 31, 2000 TO PROSPECTUS

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST

                         MINIMUM 700 Units ($700,000)
                      Sold at Month End Net Unit Value(1)

Atlas Futures Fund, Limited Partnership (the "Partnership"), 5916 N. 300 West, Fremont, IN 46737, is a Delaware limited partnership formed January 12, 1998 that is managed by both Ashley Capital Management, Inc., a Delaware corporation ("Ashley"), and Ms. Shira Del Pacult ("Ms. Pacult"), the general partners (collectively referred to as the "General Partner"). The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A to the prospectus dated September 3, 2000 grants full management control to the General Partner including the right, without notice to the Limited Partners, to employ, terminate, and change the equity assigned to independent trading managers ("Commodity Trading Advisors") to select trades. A prospectus, including this supplement, to disclose all material information will be delivered to each subscriber at least five business days prior to the time of confirmation of the investment in the Units.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10 OF THE PROSPECTUS DATED SEPTEMBER 3, 2000.

Futures, commodity option, and forward trading are speculative, volatile and involve a high degree of risk. The investors could lose all, or substantially all, of their investment.

The Partnership has substantial fixed management fees and commission costs which must be paid without regard to the profits earned by the Partnership. If only the Minimum is sold, the General Partner estimates the Partnership must generate a 18.9% return on investment during its first twelve months of trading to offset expenses and approximately 22.9% to offset both expenses and redemption charges due on Units redeemed as of the twelfth month after they are issued. If both expenses and redemption charges are not offset, investors will not receive any return on their investment. See "Charges to the Partnership".

The transferability of the Units is restricted and there are limitations on investors' rights to surrender the Units to the Partnership for their Net Unit Value (the "Redemption Rights"). No public market for the Units exists and none is expected to develop. See "No Right To Transfer Units Limited Ability To Realize Return On Investment", and "The Limited Partnership Agreement, Redemptions".

The Partnership does not expect to make distributions. Limited Partners must rely on their limited right of transfer and redemption to realize a return on their investment. See "No Right To Transfer Units - Limited Ability To Realize Return On Investment", and "The Limited Partnership Agreement, Redemptions".

The individual General Partner is the principal of the general partner of another commodity pool, Fremont Fund, LP, which has not been profitable for the past three years.

The General Partner may change the CTA and the allocation of equity to the existing and any future CTAs at any time, for any reason, without prior notice to the Limited Partners.

The General Partner, its principal, and Affiliates have conflicts of interest in regard to the management of the Partnership for the benefit of the investors. See "Conflicts of Interest".

There are no limits or policies with respect to the amount or nature of the Partnership's trading on foreign exchanges, which puts Partnership equity at greater risk than if trading on foreign exchanges were prohibited or limited.

Investors will be taxed upon the profits, if any, earned upon their investment in the Partnership without the right to receive a distribution of any such profits. See "Certain Federal Income Tax Aspects".

The General Partner and its principal have limited experience in the management of commodity pools. See "Risk Factors" and "The General Partner".

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAVE ANY OF THEM CONFIRMED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[Sticker text]
This document is a supplement to the fund's original prospectus dated September 3, 1999. This document is provided to update the fund's financials, its performance information, the table that indicates how profitable the fund must be to return your investment after one year, the performance of the commodity trading advisor it employs, and the performance of other funds affiliated with the general partner. It also updates the disclosure regarding how investors' subscriptions are used to pay the initial offering and organizational expenses. You must read both this document and the prospectus dated September 3, 1999 in their entirety before considering an investment in the Partnership's Units.

  Price to Public(1)  Sales Commissions(2) Proceeds to Partnership(3)
Per Limited Partnership Unit  $1057.59    $63.46    $994.13
Total Maximum(4)              $3,873,916  $232,435  $3,641,481

See Notes on page i

                          FUTURES INVESTMENT COMPANY
                   5916 N. 300 West - Fremont, Indiana 46737
                          Telephone:  (219) 833-1306

         THIS IS TO SUPPLEMENT THE PROSPECTUS DATED SEPTEMBER 3, 1999


NOTES:

(1) Units are offered for sale, from time to time, in the discretion of the General Partner, at a price equal to the Net Unit Value, as of the effective date of the purchase, which shall be the close of business on the last day of the month of acceptance of the Subscription Agreement. Net Unit Value is a reflection of the per Unit value of the Partnership and is calculated after the end of each month to reflect the results from trading after payment of expenses and fees.

The Units are being offered through Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, (219) 833-1306, (the "Selling Agent" or "FIC"), a National Association of Securities Dealers, Inc. ("NASD") registered broker-dealer, on a "best efforts" basis.
(2) See "Plan of Distribution, The Selling Agreement" for information relating to indemnification arrangements with respect to the Selling Agent and any Additional Sellers. Selling commissions of six percent (6%) of the subscription price, subject to waiver at the sole discretion of the General Partner, will be paid to the Selling Agent from the proceeds of subscriptions without regard to the amount invested. The Selling Agent will retain or distribute the sales commissions to the registered representatives of all of the dealers, including Ms. Pacult, one of the general partners, and Affiliates who sold the Units.

(3) The Partnership registered its Units with the Securities and Exchange Commission on Form S-1 on September 3, 1999. The Partnership sold the Minimum of six hundred (600) Units and commenced trading in October, 1999. Between September 3, 1999 and May 31, 2000, the Partnership sold $3,126,084 in Units. Upon the effective date of this post effective amendment, the Partnership will continue to offer up to a total of $7,000,000 of Units from the date Units were initially sold until they are either all sold or the General Partner elects to terminate this offering. There has been no promise by the Selling Agent, or any other person, to purchase any Units or any other form of firm underwriting commitment to assure the sale of the Units. The General Partner or the Selling Agent may engage additional registered broker dealers (the "Additional Sellers") to sell Units.

The General Partner may accept or reject subscriptions within five (5) business days of receipt. If a subscription is rejected it will be returned to prospective subscribers as soon as practicable.

(4) The Partnership intends to sell a total of $7,000,000 in Units. As $3,126,084 in Units have been sold pursuant to previous offerings, the Maximum for this offering is $3,873,916, the difference between the value of the previously sold Units and the $7,000,000.


                     COMMODITY FUTURES TRADING COMMISSION
                          RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE DISCLOSURE DOCUMENT DATED SEPTEMBER 3, 1999 CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 27 AND THIS SUPPLEMENT CONTAINS A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 1.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS SUPPLEMENT AND THE DISCLOSURE DOCUMENT DATED SEPTEMBER 3, 1999, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 10.

      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

         [The balance of this page has been intentionally left blank]

                       NOTICE TO RESIDENTS OF ALL STATES

UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR BEST EFFORTS SELLERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THE SELLING AND ADDITIONAL SELLERS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE PARTNERSHIP.

NO DEALER, SALESMAN, OFFICER, EMPLOYEE OR AGENT OF THE PARTNERSHIP OR THE GENERAL PARTNER AND OR ANY OTHER PERSON HAS BEEN AUTHORIZED, IN CONNECTION WITH THIS OFFERING, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP, THE GENERAL PARTNER, THE SELLING AGENTS, OR ANY OTHER PERSON CONNECTED WITH THIS OFFERING. THIS PROSPECTUS SPEAKS AS OF THE DATE OF ITS ISSUANCE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY UNITS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR PURCHASE IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRE THAT NO COMMODITY POOL OPERATOR MAY SOLICIT, ACCEPT OR RECEIVE FUNDS, SECURITIES OR OTHER PROPERTY FROM A PROSPECTIVE PARTICIPANT IN A COMMODITY POOL WITHOUT FIRST DELIVERING A DISCLOSURE DOCUMENT (THIS "PROSPECTUS") TO SUCH PROSPECTIVE PARTICIPANT. THE GENERAL PARTNER MUST FURNISH ALL PARTNERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS WILL CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION IN REGARD TO THE OPERATION OF THE PARTNERSHIP AND ITS GENERAL PARTNER

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH
HEREIN: ATLAS FUTURES FUND, LIMITED PARTNERSHIP, IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION.

INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF
THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ACCORDINGLY, THE UNITS MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF THE LIMITED PARTNERSHIP AGREEMENT, INCLUDING THE CONSENT OF THE GENERAL PARTNER, AND ONLY IF SUCH UNITS ARE SUBSEQUENTLY REGISTERED OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE SUBSCRIPTION AGREEMENT AND THE CERTIFICATE FOR UNITS, IF ANY, WILL HAVE A LEGEND TO DISCLOSE THAT THE UNITS ARE RESTRICTED FROM SALE OR OTHER TRANSFER WITHOUT PRIOR REGISTRATION OR OTHER LEGAL JUSTIFICATION. NO PUBLIC MARKET EXISTS OR IS EXPECTED TO DEVELOP FOR THE UNITS AND, CONSEQUENTLY, PROSPECTIVE INVESTORS WHO DESIRE LIQUIDITY SHOULD NOT PURCHASE THE UNITS. EACH INVESTOR (PURCHASER OF UNITS) MUST MEET THE FOLLOWING SUITABILITY STANDARDS: (i) AN INVESTOR MUST HAVE (A) HAD AN ANNUAL GROSS INCOME IN EXCESS OF $45,000 IN THE LAST CALENDAR YEAR AND REASONABLY EXPECTS TO HAVE GROSS INCOME IN EXCESS OF $45,000 FOR THE CURRENT YEAR TOGETHER WITH A NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS, AND AUTOMOBILE OF $45,000; OR (B) THE INVESTOR HAS A NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS AND AUTOMOBILE) IN EXCESS OF $150,000; AND (ii) THE INVESTOR IS REPRESENTED BY A PURCHASER REPRESENTATIVE OR OTHERWISE DEMONSTRATES TO THE GENERAL PARTNER SUFFICIENT KNOWLEDGE TO ACCEPT THE RISKS OF THIS INVESTMENT. A GENERAL PARTNERSHIP OR OTHER ENTITY MAKING INVESTMENT MUST MEET THE FINANCIAL SUITABILITY REQUIREMENTS PRESCRIBED FOR NATURAL PERSONS. A QUALIFIED PENSION, PROFIT-SHARING OR KEOGH EMPLOYEE PLAN, THE FIDUCIARY FOR SUCH PLAN, OR THE DONOR OF ANY SUCH PLAN WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE AN INTEREST (THE "UNITS") IN THE PARTNERSHIP MUST MEET THE MINIMUM FINANCIAL SUITABILITY STANDARDS. "ACCREDITED INVESTORS", AS THAT TERM IS DEFINED UNDER REGULATION D OF THE ACT, WHO MEET THE NET INCOME TEST IN (i) ABOVE, ARE DEEMED TO HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROPOSED INVESTMENT AND, AT THE TIME OF INVESTING, CAN AFFORD A COMPLETE LOSS.

THE ACT AND THE SECURITIES LAWS OF CERTAIN STATES GRANT PURCHASERS OF SECURITIES SOLD, EITHER IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS OR WITHIN CERTAIN TIME LIMITATIONS, THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID, PLUS INTEREST. THE GENERAL PARTNER EITHER INTENDS TO REGISTER THE UNITS FOR SALE OR BELIEVES THAT THE OFFERING DESCRIBED IN THIS PROSPECTUS IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS WHICH GRANT THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE PARTNERSHIP WILL CONTEND THAT THE CONTENTS OF THIS PROSPECTUS PROVIDED NOTICE OF SUFFICIENT FACTS TO COMMENCE THE TIME FROM WHICH AN ACTION FOR RESCISSION SHOULD HAVE BEEN BROUGHT. ALSO, SHOULD ANY INVESTOR CONTEND THE OFFER WAS NOT QUALIFIED FOR PRESENTATION OR THE INVESTOR NOT SUITABLE TO MAKE SUCH INVESTMENT, THE GENERAL PARTNER WILL PLEAD RELIANCE UPON THE INFORMATION SUPPLIED BY THE INVESTOR IN THE SUBSCRIPTION DOCUMENTS. INVESTORS ARE TO COMPLETE ALL DOCUMENTS BEFORE SIGNING. NEITHER THE INFORMATION CONTAINED HEREIN, NOR ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY THE PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE FOR THAT INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN LEGAL AND TAX ADVISORS TO ASCERTAIN THE MERITS AND RISKS DESCRIBED HEREIN PRIOR TO SUBSCRIBING TO PURCHASE UNITS IN THE PARTNERSHIP PURSUANT TO THIS OFFERING.

                        VARIOUS SPECIFIC STATE NOTICES

NOTICE TO CALIFORNIA INVESTORS

CALIFORNIA RESIDENTS ARE REQUIRED TO HAVE A LIQUID NET WORTH OF $100,000 AND ANNUAL INCOME OF $50,000 TO BE ABLE TO PURCHASE PARTNERSHIP INTERESTS IN THIS COMMODITY POOL. THE TRANSFER OF THE LIMITED PARTNERSHIP INTERESTS OFFERED AND SOLD PURSUANT TO THIS OFFERING CAN NOT BE RESOLD OR TRANSFERRED WITHOUT PERMISSION OF THE GENERAL PARTNER AND FULFILLMENT OF OTHER TERMS AND CONDITIONS CONTAINED IN THE PARTNERSHIP AGREEMENT. ACCORDINGLY, (a) THE LIMITED PARTNERSHIP, AS ISSUER OF A SECURITY UPON WHICH A RESTRICTION ON TRANSFER HAS BEEN IMPOSED MUST CAUSE A COPY OF RULE 260.141.11 TO BE
DELIVERED TO EACH ISSUEE OR TRANSFEREE OF SUCH SECURITY AT THE TIME THE CERTIFICATE EVIDENCING THE SECURITY IS DELIVERED TO THE ISSUEE OR TRANSFEREE; AND, (b) IT IS UNLAWFUL FOR THE HOLDER OF ANY SUCH SECURITY TO CONSUMMATE A SALE OR TRANSFER OF SUCH SECURITY, OR ANY INTEREST THEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER (UNTIL THIS CONDITION IS REMOVED PURSUANT TO SECTION 260.141.12 OF THESE RULES), EXCEPT AS PROVIDED IN THE CODE. THE CERTIFICATES, WHETHER UPON INITIAL ISSUANCE OR UPON ANY TRANSFER, SHALL BEAR ON THEIR FACE, IN CAPITAL LETTERS OF 10-POINT SIZE, AS FOLLOWS: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA,
EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES".

NOTICE TO MICHIGAN INVESTORS

INVESTORS WHO ARE RESIDENTS OF MICHIGAN ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND TAXABLE ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN A COMMODITY POOL. NET WORTH IN ALL CASES MUST BE CALCULATED EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES. IN ADDITION, NO MORE THAN TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH MAY BE INVESTED IN THIS LIMITED PARTNERSHIP.

NOTICE TO OREGON INVESTORS

INVESTORS WHO ARE RESIDENTS OF OREGON ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO FOREIGN INVESTORS

THE SECURITIES HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND SEVERAL SELECTED STATES. HOWEVER, THE SECURITIES MAY NOT BE OFFERED, SOLD, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION ("UNITED STATES" OR IN CANADA (COLLECTIVELY, "NORTH AMERICA"), OR TO OR FOR THE BENEFIT OF ANY PERSON WHO IS A NATIONAL CITIZEN OR A RESIDENT OR NORMALLY A RESIDENT THEREOF, THE ESTATES OF SUCH A PERSON OR ANY CORPORATION OR OTHER ENTITY CREATED OR ORGANIZED UNDER ANY LAW OF THE UNITED STATES OR CANADA OR ANY POLITICAL SUBDIVISION THEREOF (COLLECTIVELY REFERRED TO AS "NORTH AMERICAN PERSONS") UNLESS (i) THE SECURITIES ARE DULY REGISTERED UNDER THE APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE APPLICABLE STATE ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT, OR (iii) SUCH SECURITIES ARE SOLD ON FOREIGN EXCHANGE IN ACCORDANCE WITH PROCEDURES APPROVED BY SUCH FOREIGN STOCK EXCHANGE.


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                               TABLE OF CONTENTS

Commodity Futures Trading Commission Risk Disclosure Statement             ii
Notice To Residents Of All States                                         iii
Various Specific State Notices                                             iv
Notice To California Investors                                             iv
Notice To Michigan Investors                                                v
Notice To Oregon Investors                                                  v
Notice To Foreign Investors                                                 v
Expenses Per Unit For The First 12-Month Period Of Operations               1
Performance Record Of The Partnership                                       2
The Commodity Trading Advisor Clarke Capital Management, Inc.               2
Business Background                                                         2
Description Of Trading Program                                              3
Performance Record Of The Cta                                               3
Clarke Capital Management, Inc. - Domestic Diversified Program              3
Clarke Capital Management, Inc. - Worldwide Program                         4
Clarke Capital Management, Inc. - Global Basic Program                      4
Clarke Capital Management, Inc. - Global Magnum Program                     5
Clarke Capital Management, Inc. - Millennium Program                        5
Clarke Capital Management, Inc. - Orion Program                             6
Clarke Capital Management, Inc. - Mjc Aggressive Multi-Sector Fund, L.P. 6 Clarke Capital Management, INC. - Triumph Futures Fund - Clarke Venture LLC 7
Performance Record Of Other Programs Sponsored By The General Partner       7
Performance Record Of Bromwell Financial Fund, Limited Partnership          7
Performance Record Of Fremont Fund, Limited Partnership                     7
Performance Record Of Auburn Fund, Limited Partnership                      8
Use Of Proceeds                                                             9
Federal Income Tax Aspects                                                  9

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                               Expenses per Unit
                  for the First 12-Month Period of Operations

                                  Based Upon Current     Based Upon Maximum
                                   Net Asset Value        Units To Be Sold

Units                         3,235 Units ($3,216,018) 7,132 Units ($7,089,934)
Selling Price per Unit (1)                 $  1057.59               $  1057.59
Offering and Organizational Expenses (2)        24.11                    10.94
General Partner's Management Fee (3)            10.58                     9.94
Trading Advisor's' Management Fees (3)          31.73                    31.73
Trading Advisor's' Incentive Fees on
 New Net Profits (4)                            48.33                    45.04
Brokerage Commissions and Trading Fees (5)      95.18                    95.18
Selling Commission (6)                          63.46                    63.46
Redemption Fee (7)                              31.73                    31.73
Less Interest Income (8)                       (63.46)                  (63.46)
Amount of Trading Income Required to Redeem
 Unit At Current Value After One Year. (9)   $ 241.66                 $ 225.20
Percentage of Initial Selling Price Per Unit    22.85%                   21.29%

Explanatory Notes:

(1) Investors will purchase Units at the Partnership's month-end Net Unit Value plus a sales commission of 6%. As of May, 2000, this was $1,057.59, which is the value used in the table.

(2) Offering and organizational expenses include offering and organizational expenses of $78,000, all of which have been paid by the partnership.
However, your share of these expenses will be deducted from your subscription amount, before you are assigned Units, to reimburse the previously admitted partners.

(3) The corporate general partner will be paid a total monthly management fee of 1/12 of 1% of the net asset value of the Partnership, calculated as of the close of business of the last trading day during the previous month. Partnership's CTA will be paid a total monthly management fee of 1/4 of 1% of the trading equity allocated to it on deposit at the FCM, calculated as of the close of business of the last trading day during the previous month.

(4) The CTA will receive an incentive fee of 20% of New Net Profits each quarter earned upon the trading equity assigned to it to trade. The $48.33 of incentive fees shown above is the amount the trading advisors would earn if it produced enough profits to allow you to redeem your partnership interests at the original sales price of $1,057.59 per unit of partnership interest after one year.

(5) Brokerage commissions and trading fees are fixed at 9% annually of assets assigned by the General Partner for trading. For purposes of this calculation, the assumption is that all equity will be made available to the CTA to trade.

(6) A one time selling commission of 6% will be charged and paid to the selling agent.

(7) The Redemption Fee of 3% is computed upon the assumed $1,057.59 value of the Redemption after one year.

(8) The Partnership will earn interest on margin deposits with its Futures Commission Merchant and Bank Deposits. Based on current interest rates. Interest income is estimated at 6% per annum of the Net Assets of the Partnership.

(9) This computation assumes there will be no claims or extra-ordinary expenses during the first year.

THE ABOVE PRESENTATION DOES NOT CONSTITUTE REPRESENTATION BY THE PARTNERSHIP AS TO THE ACTUAL OPERATING EXPENSES OR INTEREST INCOME OF THE PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE EXPENSES TO BE INCURRED BY THE PARTNERSHIP WILL NOT EXCEED THE AMOUNTS AS PROJECTED OR THAT THERE WILL BE NO OTHER EXPENSES.

                     Performance Record of the Partnership

The following capsule shows the past performance of the Partnership for the period from inception of trading in October, 1999, through May, 2000. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                       Atlas Futures Fund, Limited Partnership
                              Percentage Rate of Return
                      (Computed on a compounded monthly basis)*

Month            2000             1999
January         (2.88)             N/A
February        (1.04)             N/A
March           (4.46)             N/A
April            1.47              N/A
May             12.16              N/A
June                               N/A
July                               N/A
August                             N/A
September                          N/A
October                          (0.66)
November                          2.36
December                         (6.45)
Year             4.51            (4.88)

Name of Pool:  Atlas Futures Fund, LP
How Offered:  Publicly offered pursuant to
Form S-1 Registration Statement
Name of CTA:  Clarke Capital Management, Inc.
Principal Protected:  No
Date of Inception of trading:  October, 1999
Aggregate Subscriptions:   $3,126,084
Net Asset Value of the pool: $3,216,018 on total units outstanding: 3,235 NAV Per Unit: $994.13
Largest Monthly Draw-Down**:  12-99/6.45%
Worst Peak-to-Valley Draw-Down***:  12-99 to 3-00/14.10%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                         The Commodity Trading Advisor

Clarke Capital Management, Inc.

Clarke Capital Management, Inc. ("AIM"), an Illinois corporation, is the Commodity Trading Advisors (the "CTA" or "CCM"), and its Main Business Office and main business telephone are: 216 S. Vine Street, Hinsdale, Illinois
60521; (630) 323-5913. The books and records of the CTA will be kept and made available for inspection at the Main Business Office.

BUSINESS BACKGROUND

The business background of the CTA and its principal for at least five (5) years is as follows:

Mr. Clarke spent the period of 2/83 through 2/85 as an independent contractor trading equities and options for Rice, Naegele & Associates of Chicago, a firm involved in private speculation. From 2/85 through 3/89, Mr. Clarke as an independent contractor traded equities and options in a firm account of Shatkin Investment Corp., then a clearing member of the Chicago Board Options Exchange. From 3/89 to 11/89, Mr. Clarke as an independent contractor, traded equities and options in a firm account of French-American Securities, a private investment company based in Chicago. From 11/89 to December 9, 1993, Mr. Clarke was self-employed; developing methods to trade futures and other commodity interests and trading various personal accounts. As of December 9, 1993, Mr. Clarke has been employed as an Associated Person and principal of Clarke Capital Management, Inc., a registered Commodity Trading Advisor.

Clarke Capital Management, Inc. was incorporated in September 1993 for the purpose of acting as a Commodity Trading Advisor. CCM was registered with the Commodity Futures Trading Commission on October 25, 1993. Required performance disclosure of CCM is located below under "Performance Record of the CTA".

There have never been any administrative, civil, or criminal proceedings against Clarke Capital Management, Inc. or Mr. Clarke.

DESCRIPTION OF TRADING PROGRAM

The exact nature of CCM's trading strategy is proprietary and confidential. The following description is of necessity general and is not intended to be all-inclusive.

Although the five programs offered by CCM differ in certain respects, they share a number of common elements. Under all five Programs, CCM's trading strategy is strictly technical in nature. No fundamental analysis is used. The strategy was developed from analysis of patterns of actual price movements, and is not based on analysis of supply and demand factors, general economic factors, or world events. CCM has conducted analysis of these price patterns to determine procedures for initiating and liquidating positions in the markets in which it trades.

The general trading strategy of all five CCM Programs is trend following. Most, but not all, trade initiations and liquidations are in the direction of the trend. CCM employs techniques that utilize a number of trading models acting independently. Each model generates it own entry and exit signals and trades both sides of the market (long and short). With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program. CCM reserves the right to make adjustments in the exact entry or exit price a model uses from program to program in order to attempt to reduce the impact of slippage from large block orders being executed at the same price. The models vary from intermediate through long-term to very long-term in time-frame focus and testing has been done in order to select only those models that have good performance characteristics across a wide range of conditions and complementary performance with all other models in a program. None of the models has been custom tailored to any individual market or group of markets.
PERFORMANCE RECORD OF THE CTA
The information presented in Performance Capsules 1 through 5 is presented on a pro-forma basis in that the percentage rate of return displayed is calculated using an annual management fee of 1.8% and an incentive fee of 25%. Brokerage fees and all other charges are included in all calculations as actually charged. The performance data in Performance Capsules #6 and #7 are based solely on those accounts that pay fees. Accounts of the General Partner and of Mr. Clarke invested in these funds do not pay fees and are excluded from the presentation.

The following are the fees used in constructing the presentations of Performance Capsules 1 through 5:

(1) 1.8% per annum management fee. This is calculated on a monthly basis at a rate of .15% of the Gross Ending Equity for the month and deducted quarterly.

(2) 25% trading advisor incentive fee. This is calculated and deducted quarterly as a percentage of the Gross Trading Performance Plus Interest ("GTPPI") minus any Carryforward Loss.

The fees deducted from capsule #6 are 0% management fee and 25% incentive fee. Accounting fees of 0.25% are also deducted. The fees deducted from capsule #7 are 2% administration and management fees and 25% incentive fees.

Clarke Capital Management, Inc. - Domestic Diversified Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           Clarke Capital Management, Inc. - Domestic Diversified Program
                              Percentage Rate of Return
                      (Computed on a compounded monthly basis)*
   2000
(Jan - May)   1999      1998      1997      1996      1995      1994      1993
   1.87       6.51     15.86     13.76     13.84     18.76      3.51     (0.01)

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Domestic Diversified Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  December, 1993
Accounts Under Management:  1
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value):  $130,808
Total Assets Traded Pursuant to Program (Nominal Value): $198,820 Worst Monthly Percentage Draw-down**: 4-98/12.09%
Worst Peak-to-Valley % Draw-down***:  2-97 to 4-98/22.14%
Number of Accounts Closed with Profit:  17
Number of Accounts Closed with Loss:  4

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Worldwide Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Worldwide Program
           Percentage Rate of Return
      (Computed on a compounded monthly basis)*

2000 (Jan - May)       1999        1998        1997        1996
      7.52            12.64       33.09       24.65       44.53

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Worldwide Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  January, 1996
Accounts Under Management:  120
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value): $42,876,204 Total Assets Traded Pursuant to Program (Nominal Value): $68,319,131 Worst Monthly Percentage Draw-down**: 12-96/8.48%
Worst Peak-to-Valley % Draw-down***:  9-99 to 12-99/10.59%
Number of Accounts Closed with Profit:  33
Number of Accounts Closed with Loss:  6

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Global Basic Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Global Basic Program
              Percentage Rate of Return
       (Computed on a compounded monthly basis)*

2000 (Jan - May)     1999        1998        1997        1996
     12.22           6.95       42.42       52.22       152.52

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Global Basic Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  February, 1996
Accounts Under Management:  146
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value): $10,064,756 Total Assets Traded Pursuant to Program (Nominal Value): $14,342,303 Worst Monthly Percentage Draw-down**: 12-96/18.91%
Worst Peak-to-Valley % Draw-down***:  7-99 to 4-00/25.40%
Number of Accounts Closed with Profit:  131
Number of Accounts Closed with Loss:  45

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Global Magnum Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Global Magnum Program
              Percentage Rate of Return
       (Computed on a compounded monthly basis)*

2000 (Jan - May)    1999         1998           1997
      9.69          2.39        46.01          25.18

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Global Magnum Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  August, 1997
Accounts Under Management:  54
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value): $7,509,999 Total Assets Traded Pursuant to Program (Nominal Value): $9,891,546 Worst Monthly Percentage Draw-down**: 10-97/9.89%
Worst Peak-to-Valley % Draw-down***:  7-99 to 3-00/18.60%
Number of Accounts Closed with Profit:  48
Number of Accounts Closed with Loss:  27

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. Clarke Capital Management, Inc. - Millennium Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Millennium Program
            Percentage Rate of Return
      (Computed on a compounded monthly basis)*

2000 (Jan - May)      1999            1998
      7.60            5.85           37.29

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Millennium Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  January, 1998
Accounts Under Management:  12
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value): $22,327,044 Total Assets Traded Pursuant to Program (Nominal Value): $26,115,017 Worst Monthly Percentage Draw-down**: 4-98/12.68%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/21.38%
Number of Accounts Closed with Profit:  3
Number of Accounts Closed with Loss:  1

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Orion Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Orion Program
          Percentage Rate of Return
    (Computed on a compounded monthly basis)*

2000 (Jan - May)       1999 (Jul - Dec)
     10.67                   (4.19)

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Orion Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:    July, 1999
Accounts Under Management:  4
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value):  $743,490
Total Assets Traded Pursuant to Program (Nominal Value): $1,004,972 Worst Monthly Percentage Draw-down**: 1-00/5.04%
Worst Peak-to-Valley % Draw-down***:  7-99 to 1-00/9.02%
Number of Accounts Closed with Profit:  3
Number of Accounts Closed with Loss:  4

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - MJC Aggressive Multi-Sector Fund, L.P. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - MJC Aggressive Multi-Sector Fund, L.P.
                     Percentage Rate of Return
             (Computed on a compounded monthly basis)*

2000 (Jan - May)     1999       1998       1997       1996       1995
     10.56          10.43      61.99      51.89      108.64     17.54

Name of Pool:  MJC Aggressive Multi-Sector Fund, L.P.
Type of Pool:   Privately offered to accredited investors
Inception of Trading:  July, 1995
Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Aggregate Gross Additions:   $8,130,000 (Apr 00)
Aggregate Gross Withdrawals:  $8,000,000 (Apr 00)
Current Net Asset Value:   $9,105,217 (Apr 00)
Worst Monthly Percentage Draw-down**:  12-96/11.07%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/11.20%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Triumph Futures Fund - Clarke Venture LLC PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Triumph Futures Fund - Clarke Venture LLC
                          Percentage Rate of Return
                  (Computed on a compounded monthly basis)*

2000 (Jan - May)       1999         1998 (Sep - Dec)
      8.35            (0.16)              14.74

Name of Pool:  Triumph Futures Fund - Clarke Venture LLC
Type of Pool:   Offshore Fund
Inception of Trading:  September, 1998
Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Current Net Asset Value:   $592,650 (Apr 2000)
Worst Monthly Percentage Draw-down**:  5-99/6.08%
Worst Peak-to-Valley % Draw-down***:  1-99 to 5-99/16.21%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

     Performance Record Of Other Programs Sponsored By The General Partner

The following is a summary of the prior performance of the other programs sponsored by the general partner and its affiliates.

Performance Record of Bromwell Financial Fund, Limited Partnership

Mrs. Pacult serves as an individual general partner and as the principal of a corporate general partner, Belmont Capital Management, Inc., both of which manage another commodity pool called Bromwell Financial Fund, Limited Partnership. Bromwell is traded by Ansbacher Investment Management, Inc.

Bromwell pays various expenses in relation its operation including:

a monthly management fee of 1/12 of 1%, or 1% annually, to its trading advisor a monthly management fee of 1/4 of 1%, or 3% annually, to its corporate general partner a quarterly incentive fee of 20% on all new net profits to its trading advisor a monthly trading fee of 11/12%, or 11% annually, to its introducing broker.

Bromwell Financial Fund, LP has not yet commenced business. Accordingly, it has no performance history.

Performance Record of Fremont Fund, Limited Partnership
In addition to the Partnership, Ms. Pacult is the principal of another general partner, Pacult Asset Management, Inc., which manages another commodity pool called Fremont Fund, Limited Partnership. Fremont Fund Limited Partnership is traded by Bell Fundamental Futures, L.L.C.

Fremont Fund pays various expenses in relation its operation including a management fee to its CTA and general partner of 4% and 2% annually, respectively, charged 1/12th monthly, and a quarterly incentive fee of 15% of all New Net Profits. In addition, the fund pays 1% per month (12% per year) for trading.

The following capsule shows the past performance of the Fremont Fund, LP for the period from inception of trading in November, 1996, through May, 2000. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

    Fremont Fund, Limited Partnership
        Percentage Rate of Return
(Computed on a compounded monthly basis)*

2000 (Jan - May)       1999         1998        1997           1996
    (7.60)            (5.87)      (11.15)     (12.21)         (6.69)

Name of Pool:  Fremont Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of CTA: Bell Fundamental Futures, L.L.C.
Principal Protected:  No
Date of Inception of trading:  November, 1996
Net Asset Value of the pool:  $449,023 on total
units outstanding: 754.6
NAV Per Unit:  $595.03
Largest Monthly Draw-Down**:  12-96/8.83%
Worst Peak-to-Valley Draw-Down***:  11-96 to 5-00/41.0%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record of Auburn Fund, Limited Partnership

In addition to the Partnership, Mrs. Pacult serves as the principal of a corporate general partner, Pacult Asset Management, Inc., which manages a commodity pool called Auburn Fund, Limited Partnership. Auburn Fund, LP is offered via a private placement memorandum pursuant to Rule 506 of Regulation D and commenced trading in April, 1998. The fund is traded by Ansbacher Investment Management, Inc., Bell Fundamental Futures, LLP., SMO Capital Management, Inc. and Creative Capital Management, Inc.

Auburn Fund pays various expenses in relation its operation including:

a monthly management fee of 1/4 of 1%, or 3% annually, to its trading advisors a monthly management fee of 1/4 of 1%, or 3% annually, to its corporate general partner a quarterly incentive fee of 15% on all new net profits to its trading advisors a monthly trading fee of _%, or 9% annually, to its introducing broker.

The following capsule shows the past performance of Auburn Fund, LP for the period from inception of trading in November, 1996, through May, 2000. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    Auburn  Fund, Limited Partnership
       Percentage Rate of Return
(Computed on a compounded monthly basis)*

2000 (Jan - May)        1999           1998
   (12.61)             (6.21)         (7.75)

Name of Pool:  Auburn Fund, LP
How Offered:  Privately offered pursuant to
Regulation D 506 offering
Name of CTA:  Ansbacher, Bell, SMO and Creative
Principal Protected:  No
Date of Inception of trading:  April, 1998
Net Asset Value of the pool:  $1,540,224 on total
units outstanding: 2,308
NAV Per Unit:  $667.28
Largest Monthly Draw-Down**:  4-00/13.59%
Worst Peak-to-Valley Draw-Down***:  4-98 to 4-00/34.66%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                                Use Of Proceeds

Prior to the delivery of a new Partner's funds to the Partnership, a six percent (6%) selling commission will be deducted and paid to Futures Investment Company. Because Partners, who came into the Partnership before the new Partner, advanced all of the Partnership's offering expenses, the new Partner's subscription proceeds will be further reduced to reimburse the prior Partners for the new Partner's pro-rata share of the Partnership's offering expenses. Subject to the right of the General Partner to suspend sales at anytime, as additional subscriptions are received, the new Partner's Capital Account will be increased to reimburse him for the amount of offering expenses to be paid, pro-rata, by subsequently admitted Partners.
Federal Income Tax Aspects

Once Mrs. Pacult became a general partner, the sole corporate general partner was relieved of the responsibility to:

- make an investment equal to 1% of the total net asset value in the Partnership, and

-  maintain a net worth of the smaller of either:

- 15% of the first $2,500,000 of the capital invested in the Partnership, or

-    $250,000, and 10% of all capital invested above $2,500,000.

The Partnership's tax status has not been confirmed by an IRS ruling. No such ruling has been or will be requested on behalf of the Partnership. If the Partnership were taxed as a corporation for Federal income tax purposes in any taxable year(s),

-  the Partnership's income or loss would not be passed through to investors

-  the Partnership would be taxed at corporate rates

- all or a portion of any distributions made to investors would be taxed to them as dividend income, and

- the amount of such distributions would not be deductible by the Partnership in computing its taxable income.

If Mrs. Pacult resigns and the Partnership is managed solely by corporate general partners, the 1% investment in the Partnership and the substantial net worth test will be required of the general partners. Mrs. Pacult intends to resign as a general partner once Ashley Capital Management, Inc. has sufficient net assets to satisfy these guidelines. After such time, Ashley will use its best efforts to maintain its net worth in compliance with these guidelines. However, this cannot be assured. When Ashley becomes the sole general partner, it will use its best efforts to meet the above financial obligations or otherwise satisfy the requirements necessary to permit the Partnership to be taxed as a partnership.

See Federal Income Tax Aspects on page 39 of the Prospectus dated September 3, 1999 for a complete description of other material tax issues.


         [The balance of this page has been intentionally left blank]

*******************************************************************************

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                              FOR THE YEAR ENDED
                               DECEMBER 31, 1999
                       (With Auditors' Report Thereon)








                               GENERAL PARTNER:
                        Ashley Capital Management, Inc.
                           % Corporate Systems, Inc.
                           101 North Fairfield Drive
                       Dover, Kent County, Delaware 19901


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                         YEAR ENDED DECEMBER 31, 1999



                               TABLE OF CONTENTS


                                                      Page

Independent Auditors' Report                          F-1

Financial Statements -
      Balance Sheet                                   F-2

      Statement of Operations                         F-3

      Statement of Partners' Equity                   F-4

      Statement of Cash Flows                         F-5

      Notes to Financial Statements                F-6 - F-10

      Letter of Attestation                           F-11


To The Partners
Atlas Futures Fund, Limited Partnership
Dover, Kent County, Delaware


                         INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheet of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 1999, and the related statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Accountants:  Frank L. Sassetti & Co.
              Certified Public Accountants


Date:  March 21, 2000             By:
                                      Frank L. Sassetti & Co.
                                      Certified Public Accountants

                                      F-1


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                                 BALANCE SHEET

                               DECEMBER 31, 1999



                                    ASSETS


                                                       1999

Cash  (Note 7)                                       $   62,749
United States Treasury Obligations (Note 6)             691,109
Accrued interest receivable                               6,497
Due from limited partners                               192,665
Equity in Commodity Futures Trading Accounts -
      Cash (Note 6)                                     790,465
      Net unrealized gain on open
       commodity futures contracts  (Note 8)              3,580

                                                     $1,747,065



                       LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
      Accrued commissions payable                    $    2,895
      Accrued management fees payable                     7,502
      Accrued incentive fees payable                      6,573
      Accrued accounting fees payable                     1,477
      Commissions payable - introducing broker           19,126


            Total Liabilities                            37,573


PARTNERS' CAPITAL
      Limited partners - (1738.589 units)             1,659,249
      General partner - (52.645 units)                   50,243

            Total Partners' Capital                   1,709,492


                                                     $1,747,065


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                            STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1999



                                                         1999

REVENUES
      Realized gain from trading in futures          $  37,130
      Realized gain on exchange rate fluctuation             8
      Changes in unrealized gains on
       open commodity futures contracts                  3,580
      Interest income                                    8,709


            Total Revenues                              49,427


EXPENSES
      Commissions                                       18,953
      Management fees                                    8,816
      Incentive fees                                     6,573
      Professional accounting and legal fees             4,968
       Organization costs                                1,200
      Other operating and administrative expenses          257


            Total Expenses                              40,767


NET INCOME                                        $   8,660


NET INCOME -
      Limited partnership unit                       $    6.29

      General partnership unit                       $   19.04




                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1999



                         Limited          General            Total
                         Partners         Partners       Partners' Equity
                     Amount    Units   Amount   Units    Amount     Units


Balance -
 December 31, 1998  $                  $ 1,647   2.00   $    1,647    2.00


 Additions of
  1789.234 units     1,651,584 1738.59  47,601  50.64    1,699,185 1789.23


 Net income              7,665             995  52.64        8,660 1791.23


 December 31, 1999  $1,659,249 1738.59 $50,243  52.64   $1,709,492 1791.23


Value per unit                                                     $954.37



Total partnership units                                            1791.23




                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                            STATEMENT OF CASH FLOWS

                     FOR THE YEAR ENDED DECEMBER 31, 1999



                                                       1999

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                       $    8,660
  Adjustments to reconcile net income
   to net cash used in operating activities -
    Changes in operating assets and liabilities -
      Equity in Commodity Futures
       Trading Accounts                              (794,045)
      Accrued interest receivable                      (6,497)
      U. S. Treasury Obligations                     (691,109)
      Accrued commissions payable                      22,021
      Management and incentive
       fees payable                                    14,075
      Accounting fees payable                           1,477

             Net Cash (Used in)
               Operating Activities                (1,445,418)


CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of units, net
   of sales commissions                             1,780,414
  Syndication and registration costs                  (80,941)
  Proceeds due from limited partners                 (192,665)

                        Net Cash Provided by
                          Financing Activities      1,506,808

NET INCREASE IN CASH                                   61,390

CASH -
      Beginning of period                               1,359

      End of period                                $   62,749


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999



1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            Atlas Futures Fund, Limited Partnership (the Fund) was formed January 12, 1998 under the laws of the State of Delaware. The Fund is engaged in speculative trading of futures contracts in commodities, which commenced in October, 1999. Ashley Capital Management, Inc. is the General Partner and the commodity pool operator (CPO) of Atlas Futures Fund, Limited Partnership. The commodity trading advisor (CTA) is Clarke Capital Management, who has the authority to trade so much of the Fund's equity as is allocated to it by the General Partner.

      Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

      Registration Costs - Costs incurred for the initial filings with the Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expense. Recurring registration costs, if any, will be charged to expense as incurred.

      Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

            Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.



                                      F-6


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999


1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes as of December 31, 1999.


2.      GENERAL PARTNER DUTIES

            The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.


3.      THE LIMITED PARTNERSHIP AGREEMENT

            The Limited Partnership Agreement provides, among other things, that -

      Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

                                      F-7


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999



3.      THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

      Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

            Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

      Allocation of Profit and Loss for Federal Income Tax Purposes -As of the end of each fiscal year, the Partnership's capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

      Redemption - No partner may redeem or liquidate any units until after the lapse of six months from the date of the investment. Thereafter,a Limited Partner may withdraw, subject to certain restrictions, any part or all of his units from the partnership at the net asset value per unit on the last day of any month on ten days prior written request to the General Partner. A redemption fee payable to the partnership of a percentage of the value of the redemption request is charged during the first 24 months of investment pursuant to the following schedule:

            * 4% if such request is received ten days prior to the last trading day of the month in which the redemption is to be effective the sixth month after the date of the investment in the Fund.

            * 3% if such request is received during the next seven to twelve months after the investment.

            * 2% if such request is received during the next thirteen to eighteen months.

            * 1% if such request is received during the next nineteen to twenty-fourth months.

            *      0% thereafter.



                                      F-8


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999



4.      FEES

                        The Fund is charged the following fees on a monthly basis since the commencement of trading.

            * A management fee of 3% (annual rate) of the Fund's net assets allocated to each CTA to trade will be paid to each CTA and 3% of equity to the Fund's General Partner.

            * An incentive fee of 15% of "new trading profits" will be paid to each CTA. "New trading profits" includes all income earned by each CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

            * The Fund will pay fixed commissions of 9% (annual rate) of assets assigned to be traded, payable monthly, to the Introducing Broker affiliated with the General Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.


5.      REALIZED GAIN ON EXCHANGE RATE FLUCTUATIONS

                        Certain trades executed by the Fund are denominated in foreign currencies. Gains and losses on these transactions are recorded as futures trading gains or losses at the U. S. dollar equivalent on the date the trade is settled. Exchange rate fluctuation gain or loss is reflected when residual amounts of foreign currencies are reconverted to U. S. dollars.


6.      PLEDGED ASSETS

                        The U. S. Treasury Obligations and cash in trading accounts are pledged as collateral for commodities trading on margin.


                                      F-9


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999



7.      CONCENTRATIONS OF CREDIT RISK

                        The Fund maintains its cash balances at a high credit quality financial institution. The balances may, at times, exceed federally insured credit limits.


8.      OFF BALANCE SHEET RISK

                        As discussed in Note 1, the Fund is engaged in speculative trading of futures contracts in commodities. The carrying amounts of the Fund's financial instruments and commodity contracts generally approximate their fair values at December 31. Open commodity contracts had a gross contract value of $1,770,800 on short positions at December 31, 1999.

                        Although the gross contract values of open commodity contracts represent market risk, they do not represent exposure to credit risk, which is limited to the current cost of replacing those contracts in a gain position. The unrealized gain on open commodity futures contracts at December 31, 1999 was $3,580.




                                     F-10

*******************************************************************************
                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

             FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)
                     AND THE YEAR ENDED DECEMBER 31, 1999
                        (With Auditors' Report Thereon)


                               GENERAL PARTNER:
                        Ashley Capital Management, Inc.
                           % Corporate Systems, Inc.
                           101 North Fairfield Drive
                      Dover, Kent County, Delaware 19901

To The Partners
Atlas Futures Fund, Limited Partnership
Dover, Kent County, Delaware


INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying balance sheet of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 1999, and the related statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Accountants: Frank L. Sassetti & Co.
 Certified Public Accountants


Date:   March 21, 2000    By:  /s/ Frank L. Sassetti & Co.
                  Frank L. Sassetti & Co.
                       Certified Public Accountants


ATLAS FUTURES FUND, LIMITED PARTNERSHIP
(A Delaware Limited Partnership)

BALANCE SHEET

MARCH 31, 2000 AND DECEMBER 31, 2000


ASSETS
2000 (Unaudited)    1999

Cash (Note 7)       $93,902      $62,749
United States Treasury Obligations ( Note 6)       1,183,499
691,109
Accrued interest receivable       10,711      6,497
Due from limited partners       15,000      192,665
Equity in Commodity Futures Trading Accounts -
Cash (Note 6)     685,765      790,465
Net unrealized gain on open commodity futures contracts (Note 8)
25,740      3,580

 $2,014,617      $1,747,065


LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
Accrued commissions payable     $5,055      $2,895
Accrued management and incentive fees payable     4,353
14,075
Accrued accounting and auditing fees payable     6,112
1,477
Commissions payable - introducing broker     9,900      19,126
Partner redemption payable     4,125      -

          Total Liabilities     29,545      37,573


PARTNERS' CAPITAL
Limited partners - (2224.073 and 1738.589 units)     1,939,171
1,659,249
   General partner - (52.645 units)     45,901      50,243

          Total Partners' Capital     1,985,072      1,709,492

 $2,014,617      $1,747,065

ATLAS FUTURES FUND, LIMITED PARTNERSHIP
(A Delaware Limited Partnership)

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2000
AND THE YEAR ENDED DECEMBER 31, 1999


2000 (Unaudited)    1999

REVENUES
Realized gain (loss) from trading in futures     $(142,397)
$37,130
Realized gain on exchange rate fluctuation     679      8
Changes in unrealized gains on open commodity
    futures contracts     19,885      3,580
Interest income     18,899      8,709

          Total Revenues     (102,934)     49,427


EXPENSES
Commissions      $37,528      $18,953
Management and incentive fees     15,262      15,389
Professional accounting and legal fees     14,495      4,968
Organization costs     -        1,200
Other operating and administrative expenses     1,582      257

          Total Expenses     68,867      40,767

NET INCOME (LOSS)       $(171,801)     $8,660

NET INCOME (LOSS) -
Limited partnership unit     $(85.50)     $6.29

General partnership unit     $(82.48)     $9.04


STATEMENT OF PARTNERS' EQUITY


FOR THE THREE MONTHS ENDED MARCH 31, 2000

AND THE YEAR ENDED DECEMBER 31, 1999




Limited Partners        General Partners        Total
Partners' Equity
Amount    Units    Amount    Units    Amount
  Units

Balance -

December 31, 1998     $-            $1,647     2.00
   $1,647      2.00

Addition of         1789.234 units     1,651,584     1738.59
47,601     50.64     1,699,185     1789.23

Net income     7,665          995
8,660      -

December 31, 1999     1,659,249      1,738.59      50,243
  52.64     1,709,492      1,791.23

Addition of 461.557 units (unaudited)     452,754      491.56
   -        -        452,754      491.56

Withdrawal of 6.073 units (unaudited)     (5,373)     (6.07)
   -        -        (5,373)     (6.07)

Net Loss (unaudited)     (167,459)         (4,342)
     (171,801)     -

March 31, 2000 (unaudited)     $1,939,171      2,224.08
$45,901      52.64      $1,985,072      2,276.72


              2000 (Unaudited)    1999

Value per unit
$871.90      $954.37

   Total partnership units
   2,276.72      1,791.23

ATLAS FUTURES FUND, LIMITED PARTNERSHIP
(A Delaware Limited Partnership)

STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2000
AND THE YEAR ENDED DECEMBER 31, 1999


  2000 (Unaudited)    1999
CASH FLOWS FROM OPERATIONS
Net income (loss)         $(171,801)     $8,660
Adjustments to reconcile net income (loss) to net cash

used in operating activities -
Changes in operating assets and liabilities -
Equity in Commodity Futures Trading Accounts     82,540
(794,045)
Accrued interest receivable     (4,214)     (6,497)
U.S. Treasury Obligations     (492,390)     (691,109)
Accrued commissions payable     (7,066)     22,021
Management and incentive fees payable     (9,722)     14,075
Accounting and auditing fees payable     4,635      1,477
Partner redemption payable     4,125      -

          Net Cash (Used in) Operating Activities     (593,893)
(1,445,418)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of units, net of sale commissions
452,754      1,780,414
Syndication and registration costs             (80,941)
Proceeds due from limited partners         177,665
(192,665)
Partner redemption         (5,373)

          Net Cash Provided by Financing Activities     625,046
1,506,808

NET INCREASE IN CASH           31,153      61,390

CASH -
Beginning of period         62,749      1,359

End of period         93,902      62,749

                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Delaware Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

              MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999


1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Atlas Futures Fund, Limited Partnership (the Fund) was formed January 12, 1998 under the laws of the State of Delaware. The Fund is engaged in speculative trading of futures contracts in commodities, which commenced in October, 1999. Ashley Capital Management, Inc. is the General Partner and the commodity pool operator (CPO) of Atlas Futures Fund, Limited Partnership. The commodity trading advisor (CTA) is Clarke Capital Management, who has the authority to trade so much of the Fund's equity as is allocated to it by the General Partner.

Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

Registration Costs - Costs incurred for the initial filings with the Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expense. Recurring registration costs, if any, will be charged to expense as incurred.

Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

     Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes as of December 31, 1999.

2.  GENERAL PARTNER DUTIES

     The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

3.  THE LIMITED PARTNERSHIP AGREEMENT

     The Limited Partnership Agreement provides, among other things, that -

Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

     Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.


3.  THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

Redemption - No partner may redeem or liquidate any Units until after the lapse of six months from the date of the investment. Thereafter, a Limited Partner may withdraw, subject to certain restrictions, any part or all of his units from the Partnership at the Net Asset Value per Unit on the last day of any month with ten days prior written request to the General Partner. A redemption fee payable to the Partnership of a percentage of the value of the redemption request is charged during the first 24 months of investment pursuant to the following schedule:

4% if such request is received ten days prior to the last trading day of the sixth month after the date of the partner's investment in the Fund

3% if such request is received during the seventh to twelfth month after the investment.

2% if such request is received during the thirteenth to eighteenth month.

1% if such request is received during the nineteenth to twenty-fourth month.

0% thereafter.

4.  FEES

     The Fund is charged the following fees on a monthly basis since the commencement of trading.

A management fee of 3% (annual rate) of the Fund's net assets allocated to each CTA to trade will be paid to each CTA and 3% of equity to the Fund's General Partner.

4.  FEES - CONTINUED

An incentive fee of 15% of "new trading profits" will be paid to each CTA. "New trading profits" includes all income earned by each CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter of a year when the Fund experienced a loss.

The Fund will pay fixed commissions of 9% (annual rate) of assets assigned to be traded, payable monthly, to the Introducing Broker affiliated with the General Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.

5.  REALIZED GAIN ON EXCHANGE RATE FLUCTUATIONS

     Certain trades executed by the Fund are denominated in foreign currencies. Gains and losses on these transactions are recorded as futures trading gains or losses at the U. S. dollar equivalent on the date the trade is settled. Exchange rate fluctuation gain or loss is reflected when residual amounts of foreign currencies are reconverted to U. S. dollars.

6.  PLEDGED ASSETS

        The U. S. Treasury Obligations and Cash in trading accounts are pledged as collateral for commodities trading on margin.

7.  CONCENTRATIONS OF CREDIT RISK

     The Fund maintains its cash balances at a high credit quality financial institution. The balances may, at times, exceed federally insured credit limits.

8.  OFF BALANCE SHEET RISK

     As discussed in Note 1, the Fund is engaged in speculative trading of futures contracts in commodities. The carrying amounts of the Fund's financial instruments and commodity contracts generally approximate their fair values at December 31. Open commodity contracts had gross contract value of $1,770,800 on short positions at December 31, 1999. Open commodity contracts had gross contract value of $2,688,255 on long positions and $4,860,263 on short positions at March 31, 2000.

     Although the gross contract values of open commodity contracts represent market risk, they do not represent exposure to credit risk, which is limited to the current cost of replacing those contracts in a gain position. The unrealized gain on open commodity futures contracts at March 31, 2000 and December 31, 1999 was $19,885 and $3,580, respectively.